                                                                    EXHIBIT 10.7


                                    NET LEASE







                                    LANDLORD:

                                PRETTY M.T., L.P.
                         A DELAWARE LIMITED PARTNERSHIP







                                     TENANT:

                       SPECTRUM INTEGRATED SERVICES, INC.
                             D/B/A SOFTWARE SPECTRUM
                               A TEXAS CORPORATION










                                 5201 RUFE SNOW
                           NORTH RICHLAND HILLS, TEXAS

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               SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS

THIS SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS (this "SUMMARY") is hereby incorporated into and made a part of the Net Lease attached hereto which pertains to the Premises described in Section 1.3 of this Summary. All references in the Lease to the "Lease" shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given to such terms in the Lease.

1.1      LANDLORD'S ADDRESS:        PRETTY M.T., L.P.
                                    a Delaware limited partnership
                                    17440 N. Dallas Parkway, Suite 230
                                    Dallas, Texas  75287
                                    Attn: Mr. Leon Backes

1.2      TENANT'S ADDRESS:          SPECTRUM INTEGRATED SERVICES, INC.
                                    D/B/A SOFTWARE SPECTRUM
                                    a Texas corporation
                                    2140 Merritt Drive
                                    Garland, Texas 75041
                                    Attn.: Facilities Director

1.3 PREMISES: An area which the parties hereto hereby stipulate and agree consists of 73,240 rentable square feet of space and is more particularly described in the Exhibit A attached to the Lease (the "INITIAL PREMISES") located in that certain building (the "BUILDING") having an address of 5201 Rufe Snow, North Richland Hills, Texas, and which Building is located on the land (the "LAND") more particularly described in the Exhibit B attached to the Lease (the Land, the Building and all other improvements now or hereafter located on the Land are herein collectively referred to as the "PROJECT"). As used in the Lease, the term "Premises" shall mean the Initial Premises together with any other space in the Project hereafter leased to Tenant pursuant to the terms and provisions of the Lease and the Exhibits attached thereto. The common area or multi-tenant add on factor for the Project is 1%.

1.4 COMMENCEMENT DATE: For the portion of the Initial Premises depicted as "Portion 1" on Exhibit A-1, the earlier to occur of August 1, 2000 and the date upon which Tenant actually commences to do business in such portion of the Initial Premises. For the portion of the Initial Premises depicted as "Portion 2" on Exhibit A-2, the earlier of October 15, 2000 and the date upon which Tenant actually commences to do business in such portion of the Initial Premises. For the portion of the Initial Premises depicted as "Portion 3" on Exhibit A-3, the earlier of February 15, 2001 and the date upon which Tenant actually commences to do business in such portion of the Initial Premises. For purposes hereof, Tenant's early entry on the Premises in accordance with Section
2.0 of this Summary shall not be deemed to constitute doing business in the Premises.

1.5 RENT COMMENCEMENT DATE: For the portion of the Initial Premises depicted on Exhibit A-1, the earlier to occur of August 1, 2000 and the date upon which Tenant actually commences to do business in such portion of the Initial Premises. For the portion of the Initial Premises depicted on Exhibit A-2, the earlier to occur of October 15, 2000 and the date upon which Tenant actually commences to do business in such portion of the Initial Premises. For the portion of the Initial Premises depicted on Exhibit A-3, the earlier to occur of February 15, 2001 and the date upon which Tenant actually commences to do business in such portion of the Initial Premises. For purposes hereof, Tenant's early entry on the Premises in accordance with Section 2.0 of this Summary shall not be deemed to constitute doing business in the Premises.

1.6 LEASE EXPIRATION DATE: The last day of the eighty-seventh (87th) full calendar month after the first Rent Commencement Date set forth in Section 1.5 of the Summary, which the parties anticipate to be October 31, 2007.

1.7      ANNUAL RENT:

         (a) For the period commencing on first Rent Commencement Date set forth in Section 1.5 of the Summary through the 90th day after the first Rent Commencement Date, Annual Rent shall be payable at the rate of $0.00 per annum;

         (b) For the period commencing on the 91st day after the first Rent Commencement Date set forth in Section 1.5 of the Summary through the last day of the 15th full calendar month after the first Rent Commencement Date, Annual Rent shall be payable at the rate of $9.50 per rentable square foot on an annual basis for each rentable square foot of the Initial Premises; and

         (c) For the period from the first day of the sixteenth (16th) full calendar month after the first Rent Commencement Date set forth in Section 1.5 of the Summary Date through the last day of the eighty-seventh (87th) full calendar month after the first Rent Commencement Date set forth in Section 1.5 of the Summary, Annual Rent shall be payable at the rate of $12.00 per rentable square foot on an annual basis for the Premises).

         (d) Landlord and Tenant acknowledge that Tenant intends to occupy the Initial Premises in three (3) stages at the dates set forth in Section 1.5 of the Summary. The "free rent" set forth in Section 1.7(a) above shall only apply to the portion of the Initial Premises occupied by Tenant during the first ninety (90) days following the first Rent Commencement Date set forth in Section
1.5 of the Summary. For example, if completion of the Tenant Improvements (as defined in Exhibit L attached hereto) is accomplished and Tenant occupies the Initial Premises in stages on the actual dates set forth Section 1.5 of the Summary, then Tenant shall be entitled to "free rent" with respect to the portion of the Initial Premises depicted on Exhibit A-1 for the time period from August 1, 2000 through October 31, 2000, Tenant shall be entitled to "free rent" with respect to the portion of the Initial Premises depicted on Exhibit A-2 for the time period from October 15, 2000 through October 31, 2000, and Tenant shall not be entitled to any "free rent" with respect to the portion of the Initial Premises depicted on Exhibit A-3.

1.8 PERMITTED USE: The Premises may be used for general office use including the operation of a telephone call center.

1.9 DEFAULT INTEREST RATE: The lesser of the following: (a) the rate announced from time to time by Citibank, N.A. or, if Citibank, N.A. ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest(as measured by deposits) chartered operating bank operating in New York, as its "prime rate", "best rate", or "reference rate", plus two percent (2%) (such rate is referred to herein as the "INTEREST RATE"); or (b) the maximum rate permitted by law.

2.0 TENANT'S EARLY ACCESS TO THE INITIAL PREMISES. Subject to the provisions of Section 12.3 of this Lease, Tenant shall have the right to enter the Initial Premises prior to the Commencement Date, but no sooner than June 5, 2000, for the purpose of installing Tenant's interior construction improvements and its equipment and furnishings in the Initial Premises as further described herein.

2.1      SECURITY DEPOSIT. None.

                                    NET LEASE

         THIS NET LEASE (this "LEASE"), which includes the preceding Summary of Basic Lease Information and Definitions (the "SUMMARY") attached hereto and incorporated herein by this reference, is made as of April 28, 2000 (the "EFFECTIVE DATE"), between PRETTY M.T., L.P., a Delaware limited partnership ("LANDLORD") and SPECTRUM INTEGRATED SERVICES, INC., d/b/a SOFTWARE SPECTRUM, a Texas corporation ("TENANT").

1.       LEASE OF PREMISES.

1.1 PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon and subject to the terms, covenants and conditions contained in this Lease to be performed by each party.

1.2.     NET LEASE; NON-TERMINABILITY.

         (a) This is a net Lease to Landlord. It is the intent of the parties hereto that the Tenant shall pay all costs and expenses relating to the use, operation, maintenance and repair of the Premises and the business of Tenant carried on therein (including, without limitation, taxes and insurance, utility and maintenance costs) unless otherwise expressly provided in this Lease. Any amount or obligation herein relating to the use and occupancy of the Premises by Tenant which is not expressly stated herein to be an obligation of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant's expense. Except as expressly provided in this Lease, Annual Rent, additional rent and all other sums payable hereunder by Tenant shall be paid without notice, demand, setoff, counterclaim, abatement, suspension, deduction or defense.

         (b) Except as may be expressly provided in this Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to any abatement of Rent (as defined in Section 3.2 below), nor shall the obligations of Tenant under this Lease be affected by reason of (i) any damage to or destruction of all or any part of the Premises from whatever cause; (ii) the taking of the Premises or any portion thereof by condemnation, requisition or otherwise; (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Premises, or any interference with such use other than by Landlord or any of Landlord's agents or employees; (iv) Tenant's acquisition or ownership of all or any part of the Premises; (v) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties; or (vi) the failure of Landlord to deliver possession of the Premises on the dates set forth in
Section 12.1. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Annual Rent, the additional rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirements to pay or perform the same shall have been suspended or terminated pursuant to an express provision of this Lease.

         (c) Tenant agrees that it will remain obligated under this Lease in accordance with its terms and that it will not (except as expressly permitted herein) take any action to terminate, rescind or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, or winding-up or other proceeding affecting Landlord or its successors in interest.

         (d) Except as otherwise permitted in this Lease or under applicable law, Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (ii) to any abatement, suspension, deferment, offset, or reduction of the Annual Rent, additional rent or any other sums payable under this Lease.

2.       TERM.

2.1 TERM. The initial term of this Lease (the "INITIAL TERM") shall commence upon the Commencement Date and shall expire on the Lease Expiration Date, unless sooner terminated. As used in this Lease, the "Term" shall mean the Initial Term together with any renewal thereof, whether pursuant to the terms of this Lease or otherwise by a written agreement thereof executed by Landlord and Tenant.

2.2 DELIVERY OF POSSESSION. Landlord agrees to deliver possession of the Initial Premises upon substantial completion of the work described in Section
12.1 herein below and in Exhibit K-1 attached hereto. When Landlord has substantially completed such work, Tenant agrees to proceed with due diligence to perform the work described in Section 12.2 herein below and in Exhibit L attached hereto, all of such work to be performed in compliance with the terms of this Lease.

2.3 OPTION TO EXTEND. Tenant shall have two (2) consecutive options (the "EXTENSION OPTIONS") to extend the Term and Lease Expiration Date for a period (the "OPTION PERIODS") of not less than three (3) years but up to seven (7) years per option, each such period commencing upon the then-current Lease Expiration Date upon the same terms and conditions as are applicable for the Premises under the Lease for the Initial Term, except for the amount of Annual Rent payable under this Lease (which amount shall be determined as set forth below). An Extension Option may be validly exercised only by notice in writing received by Landlord not later than one hundred eighty (180) days prior to commencement of the applicable Option Period; provided, however, that the applicable Extension Option may be validly exercised only if no uncured Tenant default exists as of the date of exercise. If Tenant does not exercise an Extension Option in strict accordance with the provisions hereof or as otherwise agreed in writing by Landlord and Tenant, such Extension Option and all subsequent Extension Options shall forever terminate and be of no further force or effect. Tenant's Extension Options shall be upon all of the terms and conditions of this Lease, except that (i) the grant of any exercised Extension Option shall no longer apply; (ii) Landlord shall not be obligated to perform any work to the Premises or provide Tenant with any refurbishment or similar allowances, except as may be determined in accordance with the determination of Fair Market Rental (as defined in Section 2.4 below); and (iii) the Annual Rent during the first Option Period shall be payable at the Fair Market Rental per rentable square foot per annum, and the Annual Rent during the second Option Period shall be payable at the Fair Market Rental per rentable square foot per annum. In the event the named Tenant herein (i.e., Spectrum Integrated Services, Inc., d/b/a Software Spectrum Support Services) or any Transferee (as defined in
Section 14.4 below) following a Permitted Transfer (as defined in Section 6.9 below) shall not be in occupancy of, and conducting business in, all of the Premises, any rights granted pursuant to this Section shall be null and void. Additionally, Tenant's rights under this Section shall terminate following the occurrence of any of the following events: (a) a termination of Tenant's right to possess all or any portion of the Premises; and/or (b) any termination of this Lease.

2.4      FAIR MARKET RENTAL.

(a) For purposes hereof, "FAIR MARKET RENTAL" shall mean the base rent payable during the applicable lease period to a willing landlord by a willing tenant (neither having a compulsion to lease and Landlord having sufficient time to locate a replacement tenant), for the lease of non-sublease, non-equity real property office buildings, of like size to the Premises, of like and comparable quality to the Premises and the Building, which comparable property and improvements are located in the North Richland Hills Office Market (as hereinafter defined), taking into consideration the terms of this Lease (including, without limitation, the available parking being made available to Tenant and whether or not any Landlord's Contribution shall be payable) and the following concessions (collectively, the "CONCESSIONS"): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable property; (b) the value of interior tenant improvements and interior tenant improvement allowances provided or to be provided for such comparable property; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable property; provided, however, that in calculating the Fair Market Rental, no consideration shall be given to any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of improvements for such comparable property. As used herein, the term "NORTH RICHLAND HILLS CORRIDOR OFFICE MARKET" shall mean the area within a twenty (20) mile radius of the Building. At least six (6) months prior to the commencement of the applicable Option Period, Landlord shall notify Tenant of the Fair Market Rental as determined by Landlord (such determination by Landlord of the Fair Market Rental is herein referred to as "Landlord's Assessment"). Tenant shall, within thirty (30) days after Tenant's receipt of Landlord's Assessment, notify Landlord in writing whether Tenant accepts or rejects Landlord's Assessment. The failure of Tenant to so notify Landlord shall be deemed to be an acceptance by Tenant of Landlord's Assessment and the same shall be the Fair Market Rental. If Tenant timely delivers to Landlord written notice that Tenant does not accept Landlord's Assessment ("Tenant's Objection Notice"), the Fair Market Rental shall be determined as provided in the following subparagraph. Tenant's Objection Notice must identify Tenant's determination of the Fair Market Rental ("TENANT'S ASSESSMENT") to trigger the following appraisal process.


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

(b) If Tenant timely delivers to Landlord Tenant's Objection Notice in which Tenant's Assessment has been identified, Landlord shall have the right to accept Tenant's Assessment by giving Tenant written notice thereof within ten
(10) business days after Landlord's receipt of Tenant's Objection Notice. If Landlord does not so accept Tenant's Assessment, then Landlord and Tenant shall, within fifteen (15) days after the expiration of such ten (10) business day period, jointly appoint an independent real estate broker or other person with at least ten (10) years' commercial real estate experience in Dallas, Texas (an "APPRAISER") to determine the Fair Market Rental. If the parties are unable to agree upon an Appraiser within such fifteen (15) day period, either party may request that the Dallas office of the American Arbitration Association designate, within ten (10) days of such request, a broker with at least ten (10) years' commercial real estate experience in the Dallas-Fort Worth, Texas area to be the Appraiser for the purposes of this Section; provided, however, in no event shall such designated Appraiser be employed, or have been employed, by either Landlord or Tenant or their respective Affiliates (as defined in Section
14.5 below). Such designation shall be binding on Landlord and Tenant. Within ten (10) business days after the selection of an Appraiser, each of Landlord and Tenant shall submit to the Appraiser such party's determination of the Fair Market Rental (revised, if applicable, from any earlier determination), together with such supporting data used to make such determination. Within fifteen (15) days after the selection of the Appraiser, the Appraiser shall select the determination of the Fair Market Rental for the Option Period which is closest to such Appraiser's determination of the Fair Market Rental, and such determination shall be the Fair Market Rental for the applicable Option Period. The entire cost for the Appraiser's services shall be borne equally by Landlord and Tenant.

3.       RENT.

3.1 ANNUAL RENT. Tenant agrees to pay Landlord, as rent for the Premises, the Annual Rent designated in Section 1.7 of the Summary. The Annual Rent shall be paid by Tenant in twelve (12) equal monthly installments in advance on the first day of each and every calendar month commencing upon the Rent Commencement Date. Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

3.2 ADDITIONAL RENT. All amounts and charges payable by Tenant under this Lease in addition to the Annual Rent described in Section 3.1 above shall be considered additional rent for the purposes of this Lease, and the word "Rent" in this Lease shall include the Annual Rent and such additional rent unless the context specifically or clearly implies that only the Annual Rent is referenced. The Annual Rent and additional rent shall be paid to Landlord as provided in
Section 7, without any prior demand therefor and without any deduction or offset except as may be specified elsewhere in this Lease.

4.       TENANT'S EXPENSE PAYMENT.

4.1 TENANT'S REQUIREMENT TO PAY EXPENSES. In addition to Annual Rent, Tenant shall pay as additional rent, Tenant's Share (as defined in Section 4.3 below) of Project Expenses (as defined in Section 4.2 below). Such payment shall hereafter be referred to as "TENANT'S EXPENSE PAYMENT." Landlord may, if it elects, either deliver to Tenant periodic statements of Tenant's Expense Payment (but not more frequently than monthly) or Landlord may estimate the amount of Tenant's Expense Payment payable by Tenant for any calendar year or any portion thereof. In the event Landlord elects to provide Tenant with periodic statements of Tenant's Expense Payment, then Tenant shall pay Landlord the amount reflected on such statements within thirty (30) days of Tenant's receipt of such statements. In the event Landlord elects to estimate Tenant's Expense Payment for any calendar year, Landlord shall provide written notice of the estimate of Tenant's Expense Payment for the applicable calendar year and the monthly installment due for each month during such calendar year at least thirty (30) days prior to the date such installments become due and payable. Tenant shall pay to Landlord on the first day of each calendar month during any calendar year Landlord elects to estimate Tenant's Expense Payment, the amount of the applicable monthly installments, without demand. Landlord shall, on or before the first day of July of each calendar year, determine the actual Tenant's Expense Payment for the preceding calendar year and provide Tenant with written notice thereof. If Tenant's actual payments of estimated Tenant's Expense Payment are lesser than Tenant's share of actual Tenant's Expense Payments for such year, then Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days from the date of Landlord's notice of deficiency. Alternatively, if Tenant's actual payments of estimated Tenant's Expense Payments are greater than the actual Tenant's Expense Payment for such year, then Landlord shall credit the amount of the surplus against the next accruing installments of Tenant's Expense Payment.


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

4.2 DEFINITION OF "TENANT'S SHARE". For Project Expenses that are not reserved, allocated or dedicated to Tenant or any other tenant of the Project, the term "TENANT'S SHARE" shall mean a fraction, the numerator of which is the rentable area of the Premises and the denominator of which is the rentable area of the Project. For Project Expenses that are specifically and exclusively attributable to the Premises or to those portions of the Common Areas (as defined in Section 4.5 below) that are reserved or designated for exclusive use by Tenant, the term "TENANT'S SHARE" shall mean 100%; provided, the parties acknowledge and agree that the Exclusive Parking Area (as hereinafter defined) is not an area for which Tenant's Share shall mean 100%. In the event that during all or any portion of any calendar year the Project is not fully rented, fully occupied and/or being completely provided with standard work and/or services, Landlord shall make an appropriate adjustment of Project Expenses for such year, employing sound accounting and management principles, to determine the Project Expenses that would have been paid or incurred by Landlord had the Project been fully rented and/or occupied, and the amount so determined shall be deemed to have been the Project Expenses for such year.

4.3 DEFINITION OF "PROJECT EXPENSES". As used herein, the term "PROJECT EXPENSES" shall mean all direct costs and expenses of operation, security, protection, replacement of non-capital items, and replacement of capital items as specifically authorized and not excluded herein, repair and maintenance of the Project incurred by Landlord, as determined by sound, accrual basis, accounting principles consistently applied and in accordance with customary real estate accounting practices, and shall include (i) all costs incurred in connection with the ownership and operation of the Common Areas; all property and liability insurance premiums, including without limitation, rent loss/interruption insurance; reasonable accounting and legal fees; costs incurred in the management of the Project; and dues, taxes and/or assessments imposed by any applicable property owners' association if any, excluding however, any assessments to the extent allocable to capital improvements; plus
(ii) all real property taxes and assessments, water and sewer rents and charges, utilities and communications taxes and charges, any similar impositions in lieu of other impositions now or previously within the definition of real property taxes or assessments, all other government charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time, prior to or during the Term, imposed upon or assessed against the Project (exclusive of federal, state or other income taxes and franchise taxes, Rent Taxes [as defined in Section 10. 1 below] and change in ownership taxes and assessments); plus (iii) all costs whatsoever incurred by Landlord in connection with the use, operation, maintenance and repair of the Project, excepting only those specific costs and expenses that Landlord has specifically agreed to bear with no reimbursement from Tenant.

4.4 ITEMS NOT INCLUDED IN PROJECT EXPENSES. The parties hereby agree and acknowledge that the term "Project Expenses" shall not include any capital expenditures except expenditures (x) for capital improvements to the Project (including, without limitation, professional fees, consultants' fees and services contracted for in connection with such capital improvements) that are
(1) primarily for the purpose of reducing Project Expenses, but in such event, only if such capital expenditures actually result in such a reduction, (2) made in order to prevent interruption of any of the services to be provided by Landlord to Tenant pursuant to this Lease, or (3) made in order to comply with Laws (as hereinafter defined) enacted after the date this Lease is executed that are applicable to the Project, the cost(s) of which shall be amortized over the useful life of the improvement with interest at twelve percent (12%) per annum on the unamortized amount; or (y) any capital improvements to the Project that are minor in nature (i.e., cost less than $10,000.00). Project Expenses shall not include any costs or expenses that are separately metered and/or payable solely by Tenant or by other tenants of the Project. No item will be included more than once in determining Project Expenses. Project Expenses also will not include any of the following: (a) costs incurred in marketing space in the Project or for specific tenants or prospective tenants, including without limitation, building-out, renovating or decorating or redecorating space for tenants or other occupants of the Project in the Project; (b) depreciation of the Project and all equipment, fixtures, improvements and facilities used in connection therewith or other non-cash items; (c) financing costs, including, without limitation, interest and principal payments and fees and points, on loans secured by mortgages or deeds of trust covering all or any portion of the Project, and other debt costs, if any, and rental under any ground lease or other underlying lease, if any, covering all or any portion of the Project; (d) real estate brokers' leasing commissions or compensation, attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations for leases with tenants and/or prospective occupants of the Project; (e) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise (Tenant's Expense Payment, and similar payments made under similar provisions in other tenant leases, are not reimbursements); (f) any wages, salaries or other compensation paid to any employee not employed at least in part for or on behalf of the Project (provided that such costs for employees working in the Project part-time must be allocated by Landlord on a pro rata basis to the Project); (g) that portion of any cost or expense which is allocated by Landlord to, or is performed solely for the benefit of, any property owned or operated by Landlord other than the Project;
(h) legal, accounting and similar or related costs paid or incurred in connection with any sale, syndication, financing or refinancing involving the Project and/or the Premises or any of Landlord's interest therein; (i) any fees, fines, penalties and/or interest incurred by Landlord as a result of Landlord's noncompliance with any applicable Laws; (j) any costs (including, without limitation, legal fees and expenses), fees, fines, penalties and/or interest incurred by Landlord as a result of Landlord's failure to timely pay any obligations of Landlord (including, without limitation, Landlord's failure to timely pay real property taxes and assessments); (k) costs of disputes between Landlord and any third party regarding matters not related to the Project; (l) costs associated with business dealings with, and any lawsuits involving, partners or other persons holding equity, lenders or ground lessors of Landlord;
(m) any debt losses, rent losses or reserves for bad debt; (n) Landlord's general corporate overhead and general and administrative expenses, including, in any event, any costs and expenses associated with Landlord's internal financing or business dealings and salaries of Landlord's executive officers or any employee or agent above the grade of building manager; (o) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or an affiliate of Landlord; (p) advertising and promotional expenditures for leasing space in the Project; (q) costs arising from Landlord's charitable or political contributions; (r) costs for sculptures, paintings or other objects of art; (s) Landlord's income taxes, excess profit taxes, franchise taxes or similar taxes levied on Landlord's business; (t) costs of any goods or services acquired from an Affiliate of Landlord or of the manager of the Project to the extent in excess of the costs that would be paid to an unaffiliated, third-party provider of such goods or services; (u) costs and expenses incurred (whenever incurred) in removing any Hazardous Materials or remediating damage to the extent therefrom; (v) any costs or expenses incurred (regardless of when incurred) to the extent necessary to make the Project comply with Laws in effect on the date this Lease is executed; (w) costs allocable to future development of the Project or other real estate; (x) any costs or expenditures related to the roof, exterior walls or foundation of the Project, other than ordinary maintenance costs and capital expenditures that are expressly permitted by the first sentence of this Section 4.4; (y) any costs related to any breach of any covenant, representation or warranty of Landlord contained in this Lease, whether capital or non-capital in nature; and (z) any costs (capital or non-capital) incurred by Landlord to cure or repair any structural or design defects (including latent defects) in the Project, the building systems at the Project, or the common areas of the Project or any violations of the building code of the City of North Richland Hills, other than ordinary maintenance costs, normal wear and tear, and capital expenditures that are expressly permitted by the first sentence of this Section 4.4. The foregoing exclusions shall not relieve Tenant or Landlord from their obligations under any other provisions of this Lease. For informational purposes only, attached as Rider D is a list of personnel which Landlord currently anticipates will be employed at least in part for or on behalf of the Project, and Tenant acknowledges that Landlord may, in its sole discretion, increase, decrease, and otherwise change the personnel which Landlord currently anticipates will be employed at least in part for or on behalf of the Project, without any notice to or permission from Tenant.

4.5 COMMON AREAS. The "COMMON AREA" and the "COMMON AREAS" are the part of the Project designated by Landlord from time to time for the common use of all tenants, including, among other facilities, parking areas, sidewalks, landscaping, curbs, loading areas, private streets and alleys, lighting facilities, hallways, restrooms, bike lockers, bike paths and pedestrian pathways, and other areas and improvements provided by Landlord for the common use of all tenants, all of which shall be subject to Landlord's sole management and control and shall be operated and maintained in such manner as Landlord, in its discretion, shall determine. Tenant and its employees, customers, subtenants, licensees and concessionaires shall have the non-exclusive right and license to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants of the Project and other persons permitted by Landlord to use the same. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights thereto or to make repairs or alterations, provided that Tenant shall have reasonable notice of any such closures under the circumstances and access to the Premises and its equipment supporting its operations in the Premises at all times.

4.6 NO PROJECT EXPENSES DURING FREE-RENT PERIOD. Tenant shall not be required to make any Tenant's Expense Payment, and no such obligation shall accrue, for the 90-day period described in Section 1.7(a) of the Summary.

4.7 CAP ON PROJECT EXPENSES. The portion of Tenant's Expense Payment other than and not including the portion thereof attributable to increases due to matters beyond the control of Landlord acting commercially reasonably in the management of its expenses as measured by the management practices of comparable projects to the Project, such as increases in taxes, utilities costs, and/or insurance costs (the "CONTROLLABLE EXPENSE PAYMENT") for any calendar year after the second full calendar year of the Term shall be limited or "capped" based on a three percent (3%) cumulative cap (e.g., (i) the Controllable Expense Payment for the third calendar year shall not exceed 103% of the Controllable Expense Payment for the second calendar year, which is equal to 1.03 multiplied by the Controllable Expense Payment for the second calendar year, (ii) the Controllable Expense Payment for the fourth calendar year shall not exceed 103% of the maximum Controllable Expense Payment for the third calendar year, which is equal to 1.03 multiplied by 103% of the Controllable Expense Payment for the second calendar year or 106.09% of the Controllable Expense Payment for the second calendar year, (iii) the Controllable Expense Payment for the fifth calendar year shall not exceed 103% of the maximum Controllable Expense Payment for the fourth calendar year, which is equal to
1.03 multiplied by 106.09 of the Controllable Expense Payment for the second calendar year or 109.27% of the Controllable Expense Payment for the second calendar year, (iv) the Controllable Expense Payment for the sixth calendar year shall not exceed 103% of the maximum Controllable Expense Payment for the fifth calendar year, which is equal to 1.03 multiplied by 109.27% of the Controllable Expense Payment for the second calendar year or 112.55% of the Controllable Expense Payment for the second calendar year, etc.). The parties acknowledge and agree that taxes, utilities costs, and/or insurance costs are beyond the control of Landlord and that Tenant's Expense Payment with respect to such expenses shall not be limited or capped in any respect.

4.8 TENANT'S AUDIT RIGHTS. Provided that no Event of Default has occurred and is continuing (other than an Event of Default arising out of Tenant's dispute of Tenant's Share of Project Expenses to which the following audit rights pertain) Tenant shall have the right, either personally or through an independent certified public accounting firm (such accounting firm is herein referred to as "TENANT'S CPA"), to audit Landlord's books and records pertaining to Project Expenses as provided in this paragraph. Any such audit shall, except otherwise expressly provided in this subparagraph, be conducted at Tenant's sole cost and expense and Tenant shall deliver to Landlord the written results of such audit within thirty (30) days after Tenant receives the same. Tenant covenants and agrees, for itself and its officers, partners, employees, attorneys, consultants, agents, contractors and representatives (including, without limitation, Tenant's CPA), to keep the results of any and all audits of Landlord's books and records strictly confidential and not disclose such results except as follows: (1) to the extent the disclosure of such results may be required by law; and (2) in connection with the enforcement of Tenant's rights hereunder. Such audit shall be completed within one hundred twenty (120) days after Tenant's receipt of the applicable Annual Expense Statement, and such audit shall only cover Landlord's books and records relating to the Project Expenses for the year covered by the applicable Annual Expense Statement. Such audit shall be conducted during normal business hours and upon not less than thirty (30) days' advance written notice to Landlord of the actual time and date thereof. If, within thirty (30) days following the completion of such one hundred twenty (120) day audit period, Tenant does not give Landlord written notice stating in reasonable detail any objection to the applicable Annual Expense Statement, Tenant shall be deemed to have approved such statement in all respects. If Tenant's audit reveals that Tenant has overpaid Tenant's Share of Project Expenses, Landlord shall provide Tenant with full payment of the total amount of such overpayment within thirty (30) days after Landlord's receipt of the written evidence of such overpayment. If Tenant's audit reveals that Tenant has underpaid Tenant's Share of Project Expenses, Tenant shall pay Landlord the amount of such underpayment contemporaneously with its delivery of the written results of the applicable audit to Landlord. If Tenant's audit reveals that the amount of Project Expenses set forth in the applicable Annual Expense Statement is more than 105% of the actual amount of Project Expenses incurred by Landlord during the applicable calendar year, then Landlord shall, within thirty (30) days after Landlord's receipt of written evidence of such incorrect identification of Project Expenses in the applicable Annual Expense Statement together with evidence reasonably satisfactory to Landlord of the reasonable costs incurred by Tenant in connection with the Tenant's audit (as delivered to Landlord), reimburse Tenant for such costs.

5.       UTILITIES.

5.1 LANDLORD TO FURNISH. Landlord shall furnish to the Premises electricity, gas, domestic water and sewage services in amounts and in the capacity as is available at the Premises on the Effective Date. Based on representations by the utility provider to Landlord, Landlord warrants that there will be a dual feed power source available to the Premises as of the Commencement Date. In the event that such dual feed power source is not available to the Premises as of the Commencement Date, Tenant may, at is option, by written notice to Landlord prior to the expiration of thirty (30) days after such Commencement Date, and as its sole remedy, elect to obtain and install a Power Generator (as defined in Exhibit J hereof) for the Demised Premises, which Power Generator shall be subject to the provisions of Exhibit J hereto and the other terms and conditions of this Lease, except that Landlord shall reimburse Tenant for up to $40,000.00 of the costs of installing such Power Generator.

5.2 TENANT'S USE. Tenant's use of services in the Premises shall not at any time exceed the capacity of any of the equipment in the Building, the Project or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Project's services, Tenant shall not, without Landlord's prior written consent in each instance, make any alteration or addition to the systems of the Premises. Except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of utility services furnished to the Premises or for any loss or damage or expense which Tenant may sustain or incur if either the said supply or character of utility services either fails or changes or is no longer available for Tenant's requirements at the Premises. Tenant shall furnish and install all lighting tubes, lamps, and bulbs used in the Premises. Notwithstanding the foregoing and provided at such time no Event of Default has occurred and is continuing, (a) if any failure of utility services continues for a period of two (2) days or more which failure is caused by Landlord, its employees, or contractors, the Annual Rental (but not any other charges hereunder) shall equitably abate based on the extent to which Tenant is unable to operate in the Premises until such services are restored, as Tenant's sole remedy hereunder; provided, the period of such abatement shall not exceed ninety
(90) days, and (b) if any failure of any utility service occurs and as a result Tenant is unable to operate in the Premises until such services are restored, other than and not including any failure caused by Tenant, its employees, agents, contractors, customers and/or invitees, and such failure has not been repaired within forty-five (45) days after its occurrence, Tenant shall have the right, as its sole remedy, to terminate this Lease by providing written notice to Landlord; provided, Tenant shall as a condition to such termination, Tenant shall pay and perform any obligations which have accrued prior to such termination date, including the payment of any rent hereunder.

5.3 COST OF UTILITIES. Tenant shall be solely responsible for and shall promptly pay directly to the supplying utility companies, all charges for, any services and/or utilities used, consumed or provided in, furnished to for attributable to the Premises, and Tenant shall, at its expense, cause all such services to be provided on a separately-metered basis to the Premises. Tenant shall reimburse Landlord within thirty (30) days of Landlord's request for payment for fixture charges and/or water tariffs attributable to the Premises, if applicable, which are charged to Landlord by utility companies. This charge will increase or decrease with current charges being levied against Landlord or the Premises by the local utility company, and will be due as additional rent. In no event shall Rent abate or shall Landlord be liable for failure in the supply of any utility services to the Premises, except as provided in Section
5.2 above.

5.4 LANDLORD AS AGGREGATOR. Landlord shall have the right to select the providers of utility services other than telephone services, the right to act as the primary energy aggregator to contract for power or other utilities on behalf of all tenants of the Project, and to switch utility providers at any time; provided, however, (a) if Landlord re-sells any utility services to the tenants of the Project, Landlord shall not charge rates for utilities at any time which are in excess of the amount charged by the local utility service providers under their published rates, and (b) if any of Tenant's utility services are separately metered or similarly provided (again, other than telephone services), Landlord's prior written consent shall be required before Tenant may change utility service from the incumbent utility service providers, which consent may be granted or withheld in Landlord's sole discretion, and if such consent is granted, Tenant or the utility service provider selected by Tenant shall pay all costs (and shall defend and indemnify Landlord from all liabilities) arising in connection with Tenant's utility service provider providing utility services to Tenant. With respect to telephone services provided to Tenant, Tenant or the utility service provider selected by Tenant shall pay all costs (and shall defend and indemnify Landlord from all liabilities) arising in connection with Tenant's telephone service provider providing telephone services to Tenant. Landlord shall consult with Tenant with respect to the provision of utility services to the Premises, but Landlord shall have the sole right and authority to make any decisions regarding same and shall not be bound by any opinions or recommendations of Tenant

6.       USE.

6.1 GENERAL. Tenant shall use the Premises solely for the Permitted Use specified in Section 1.8 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever. No auction, liquidation, going out of business, fire or bankruptcy sales may be conducted in, on or about the Premises. Tenant shall not use or permit the use of any portion of the Premises as sleeping apartments, lodging rooms or for any unlawful purposes. Except as expressly provided in this Lease, in no event shall Tenant use any area outside the Premises other than for pedestrian and vehicular ingress and egress to and from the Premises, other than for parking in the areas currently designated for parking (which shall be provided at no monthly parking charge to Tenant, other than taxes and other costs as provided herein), and other than to perform Tenant's repairs, maintenance and other obligations under this Lease. Tenant and its employees shall have access to the Premises 24 hours per day, 7 days per week throughout the Term; provided, Tenant acknowledges and agrees that Landlord shall not be required to provide any additional security services to the Project or the Premises due to Tenant's access to the Premises 24 hours per day, 7 days per week.

6.2      COMPLIANCE WITH LAWS.

         (a) Tenant shall not use or allow the Premises to be used in violation of any covenants, conditions and restrictions or other agreements affecting the Premises, or of any insurance policy in effect with respect to the Premises, or of any Laws or of any certificate of occupancy issued for the Premises. Tenant shall, at its sole cost and expense, observe and comply with, and at all times cause the Premises and Tenant's use thereof to comply with, all requirements of any board of fire underwriters or similar body relating to the Premises, and all Laws, contracts, insurance policies and restrictions now or hereafter in force relating to or affecting the Premises and the condition, use, occupancy, alteration and/or improvement thereof, including, without limitation, the provisions of the Americans With Disabilities Act of 1990, 42 U.S.C. Sections 12101-12213, as amended ("ADA"), and any other Disability Laws (as defined in Section 12 below), as the same pertain to the Premises and Tenant's use, occupancy, improvement and alteration of the Premises. The foregoing compliance obligations of Tenant shall include any and all alterations, replacements, improvements and changes, whether structural or non-structural, unforeseen and/or extraordinary, whether or not the same are considered capital expenditures under standard real estate accounting practices ("CAPITAL ITEMS"), and regardless; of the period of time then remaining in the Term, but shall not include any alterations, replacements, improvements and changes to any of the Base Building Components (as defined in Section 11.(b) below), the mechanical systems of the Building or to any of the Common Areas. Landlord will not initiate or consent to any change in Laws or enter into or consent to any contracts, insurance policies and restrictions that would cause Tenant to violate its obligations under this Section 6.2(a).

         (b) Landlord represents and warrants to Tenant that, after reasonable investigation and inquiry, Landlord has no knowledge, nor has Landlord received written notice from any Governmental Authority (as hereinafter defined) since Landlord acquired the Project, of any existing violation of (i) any Laws of any Governmental Authority applicable to the ownership, operation, use, maintenance or condition of the Project or any part thereof (including, without limitation, ADA and other Disability Laws), or (ii) any restrictive covenant or deed restriction affecting the Project. Further, Landlord represents and warrants to Tenant that Landlord has received no written notice of any existing violation of or of any condition which through lapse of time or otherwise could result in a violation of (i) any Laws of any Governmental Authority applicable to the ownership, operation, use, maintenance or condition of the Project or any part thereof (including, without limitation, ADA and other Disability Laws), or (ii) any restrictive covenant or deed restriction affecting the Project.

         (c) As used in this Lease and the Exhibits and Riders attached hereto, the phrases "Landlord's knowledge" or "knowledge of Landlord" or any similar phrase shall mean the current actual knowledge of the personnel actively involved in the day to day management of the Project on behalf of Landlord as of the Effective Date; provided such personnel shall have no liability in connection therewith.

         (d) As used herein, the term "LAWS" shall mean all laws, statutes, ordinances, resolutions, rules, codes, regulations, restrictions, policies, orders, determinations or requirements of any Governmental Authority (as hereinafter defined) from time to time in existence which affect the Premises, and the term "GOVERNMENTAL AUTHORITY" shall mean any federal, state, county, municipal or other government or any governmental or quasi-governmental subdivision, agency, department, commission, board, bureau, office or instrumentality or any of them.

6.3 NO NUISANCE OR WASTE. Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or owners or tenants of property adjacent to the Project. Tenant shall not use or permit to be used, any medium that might constitute a nuisance, such as loud-speakers, sound amplifiers, phonographs, radios, televisions, or any other sound producing device which will carry sound outside the Premises. Tenant shall not permit noise or odors in the Premises which are reasonably objected to by any owner or tenant of property adjacent to the Project. Upon written notice from Landlord, Tenant shall immediately cease and desist from causing such noise or odor.

6.4      SIGNS.

         (a) Except as expressly provided in this Section 6.4, Tenant shall not install any signs, awnings, canopies or advertisements in, on or about the Premises (other than interior signs in the Premises which can not be seen outside the Premises) unless Tenant complies with all Laws and all public and private restrictive agreements affecting the Premises (including, without limitation, any master development plan or property owners association requirements) and obtains prior written approval therefor from all Governmental Authorities having jurisdiction over the Premises and from Landlord such consent not to be unreasonably withheld, delayed or conditioned by Landlord. Tenant's installation and maintenance of such signs (including, without limitation, Tenant's Sign), awnings, canopies or advertisements need only be in compliance with those public and private restrictive agreements that copies of which have theretofore been provided to Tenant by Landlord or any other party prior to the installation of any such signs, awnings, canopies or advertisements. Tenant agrees to maintain Tenant's Sign and any other sign, awning, canopy or advertising matter as may be approved in writing by Landlord in good condition and repair at all times. At the expiration or earlier termination of this Lease, at Landlord's election, Tenant shall (i) remove Tenant's Sign and all other signs, awnings, canopies and advertising approved in writing by Landlord and installed by or at the direction of Tenant, and (ii) repair any damage to the Premises resulting from such removal all at Tenant's sole cost and expense. If Tenant fails to maintain and/or remove Tenant's Sign and any other such approved sign, awning, canopy or advertising and/or fails to repair any such damage, Landlord may do so and Tenant shall reimburse Landlord for the actual costs incurred by Landlord in performing such work. If, without Landlord's prior written approval or any other required approvals, Tenant installs any sign, awning, canopy or advertising, or fails to remove any such item(s) at the expiration or earlier termination of this Lease, Landlord may have such item(s) removed and destroyed and may repair any damage to the Premises at Tenant's expense. All removal and repair costs incurred by Landlord pursuant to the foregoing provisions of this Section 6.4 shall bear interest until paid at the Default Interest Rate specified in Section 1.9 of the Summary. Landlord is expressly and irrevocably authorized to destroy any sign, awning, canopy or advertising, removed by Landlord pursuant to this Section, without liability to Tenant, and Landlord shall not have the right to store such items and charge Tenant for the costs of such storage. Prior to exercising its rights against Tenant for a breach by Tenant of its obligations under this Section, Landlord shall provide Tenant with the notice and opportunity to cure set forth in
Section 22.1(b) hereof.

         (b) Tenant shall be permitted, at Tenant's sole cost and expense (other than with respect to the costs which Landlord has agreed to pay for the directional monument sign as set forth below) and after satisfying all conditions precedent to the installation of the same set forth below in this subparagraph, to install and maintain during the Term, all in accordance with the terms and provisions of this Lease, one (1) identification sign or panel on the pylon sign for the Project, one (1) sign on the Building, and one (1) directional monument sign (such signs are herein referred to collectively as "TENANT'S SIGN") as reflected on Exhibit G attached hereto. Tenant's Sign shall be illuminated, if Tenant desires, at Tenant's expense, and shall contain, at Tenant's expense, Tenant's logo in the color selected by Tenant. The size, color, illumination, type, design, quality, construction and location of Tenant's Sign shall comply in all respects with all applicable Laws and with Exhibit G. Tenant may, at its expense and subject to the applicable terms, conditions and provisions of the Lease, all Laws, and any matters of record, increase the size of the directional monument sign. Landlord's approval of Tenant's Sign and any plans and specifications related to the installation of Tenant's Sign shall not be unreasonably withheld, conditioned or delayed. Landlord's approval of Tenant's Sign and any plans and specifications related to the installation of Tenant's Sign shall create no responsibility or liability on the part of Landlord for the completeness, design or sufficiency of Tenant's Sign or such plans and specifications, or the compliance of the same with any Laws applicable thereto. Prior to installing Tenant's Sign, Tenant must satisfy the following conditions precedent: (a) Tenant shall have obtained the written approval of Landlord such approval not to be unreasonably withheld or delayed;
(b) Tenant shall have obtained and be maintaining all permits and/or approvals required by applicable Laws with respect to the installation and maintenance of Tenant's Sign and shall have provided Landlord with sufficient evidence of the existence of such permits and/or approvals and that the installation of Tenant's Sign planned by Tenant will comply in all respects with all applicable Laws; and
(c) Tenant shall have furnished Landlord, in the form and content required by
Section 20 of this Lease, with evidence of the insurance that Tenant is obligated to furnish to Landlord pursuant to Section 20 of this Lease. Tenant shall promptly pay to Tenant's contractors, when due, the cost of all work performed in connection with the installation of, and any removal of, Tenant's Sign and, upon completion of such work, deliver to Landlord evidence of payment and waivers of all liens for labor, services or materials. Tenant shall, at its risk and at its sole cost and expense and within thirty (30) days after Tenant's receipt of Landlord's written request for such removal, remove Tenant's Sign from the Project following the occurrence of any of the following events and Tenant's receipt of Landlord's written request for such removal: (1) a proper termination of Tenant's right to possess all or any portion of the Premises; (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises (other than to a Permitted Transferee [as defined in Section 6.9 below]) in contravention of this Lease; (3) the expiration of the Term; or (4) a proper termination of this Lease. After any removal of Tenant's Sign required by the preceding sentence, (y) Tenant shall have no further signage rights at the Building notwithstanding anything to the contrary contained in this Section 6.4, and (z) if such removal is not done by Tenant or a contractor of Tenant within such required period of time, then Landlord may, at Tenant's sole cost and expense, dispose of Tenant's Sign in any manner Landlord deems appropriate. Prior to any removal of Tenant's Sign by or on behalf of Tenant (but excluding any removal of Tenant's Sign by Landlord or its contractor), Tenant shall (i) obtain Landlord's written approval to the plans related to the same (Landlord's approval of such plans shall create no responsibility or liability on the part of Landlord for the completeness, design or sufficiency of such plans), (ii) obtain and maintain all permits and/or approvals required by applicable Laws with respect to the removal of Tenant's Sign and provide Landlord with sufficient evidence of the existence of such permits and/or approvals and that the removal of Tenant's Sign planned by Tenant will comply in all respects with all Laws applicable thereto, and (iii) furnish Landlord with the written evidence of insurance that Tenant is obligated to furnish to Landlord pursuant to Section 20 of this Lease. Tenant shall repair all damage caused by the installation, maintenance, or removal of Tenant's Sign and restore the Building to its condition existing before the installation of Tenant's Sign. If Tenant fails to satisfy any of Tenant's obligations under this
Section 6.4, Landlord may, without compensation to Tenant, use Tenant's Sign after removing Tenant's name and/or logo therefrom or, at Tenant's sole cost and expense, remove Tenant's Sign and perform the related restoration and/or repair work and dispose of Tenant's Sign in any manner Landlord deems appropriate. Tenant shall protect, defend, indemnify and hold harmless Landlord and all Landlord Indemnified Parties (as defined in Section 8 below) from all Claims (as defined in Section 6.5 below) resulting from and/or arising in connection with or related to the construction, installation, maintenance, use, or removal of Tenant's Sign by Tenant, its agents or contractors, except to the extent the Claim in question was caused by Landlord's or its agents' or contractors' gross negligence or willful misconduct. The rights granted to Tenant under this
Section 6.4 may not be assigned to any party other than a Permitted Transferee. As used in this Section 6.4, the term "Tenant" shall include any Permitted Transferee following an assignment of this Lease in its entirety from Tenant to such Permitted Transferee.

         (c) Landlord shall not name the Building or the Project, without the prior written consent of Tenant, not to be unreasonably withheld, and Landlord shall not grant the right to place an exterior sign on the Building or a pylon, monument or other exterior sign within the Project to any company listed on Rider A attached hereto.

6.5      HAZARDOUS MATERIALS.

         (a) Tenant shall at its sole cost and expense, (i) obtain and maintain in full force and effect all Environmental Permits (as defined below) that may be required from time to time under any Environmental Laws applicable to Tenant's use and occupancy of the Premises or Tenant's use of the Satellite Dish Area (as defined in the Exhibit E attached hereto), and/or the Generator Pad (as defined in the Exhibit J attached hereto), and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits and with all Environmental Laws applicable to Tenant or the Premises. As used in this Lease, the term "ENVIRONMENTAL LAW" means any present or future federal, state, local or foreign statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (A) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, air, surface water, groundwater or land), or (B) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials. "ENVIRONMENTAL PERMITS" means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with, any Environmental Law, except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink, customary cleaning materials and materials required for cleaning and maintaining computer and telecommunications equipment and batteries for Tenant's UPS system and fuel tanks for Tenant's generator, if any. Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Satellite Dish Area and/or the Generator Pad by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "TENANT'S PARTIES"), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Upon the expiration or earlier termination of this Lease or any termination of Tenant's right to possess the Premises, Tenant agrees to promptly remove from the Premises and/or the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials, then present in, on, under or about the Premises and/or the Project which were installed, brought upon, stored, used, generated or released upon, in, under or about the Premises and/or the Project by Tenant or any of Tenant's Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, and their respective partners, members, managers, shareholders, officers, directors, employees, Affiliates, mortgagees, successors and assigns (collectively, "LANDLORD INDEMNIFIED PARTIES") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, reasonable attorneys' fees, and reasonable consultant fees and court costs, but excluding indirect or consequential damages) which arise or result from (1) the presence of Hazardous Materials in, on, under or about the Premises and/or the Project if such Hazardous Materials were installed, brought upon, stored, used, generated or released upon, in, under or about the Premises and/or the Project by Tenant or any of Tenant's Parties, and/or (2) Tenant's breach of any of the provisions of this Section
6.5. Tenant acknowledges that Tenant has inspected the Premises and/or the Project and has thoroughly reviewed each of the environmental reports, if any, supplied by Landlord to Tenant with respect to the Project and/or the Premises, and that, except as provided in Section 6.5(b) below, Landlord makes no representations or warranties of any kind or nature with respect to the environmental condition of the Premises and/or the Project. As used in this Lease, the term "HAZARDOUS MATERIALS" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any other Governmental Authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls, and freon and other chlorofluorocarbons.

         (b) Landlord hereby represents and warrants to Tenant that the Premises are free of any Hazardous Materials (including, without limitation asbestos) as of the Commencement Date and that Landlord has not received written notice from any Governmental Authority since Landlord acquired the Project of any existing or threatened violation of any Environmental Law relating to the Premises.

         (c) In no event will Tenant have any liability or obligation under this Lease or with respect to the Premises for Hazardous Materials existing in, on, under or about the Premises on or prior to the Commencement Date or any violation of Environmental Laws prior to or existing on the Commencement Date and no costs or charges for any such violations or any presence of Hazardous Materials shall be included in Tenant's Expenses. Landlord agrees to promptly indemnify, protect, defend and hold harmless Tenant and Tenant's officers, directors, employees, and Affiliates and their respective officers, directors, employees, agents, mortgagees, successors and assigns (collectively, "TENANT INDEMNIFIED PARTIES") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, reasonable attorneys' fees and reasonable consultant fees and court costs) which arise or result from (1) the presence of Hazardous Materials in, on, under or about the Premises and/or the Project if such Hazardous Materials were installed, brought upon, stored, used, generated or released upon, in, under or about the Premises and/or the Project on or before the Commencement Date or by any parties other than Tenant or any party acting on behalf of Tenant or pursuant to the rights granted to Tenant hereunder.

         (d) The provisions of this Section 6.5 will survive the expiration or earlier termination of this Lease.

6.6 CLEANING, REFUSE AND SEWAGE. Tenant agrees not to keep any trash, garbage, waste or other refuse at the Premises and/or the Project except in sanitary containers and agrees to regularly and frequently clean the Premises and remove any and all trash, garbage, waste or refuse from the Premises. Tenant shall keep all containers or other equipment used for storage of such materials in a clean and sanitary condition. Tenant shall, at Tenant's sole cost and expense, properly dispose of all trash, garbage, waste and refuse and shall not use the existing sewage disposal system for the disposal of anything except sanitary sewage. Tenant shall contract directly for all trash disposal services at Tenant's sole cost and expense. Tenant expressly acknowledges that pursuant to the terms of this Lease, Landlord shall provide no cleaning or trash removal services.

6.7 LANDLORD'S RIGHTS REGARDING THE BUILDING AND THE PROJECT. So long as such construction does not (i) materially and adversely affect Tenant's use and occupancy of the Premises or Tenant's use of the Satellite Dish Area, the Generator Pad, or any facilities of Tenant using, constituting or dependent upon any portion of the Building not included within the Premises or any Common Areas, as specified in this Lease, (ii) materially and adversely affect Tenant's use of the Exclusive Parking Area, to the extent of Tenant's right therein under this Lease, the Common Parking Area, (iii) prevent Tenant's access to the Premises, or (iv) otherwise materially and adversely diminish Tenant's rights under this Lease, Landlord shall have the right, from time to time:

         (a) to make changes to and/or to reconfigure the Building or the Project and the Common Areas, including, without limitation, changes in the location, size, shape, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways;

         (b) to temporarily close or deny access to any part of the Common Areas for maintenance purposes or for safety reasons;

         (c) to designate other land and improvements outside, but contiguous to, the boundaries of the Building or the Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Building or the Project;

         (d) to add additional buildings, improvements and leasable areas to the Project and/or the Common Areas; and

         (e) to temporarily close a portion of Common Areas to such extent reasonably necessary, in the opinion of Landlord's counsel, to prevent a dedication thereof or the acquisition of any rights therein by any person or by the public.

In connection with any changes or reconfigurations described in Section 6.7(a) above, Landlord shall provide Tenant with advance written notice thereof if such changes or reconfigurations materially impact the Premises or Tenant's use of the Premises and shall use commercially reasonable efforts to minimize the disruption caused to Tenant's use and occupancy of the Premises and its business conducted in the Premises.

6.8      PARKING.

         (a) Tenant and any Permitted Transferee and its and such Permitted Transferee's officers (if any), employees, licensees and visitors may use the uncovered parking area identified on the Exhibit B-1 attached hereto (such uncovered parking area is herein called the "Common Parking Area") for temporary parking of their motor vehicles. Such use will begin on the Premises Delivery Date and shall be (i) in common with other tenants of the Project and such tenants' officers, employees, licensees and visitors, and (ii) subject to such reasonable rules, regulations and restrictions as from time to time may be imposed by Landlord (by written notice to Tenant) in connection therewith including, without limitation, the right of Landlord to (1) designate, except with respect to the Exclusive Parking Area (as defined in Section 6.8(b) below), a particular area or areas within the Common Parking Area to be used for such parking, and (2) reserve parking spaces in the Common Parking Area (other than any parking spaces located in the Exclusive Parking Area) for the exclusive use of other tenants of the Project and such tenants' officers, employees, licensees and/or visitors. Tenant will furnish Landlord upon request a complete list of license numbers of all automobiles operated by Tenant, its employees or licensees and using the Common Parking Area on a regular basis. Neither Landlord nor any parking operator shall have any liability or responsibility to Tenant or any party parking in the Common Parking Area and/or the Exclusive Parking Area for any loss or damage that may be occasioned by or may arise out of such parking, including, but not limited to, loss of property or damage or injury to person or property from any cause whatsoever, and Tenant hereby waives any and all claims of any kind or nature against Landlord by reason of occurrences in the Common Parking Area, the Exclusive Parking Area, and the driveway exits and entrances thereto unless caused by the gross negligence or willful misconduct of Landlord.

         (b) Parking in the Common Parking Area will be allocated by Landlord to Tenant on a first come - first served basis in an amount equal to eight (8) spaces per one thousand (1,000) rentable square feet of the Premises (the "INITIAL PARKING RATIO"). Initially, therefore, Landlord will allocate to Tenant five hundred and sixty one (561) non-reserved, non-exclusive and non-covered parking spaces (the "INITIALLY ALLOCATED PARKING SPACES") in the Common Parking Area plus twenty-five (25) parking spaces in the Exclusive Parking Area. There will be no charge during the Term for the Initially Allocated Parking Spaces. At such time as the net rentable square footage of the Premises increases or decreases, the number of Initially Allocated Parking Spaces shall be increased or decreased, as applicable, based on the Initial Parking Ratio (of any increase or decrease 4.167% shall be in spaces in the Exclusive Parking Area (rounded to the nearest whole number) and the remainder shall be non-reserved, non-exclusive and non-covered parking spaces). Subject to the allocation provided above, all parking is subject to space availability and Landlord shall designate the location of all reserved parking spaces for other tenants or parties; provided, Landlord shall not designate any portion of the area identified on Exhibit B-3 as reserved parking spaces for other tenants or parties. Additionally, Tenant and its officers and employees shall have the exclusive right to use twenty-five
(25) parking spaces located within the area (the "EXCLUSIVE PARKING AREA") identified on Exhibit B-2 as the "Exclusive Parking Area" for temporary parking of their motor vehicles.

6.9      ABANDONMENT.

         (a) Subject to the provisions of Section 6.9(b) below, except following a Permitted Transfer (as hereinafter defined), if Tenant (or any Transferee or Permitted Transferee) shall, after the Commencement Date, "abandon" (as hereinafter defined) or fail to occupy all of the Premises for a period of twelve (12) consecutive months, Landlord may, at its option, terminate this Lease with respect to all of the Premises to the extent the same has been abandoned (as hereinafter defined) or is no longer occupied. Such termination of this Lease shall be done by delivering written notice of such termination to Tenant prior to the end of any such abandonment (as hereinafter defined) or failure to occupy the Premises, and such written notice of termination shall specify the date or dates on which such termination shall be effective. Upon such termination by Landlord, Tenant shall promptly pay or perform any obligations which have accrued prior to such termination date, including the payment of any rent hereunder, and subject to such payment and performance, this Lease shall be terminated, and Tenant have no obligation to pay any future rent hereunder. As used in this Lease, the term "PERMITTED TRANSFER" shall mean either (1) a Transfer (as defined in Section 14.2 below) after Tenant's receipt of Landlord's prior written consent thereto, or (2) a Permitted Transfer Without Landlord Consent (as defined in Section 14.6 below), and the term "PERMITTED TRANSFEREE" shall mean any assignee or sublessee in connection with a Permitted Transfer. Landlord may re-enter the Premises for purposes of marketing the same and making the same ready for a new tenant at any time after abandonment or failure to occupy, but Landlord shall in no event be deemed to have terminated this Lease by taking any such actions. If Tenant (or any Transferee or Permitted Transferee) shall (a) after the Commencement Date, abandon or fail to occupy the entire Premises for a period of twelve (12) consecutive months, (b) surrender (whether at the end of the Term or otherwise) the entire Premises, or (c) be dispossessed by process of law, or otherwise, of all of the Premises, then any personal property belonging to Tenant and left in the Premises shall, at Landlord's option, be deemed abandoned. Such personal property may be appropriated, sold, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such property. As used in this Lease, the terms "ABANDON," "ABANDONED" AND "ABANDONMENT" shall mean to conduct, during the normal business hours of the Building, Tenant's activities within the Premises such that the Premises are not being occupied by at least one (1) person during such business hours. In addition, Tenant shall be deemed to have abandoned one or more portion(s) of the Premises in the event that more than ninety percent (90%) of Tenant's furniture, fixtures and/or equipment within the Premises is removed by or on behalf of Tenant prior to the expiration or earlier termination of this Lease. The provisions of this Section
6.9 shall survive the expiration or earlier termination of this Lease. Tenant shall have thirty (30) days after any termination of this Lease pursuant to this Section to remove its personal property from the Premises, which removal shall be subject to the other provisions of this Lease. Landlord is expressly and irrevocably authorized to destroy any personal property not removed by Tenant from the Premises upon the termination or expiration of this Lease, without liability to Tenant, and Landlord shall not have the right to store such items and charge Tenant for the costs of such storage.

         (b) If Tenant desires to abandon the Premises or any portion thereof, Tenant shall deliver a notice to Landlord specifying that Tenant desires to do so (each a "RECAPTURE NOTICE"). Each Recapture Notice relating to a portion of the Premises must specify the portion of the Premises to be abandoned (the "RECAPTURE PREMISES") and must also specify the date the abandonment would become effective (the "ABANDONMENT DATE"). Landlord shall have a period of thirty (30) days from receipt of each Recapture Notice to give Tenant notice stating that Landlord elects to:

         (i) if the Recapture Notice states that Tenant proposes to abandon all of the Premises, terminate this Lease and recapture the Premises;

         (ii) if the Recapture Notice states that Tenant proposes to abandon less than all of the Premises, terminate this Lease as to the Recapture Premises and recapture the Recapture Premises (in which event this Lease shall remain in full force and effect as to the remainder of the Premises); or

         (iii) waive Landlord's right under this paragraph to recapture the Premises or the Recapture Premises, as identified in the Recapture Notice, for a period of 210 days from the date the Recapture Notice is delivered to Landlord.

If Landlord does not deliver notice to Tenant within the thirty (30) day period electing to exercise Landlord's right of recapture, Landlord is deemed to waive its rights of recapture with respect to such Recapture Notice (but not with respect to any future Recapture Notices). If Landlord elects to exercise its right to recapture the Premises or the Recapture Premises, as applicable, (1) the recapture is effective as of the later of (x) the last day of the calendar month in which the 60th day after the date of Landlord's notice falls or (y) the Abandonment Date, and (2) Landlord shall then prepare, execute, and deliver to Tenant, and Tenant shall execute and return to Landlord, an appropriate amendment or termination of this Lease.

Any waiver or deemed waiver of Landlord's right of recapture is effective only for 210 days after the date of the Recapture Notice and only with respect to the Premises or portion thereof proposed to be abandoned in the Recapture Notice. If Tenant later proposes to abandon the Premises or any portion thereof, Tenant must give another Recapture Notice and trigger Landlord's right of recapture under this paragraph.

The parties acknowledge that the provisions of this paragraph shall not permit or authorize a Transfer (as defined in Section 14.2 hereof) by Tenant, and any Transfer by Tenant shall be governed by the provisions of Article 14 hereof.

6.10 AS IS. TENANT ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS LEASE, LANDLORD HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS (AND TENANT HAS NOT RELIED ON) ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTEES, EXPRESS OR IMPLIED, OF ANY KIND OR CHARACTER WHATSOEVER CONCERNING OR WITH RESPECT TO (I) THE VALUE, NATURE, QUALITY OR CONDITION (INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION) OF THE PREMISES; (II) THE SUITABILITY OF THE PREMISES FOR ANY AND ALL ACTIVITIES AND USES WHICH TENANT MAY CONDUCT THEREON; (III) THE COMPLIANCE OF THE PREMISES WITH ANY LAWS; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PREMISES; (V) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO THE PREMISES; (VI) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PREMISES; (VII) THE LAWFULNESS, EITHER NOW OR IN THE FUTURE, OF THE USE OF THE PREMISES FOR THE PERMITTED USE SET FORTH IN SECTION 1.8 OF THE SUMMARY; OR (VIII) ANY OTHER MATTER WITH RESPECT TO THE PREMISES, IT BEING AGREED THAT ALL RISKS INCIDENT TO ALL OF THESE MATTERS ARE TO BE BORNE BY TENANT. TENANT FURTHER ACKNOWLEDGES AND AGREES THAT TENANT HAS INSPECTED THE PREMISES AND TENANT HAS RELIED AND SHALL RELY SOLELY ON ITS OWN INVESTIGATION OF THE PREMISES AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY LANDLORD, OTHER THAN EXPRESS REPRESENTATIONS BY LANDLORD, LANDLORD'S CONTRACTOR, AND/OR LANDLORD'S BROKER CONTAINED IN WRITTEN CERTIFICATES PROVIDED TO TENANT BY LANDLORD, LANDLORD'S CONTRACTOR AND/OR LANDLORD'S BROKER. TENANT FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF LANDLORD WITH RESPECT TO THE PREMISES, WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT LANDLORD HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. TENANT FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS LEASE, THE LEASING OF THE PREMISES AS PROVIDED FOR HEREIN IS MADE ON AN "AS-IS" CONDITION AND BASIS WITH ALL FAULTS. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY NATURE IN THE PREMISES, WHETHER PATENT OR LATENT, LANDLORD SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE) OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING THEREFROM. SUBJECT TO LANDLORD'S INDEMNITY OBLIGATIONS SET FORTH HEREIN, TENANT AND ANYONE CLAIMING BY, THROUGH OR UNDER TENANT HEREBY FULLY AND IRREVOCABLY RELEASES LANDLORD AND THE LANDLORD INDEMNIFIED PARTIES FROM ANY AND ALL

DAMAGE TO PROPERTY AND INJURY TO PERSONS AND ALL OTHER CLAIMS THAT IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST THEM ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSIONS OR OTHER CONDITIONS NOW OR HEREAFTER AFFECTING THE PREMISES, INCLUDING, BUT NOT LIMITED TO, ENVIRONMENTAL MATTERS AND HAZARDOUS MATERIALS, EXCEPT TO THE EXTENT THAT LANDLORD HAS, PURSUANT TO THE TERMS OF THIS LEASE, EXPRESSLY ASSUMED AN OBLIGATION WITH RESPECT TO SUCH CONDITIONS (INCLUDING, WITHOUT LIMITATION, LANDLORD'S OBLIGATIONS IN SECTIONS 6.5, 11.1(b), 18 AND 19). THIS RELEASE INCLUDES CLAIMS OF WHICH TENANT IS PRESENTLY UNAWARE OR WHICH TENANT DOES NOT PRESENTLY SUSPECT TO EXIST IN ITS FAVOR WHICH, IF KNOWN BY TENANT, WOULD MATERIALLY AFFECT TENANT'S RELEASE OF LANDLORD AND THE LANDLORD INDEMNIFIED PARTIES.

6.11 BUILDING BASE COMPONENTS. Landlord represents and warrants that the Base Building Components have been constructed in a good and workmanlike manner, and that none of the same has been constructed in contravention of any existing Laws (including, without limitation, any Environmental Laws and/or the ADA or other Disability Laws). Landlord hereby agrees to defend and indemnify and hold harmless Tenant, its Affiliates and their respective officers, directors, employees, stockholders, agents and representatives against, and to hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses incurred therein or in enforcing this indemnity), as incurred (payable upon written request), for or on account of or arising from or in connection with or otherwise with respect to any inaccuracy of the representations or warranties set forth in this Section 6.11.

7.       PAYMENTS AND NOTICES.

7.1 PAYMENTS. All Rent and other sums payable by Tenant to Landlord hereunder shall be paid in lawful money of the United States of America, at c/o Provident Realty Advisors, Inc., 17440 N. Dallas Parkway, Suite 230, Dallas, Texas 75287, or to such other persons and/or at such other places as Landlord may hereafter designate by notice to Tenant.

7.2 NOTICES. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service) or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at each of the addresses designated in Section 1.2 of the Summary, or to Landlord at each of the addresses designated in Section 1.1 of the Summary. Either party may, by written notice to the other, specify a different address or addresses for notice purposes. Notices shall be deemed received (a) on the date of delivery, with respect to personal deliveries made prior to 5:00 p.m. Central Time, (b) the next business day, with respect to personal deliveries made after 5:00 p.m. Central Time and overnight courier or express mailing service deliveries or (c) three (3) business days after delivery to the postal authorities, with respect to registered or certified mail. Notwithstanding anything to the contrary herein, payments of Rent and additional rent shall be deemed given when actually received by Landlord.

8.       BROKERS.

Each party represents and warrants to the other, that other than The Staubach Company and Stream Realty Partners, L.P. (collectively, the "BROKERS"), no broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease as a result of actions by such party. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant, and any Broker, agent or finder of Landlord whom Landlord has failed to disclose herein shall be paid by Landlord. Tenant shall indemnify, protect, defend and hold Landlord harmless from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, sums paid in settlement of claims, reasonable attorneys' fees and court costs) (collectively, "CLAIMS") resulting from any claims or demands made upon Landlord for any commissions, fees or other compensation by any broker, agent or salesman (other than the Brokers) in connection with this Lease claiming by or through Tenant. Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any and all Claims resulting from any claims or demands made upon Tenant for any commissions, fees or other compensation by any broker, agent or salesman (including, without limitation, the Brokers) in connection with this Lease claiming by or through Landlord. The foregoing indemnities shall survive the expiration or earlier termination of this Lease. Landlord shall pay each of the Brokers pursuant to a separate written agreement with each of them.

9.       SURRENDER; HOLDING OVER.

9.1 SURRENDER OF PREMISES. Upon the expiration or sooner termination of this Lease or any proper termination of Tenant's right to possess the Premises, Tenant shall surrender all keys for the Premises to Landlord, and Tenant shall deliver exclusive possession of the Premises to Landlord broom clean and in the same condition and repair, reasonable wear and tear and damage due to fire or other casualty excepted, as delivered to Tenant by Landlord on the Commencement Date with all of Tenant's personal property (and those items, if any, of Tenant Changes identified by Landlord pursuant to Section 12 below) removed therefrom and all damage caused by such removal repaired, as required pursuant to Section 12 below. If, for any reason, Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease, with such removal and repair obligations completed, then, in addition to Landlord's rights and remedies under
Section 12 and the other provisions of this Lease, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against any and all Claims resulting from such failure to surrender, including, without limitation, any Claims made by any succeeding tenant based thereon.

9.2 HOLDING OVER. If Tenant holds over after the expiration or earlier termination of the Term or after any termination of Tenant's right to possess the Premises, then, without waiver of any right on the part of Landlord as a result of Tenant's failure to timely surrender possession of the Premises to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant's obligation to pay all costs, expenses and any other additional rent under this Lease), but at a monthly Rent equal to one hundred twenty-five percent (125%) of the monthly Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination, increased as provided below. Acceptance by Landlord of rent after any expiration or earlier termination of this Lease shall not constitute a consent to a hold over hereunder or result in an extension of this Lease. Tenant shall pay an entire month's monthly Rent calculated in accordance with this Section 9.2 for any portion of a month it holds over and remains in possession of the Premises pursuant to this Section 9.2.

10.      TAXES.

10.1 RENT TAXES. In addition to the payment required to be made by Tenant under Section 4 hereof, Tenant agrees to pay all other general and special taxes, assessments (including, without limitation, real estate taxes and assessments), liens, bond obligations, license fees or taxes, water and sewer rents and charges, utilities and communications taxes and charges, any similar impositions in-lieu of other impositions now or previously within the definition of real property taxes or assessments, all other government charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time, prior to or during the Term, imposed upon or assessed against (a) any Rent or other sum payable hereunder, (b) this Lease, the leasehold estate created hereby, or (c) the ownership, operation, occupancy, leasing, use or possession of the Premises (including, without limitation, any gross receipts tax, gross rental tax, sales tax, use tax or excise tax) and any and all assessments under any covenants, conditions and restrictions affecting the Premises (collectively "RENT TAXES") which may be now or hereafter levied or assessed against the Premises or the Project (as the case may be), applicable to the period from the Commencement Date until the expiration or sooner termination of this Lease. Notwithstanding the foregoing, there shall be excluded from Rent Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state and local income taxes, change in ownership, taxes or assessments and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts, sales, excise, use or income attributable to operations at the Premises).

If at any time during the Term under the laws of the United States, or the state, county, municipality, or any political subdivision thereof in which the Premises is located, a tax or excise on rent or any other tax however described is levied or assessed by any such political body against Landlord on account of rent payable to Landlord hereunder or any tax based on or measured by expenditures made by Tenant on behalf of Landlord, such tax or excise shall be considered "Rent Taxes" for purposes of this Section 10. 1, and shall be payable in full by Tenant. Such taxes or excises shall be payable within thirty (30) days after Tenant's receipt of the tax bill therefor from Landlord.

10.2 PERSONAL PROPERTY TAXES. Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments, real and personal (but only to the extent not included in Project Expenses or Rent Taxes), levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any tenant improvements or alterations (including Tenant Changes) in or about the Premises and/or the Building (whether installed and/or paid for by Landlord or Tenant). If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within thirty (30) days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

10.3 MUNICIPAL INCENTIVES. Landlord has made application for tax and/or other abatements and/or incentives for the Project with the city of North Richland Hills, and Landlord shall diligently pursue such application until such time as the city of North Richland Hills approves or disapproves such application or Landlord determines, in the exercise of its reasonable business judgement, that it is not prudent to do so. Any and all incentives, abatements, and benefits received prior to and/or following the Commencement Date and applicable to the Term shall be included in the determination of Project Expenses so that the Project Expenses are effectively reduced by the amount of the savings achieved thereby. Landlord makes no (and hereby disclaims any) representation, warranty, covenant, assurance or other statement with respect to whether any such incentives shall be obtained, and Tenant acknowledges that it is not relying on any such representation, warranty, covenant, assurance or other statement by or on behalf of Landlord. The failure of Landlord to obtain any tax and/or other abatements and/or incentives for the Project shall have no affect on the obligations of Tenant hereunder.

11.      REPAIRS.

11.1     LANDLORD'S REPAIR RIGHTS AND OBLIGATIONS.

         (a)      If Tenant fails to promptly perform Tenant's obligations under
Section 11.2 below, or under any other provision of this Lease, then Landlord shall have the option (but not the obligation) to enter upon the Premises after ten (10) days' prior written notice to Tenant, or in the case of an emergency immediately without prior notice, to perform such obligations on Tenant's behalf necessary to return the Premises to good order, condition and repair, whereupon the costs incurred by Landlord shall become due and payable to Landlord, upon demand.

         (b) Unless due to the acts or omissions of Tenant, its contractors, agents, employees or invitees, and unless Tenant is otherwise expressly obligated under the terms and conditions of this Lease, provided Tenant is not in default hereunder beyond the expiration of any applicable grace period, Landlord, at its sole cost and expense, subject to reimbursement if such reimbursement is provided for in accordance with Section 4 of this Lease, shall maintain and repair (i) the Project (excluding, however, those portions of the Premises and/or Building to be maintained by Tenant as provided in Section 11.2 below), (ii) the foundation, the roof (excluding, however, any portions of the roof actually used by Tenant within the Satellite Dish Area) and the structural walls of the Building (the "BASE BUILDING COMPONENTS"), (iii) the Common Areas,
(iv) the Common Parking Area, and the Exclusive Parking Area, and (v) the water and sewer systems of the Building. Except as provided in Section 18.1 below, there shall be no abatement of Rent or liability of Tenant on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Project or any part thereof.

11.2 TENANT'S REPAIR OBLIGATIONS. Except to the extent of the Landlord's obligations under, and as otherwise provided in, Sections 18 and 19 of this Lease, Tenant shall at all times and at Tenant's sole cost and expense keep the Premises, the Generator Pad, the Satellite Dish Area and all parts thereof and all improvements thereon (including, without limitation, utility meters, plumbing, pipes and conduits located within and serving the Premises, all heating, ventilating and air conditioning systems located within or serving the Premises, all fixtures, furniture and equipment, locks, closing devices, security devices, windows, window sashes, casements and frames, floors and floor coverings, shelving, restrooms, ceilings, interior walls, demising walls, doors, electrical and lighting equipment, sprinkler systems, loading dock areas and doors, signs and all other improvements [including any Tenant Changes or other alterations, additions and other property and/or fixtures located within the Premises]) in good condition and repair, reasonable wear and tear and damage due to fire or other casualty excepted. Such maintenance and repairs shall be performed with due diligence, lien-free and in a good and workmanlike manner. Notwithstanding the foregoing, the parties hereto acknowledge and agree that Tenant's obligations to maintain the plumbing, pipes and conduits (collectively, "Plumbing") located within and serving the Premises do not extend to any Plumbing that is not located within the Premises, even if such Plumbing serves the Premises.

12.      ALTERATIONS.

12.1     LANDLORD "BUILDING STANDARD" IMPROVEMENTS.

         (a) On or before June 28, 2000, Landlord will complete the building shell improvements identified on the Exhibit K-1 attached hereto, and Landlord shall furnish to Tenant a certificate from Landlord's contractor confirming that the work set forth in such exhibit has been substantially completed, or if not, the extent to which the work has not been substantially completed. Further, on or before July 27, 2000, Landlord will complete the external improvements identified on the Exhibit K-2 attached hereto, and Landlord shall furnish to Tenant a certificate from Landlord's contractor confirming that the work set forth in such exhibit has been substantially completed, or if not, the extent to which the work has not been substantially completed. To the extent a contractor's certificate to be provided by Landlord to Tenant pursuant to this section indicates that any portion of the work contemplated therein has not been substantially completed, Landlord shall diligently pursue the completion thereof. If there is any dispute over whether Landlord has substantially completed the work described in Exhibit K-1 and Exhibit K-2, such dispute shall be submitted for resolution by binding arbitration in accordance with the terms, conditions and provisions of the Exhibit F attached to this Lease.

         (b) If Landlord fails to substantially complete the improvements referenced in Exhibit K-1 (including having received any required local jurisdiction approval), defined as "LANDLORD'S INTERIOR SHELL IMPROVEMENTS", by June 28, 2000 and such failure is due to the omission, delay, or default on the part of Landlord and which is not due to Force Majeure Delays or delays caused by the omission, delay or default on the part of Tenant, its agents, contractors or any one acting on their behalf, then a Landlord Delay (as defined below) will have occurred for each day the work remains incomplete. If Landlord fails to substantially complete the balance of the shell improvements referenced in Exhibit K-2 (including having received any required local jurisdiction approval), defined as "LANDLORD'S EXTERIOR SHELL IMPROVEMENTS", by July 27, 2000 and such failure is due to the omission, delay, or default on the part of Landlord and which is not due to Force Majeure Delays or delays caused by the omission, delay or default on the part of Tenant, its agents, contractors or any one acting on their behalf, then a Landlord Delay will have occurred for each day the work remains incomplete. In the event of a Landlord Delay as described above, Landlord shall not be liable for any costs, claims, damages, or liabilities incurred by Tenant as a result thereof, and this Lease shall nonetheless commence and continue in full force and effect; provided, however, each of the Commencement Dates and the Rent Commencement Dates set forth in the Summary of this Lease shall be deemed to be postponed by the number of days elapsed from the date set forth above to the date of completion of the work described above. Such postponement of rent and of the Rent Commencement Dates shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of completion of the work described above not occurring by the dates described above. Provided, however, that if (a) the Landlord has failed to complete the work described above within sixty (60) days after the dates set forth above, (b) such failure is a result of Landlord Delay, and (c) no Event of Default shall have occurred and is continuing, Tenant shall have the right, as its sole and exclusive remedy, exercisable by written notice to Landlord within ten (10) days after the expiration of such sixty (60) days period, to terminate this Lease, and if such right is exercised, this Lease and the obligations of the parties hereunder shall terminate, except for any obligations of Tenant which have accrued prior to such termination date and any provision hereof which expressly survives the expiration or earlier termination of this Lease. A "LANDLORD Delay" shall mean a delay in the completion of work to be completed by Landlord due to the omission, delay, or default on the part of Landlord and which is not due to Force Majeure Delays or delays caused by the omission, delay or default on the part of Tenant, its agents, contractors or any one acting on their behalf. If there is any dispute over whether Landlord has substantially completed the work described in Exhibit K-1 and Exhibit K-2, such dispute shall be submitted for resolution by binding arbitration in accordance with the terms, conditions and provisions of the Exhibit F attached to this Lease. If Tenant terminates this Lease pursuant to this Section, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against any and all Claims resulting from any claims or demands made upon Landlord for any commissions, fees or other compensation by The Staubach Company.

12.2 TENANT IMPROVEMENTS. On or before the dates set forth the Work Letter attached hereto as Exhibit L, Tenant will complete the construction of the Tenant Improvements, as more specifically set forth in Exhibit L attached hereto.

12.3     TENANT'S EARLY ACCESS TO THE INITIAL PREMISES. As set forth in Section
2.0 of the Summary, Tenant shall have the right to enter the Initial Premises and to authorize its employees, architects, space planners, consultants, contractors, engineers, suppliers and other representatives (collectively, "Tenant's Contractors") to do so prior to the Commencement Date. Tenant shall protect, defend, indemnify and hold harmless Landlord and all Landlord Indemnified Parties exempt and harmless from and against any and all costs, expenses, claims, demands, judgements, losses, liabilities and causes of action arising out of or in connection with work performed in any portion of the initial Premises by or on behalf of Tenant or otherwise arising out of or connected with the activities of Tenant or its agents, servants, officers, employees, contractors, suppliers or workmen in or about any portion of the Initial Premises, the Building and/or the Project, SPECIFICALLY INCLUDING, WITHOUT LIMITATION, SUCH LIABILITIES, COSTS, DAMAGES, FEES AND EXPENSES ARISING OUT OF OR CONNECTED WITH THE NEGLIGENCE OF LANDLORD OR ANY LANDLORD INDEMNIFIED PARTIES, but excluding any such liabilities, costs, damages, fees and expenses caused by or resulting from the sole or gross negligence or willful misconduct of Landlord or any Landlord Indemnified Parties. Such entry by Tenant and Tenant's Contractors pursuant to this Section shall be deemed to be under all of the terms, covenants, provisions and conditions of this Lease except the covenant to pay Rent.

12.4     TENANT CHANGES; CONDITIONS.

         (a) Tenant shall not make any alterations, additions or improvements to the Premises (collectively, "TENANT CHANGES," and individually, a "TENANT CHANGE") unless Tenant first obtains Landlord's prior written approval thereof, which approval Landlord shall not unreasonably withhold or delay; provided, however, Landlord may withhold its consent, in its sole and absolute discretion with respect to any such alterations, additions, improvements or decorations to or affecting (i) the Base Building Components or any other structural components, and/or utilities or systems of or serving the Premises or any portion thereof, or (ii) any Common Areas. Landlord shall approve or disapprove of any Tenant Change requiring Landlord's written consent thereto prior to the construction thereof within ten (10) business days after Landlord's receipt of the last of (A) Tenant's written request for Landlord's approval to a Tenant Change and the plans, specifications and working drawings related to such Tenant Change, and (B) such other information related to such Tenant Change as Landlord may reasonably require in connection therewith within five (5) days after its receipt of the materials identified in subpart (A). If Landlord fails to approve or disapprove of any Tenant Change within the ten (10) business day period identified in the immediately preceding sentence, and Landlord thereafter fails to approve or disapprove of such Tenant Change within ten (10) business days after its receipt of written notice of its failure to approve or disapprove of such Tenant Change within such ten (10) business day period, Landlord shall be deemed to have approved the applicable Tenant Change. If a Tenant Change (1) does not affect (y) the Base Building Components or any other structural components, and (z) utilities or systems of or serving the Premises or any portion thereof, and (2) will cost less than $25,000.00, Tenant shall have the right to make such Tenant Change without first obtaining Landlord's written approval thereof and without the payment of any fee to Landlord in connection therewith provided that (aa) Tenant provides Landlord with a written notice describing in reasonable detail such Tenant Change, and (bb) on the date of Landlord's receipt of such written notice no Event of Default has occurred and is continuing or any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default. The preceding sentence shall not excuse Tenant from performing such Tenant Change in accordance with the requirements set forth in Sections 12.4(b) and 12.4(c) below and all other applicable provisions of this Lease.

         (b) All Tenant Changes shall be performed: (i) in accordance with plans, specifications and working drawings approved by Landlord; (ii) lien-free and in a good and workmanlike manner; (iii) in compliance with all Laws, including, without limitation, the provisions of Title III of the ADA and all other Disability Laws (as hereinafter defined); (iv) subject to such reasonable rules and regulations as Landlord may from time to time designate, but in no event shall Landlord be entitled to receive a fee for Landlord's approval of the plans, specifications and/or working drawings relating to the applicable Tenant Changes, unless otherwise agreed by Tenant in writing; and (v) in compliance with the requirements of any insurance policy required to be maintained by Tenant under this Lease. Tenant shall promptly pay when due all costs and expenses of any Tenant Changes. Tenant Changes may be performed by a general contractor, construction manager, subcontractors, architects and engineers of Tenant's choice, subject to Landlord's approval which will not be unreasonably withheld or delayed. As used in this Lease, the term "DISABILITY LAWS" shall mean the provisions of (A) Tex. Rev. Civ. Stat. Ann. art 9102, as amended, (B) the ADA, as amended, and (C) any other similar public accommodation Laws.

         (c) Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the provisions of Section 20 of this Lease.

12.5 REMOVAL. All Tenant Changes shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term; provided, however, Landlord may, in its written approval notice related to any such Tenant Change, identify those items of such Tenant Change which Landlord shall require Tenant to remove at the end of the Term. In no event shall Tenant be required to remove any of the improvements existing in the Building as of the date possession thereof is delivered to Tenant. If Landlord requires Tenant to remove any such Tenant Changes as described above, Tenant shall, at its sole cost, remove the identified Tenant Changes on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal. If Tenant fails to remove any such Tenant Changes in accordance with this Section 12.5, Tenant shall pay to Landlord all of Landlord's reasonable costs of such removal and repair.

12.6 REMOVAL OF PERSONAL PROPERTY. All articles of personal property owned by Tenant or installed by Tenant at its expense on the Premises, including, without limitation, computer and telecommunications equipment, Switch Gear, Generator, Uninterruptible Power Supply, AC Power Distribution System, HVAC Chiller Plant, HVAC Stand Alone Units, Facility Monitoring Systems and Fire Suppression systems, business and trade fixtures, furniture and movable partitions (collectively, "Tenant's Property") shall be, and remain, the property of Tenant, together with all personal property owned by Tenant's customers at any time located on the Premises ("Tenant's Customer's Property") and shall be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or sooner termination of this Lease or any termination of Tenant's right to possess the Premises. Tenant shall repair any damage caused by such removal.

12.7 TENANT'S FAILURE TO REMOVE. If, prior to the date of the expiration or sooner termination of this Lease or any termination of Tenant's right to possess the Premises, Tenant fails to remove all of Tenant's Property and Tenant's Customer's Property, or any items of Tenant Changes identified by Landlord for removal pursuant to Section 12.5 above, Landlord may, (without liability to Tenant for loss thereof), at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable Laws; and/or (b) upon ten (10) days' prior notice to Tenant sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable Laws. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's reasonable attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

13.      LIENS.

Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord's request, provide Landlord with enforceable, conditional and final lien releases (and other reasonable evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, within twenty (20) days after receipt of notice of the filing thereof, cause each such lien to be released of record or bonded so that it no longer affects title to the Premises. If Tenant fails to cause such lien to be so released or bonded within such twenty (20) day period, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within ten (10) business days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Default Interest Rate from the date of such payment by Landlord.

14.      ASSIGNMENT AND SUBLETTING.

14.1 RESTRICTION ON TRANSFER. Tenant shall not assign or encumber this Lease in whole or in part, nor sublet all or any part of the Premises, without the prior written consent of Landlord, which consent will not be unreasonably withheld, delayed or conditioned. The consent by Landlord to any assignment, encumbrance or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment, encumbrance or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. Without limiting in any way Landlord's right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to an assignment or sublease if, in Landlord's reasonable opinion, (a) the proposed assignment or sublease involves a change of use of the Premises from that specified herein that is materially different from other uses of areas within the Project by then-existing tenants, (b) the proposed assignee or subtenant is not, in Landlord's reasonable opinion, of reputable or good character or, if Tenant is to be released from its obligations hereunder, the proposed assignee or subtenant does not have, in Landlord's reasonable opinion, a financial strength equal to a tenant to whom Landlord would lease space in the Project, (c) a Mortgagee (as defined in Section 18.1 below) or Ground Lessor (as defined in
Section 18.1 below) does not approve such assignment or sublease after being requested to approve the same, or (d) in the case of a subletting, the subletting shall not be expressly subject to all of the provisions of this Lease and the obligations of Tenant hereunder (other than Tenant's obligation to pay Rent and any other obligations under this Lease that are in no way applicable to the proposed subleased premises) and shall not further provide that if Landlord shall recover or come into possession of the Premises before the expiration of this Lease, Landlord shall have the right to take over the sublease and to have it become a direct lease with Landlord, in which case Landlord shall succeed to all of the rights of Tenant, as sublessor, thereunder and that in such case subtenant shall be bound to Landlord for the balance of the term of the Sublease and shall attorn to and recognize Landlord as its landlord under the sublease under all of the then executory terms of the sublease, except that Landlord will not (i) be liable for any previous acts or omissions of Tenant, as sublessor,
(ii) be subject to any claims of subtenant not expressly set forth in the sublease, (iii) be bound by any modification of the sublease for which Landlord shall have not expressly consented, or (iv) be obligated to perform any repairs or other work beyond Landlord's obligations under this Lease. For purposes of the foregoing, Landlord and Tenant acknowledge and agree that if Tenant proposes to sublease or assign all or part of the Premises to a call center operation, Landlord may not withhold its consent to such sublease or assignment under sub-clause (a) above. Tenant acknowledges and agrees (again without in any way limiting Landlord's right to withhold its consent on reasonable grounds) that Landlord may also withhold its consent to a Transfer based on any one or more of the following: (1) Tenant's failure to satisfy its obligations in Section 14.2;
(2) at the time thereof an Event of Default (as defined in Section 22.1 below) has occurred and is continuing or an event has occurred and is continuing which with the giving of notice or the passage of time, or both, would constitute an Event of Default; (3) unless Landlord receives reasonably adequate assurance (for example, a security deposit) of the performance of all provisions of this Lease regarding the removal of Tenant Changes (including any proposed Tenant Changes), Tenant's Property and Tenant's Customer's Property from the Premises, the portion(s) of the Premises subject to the proposed Transfer will, in Landlord's reasonable judgement, cause the Premises or the portion(s) of the Premises subject to the proposed Transfer to be unmarketable; (4) a lessor under any ground or underlying lease covering the Project or any portion thereof has not approved the proposed Transfer and Landlord has requested that such lessor approve the same; (5) the fact that the Proposed Transferee is a governmental entity; (6) the Proposed Transferee's primary business is prohibited by a non-compete or similar provision of another lease of space at the Project; (7) the Proposed Transferee is a competitor of Landlord; (8) the Proposed Transferee is then, or has within six (6) months immediately preceding Tenant's written request for Landlord's consent to such Transfer been, a person or entity with whom Landlord is dealing or has dealt regarding the possibility of leasing space in the Project and Landlord then has space Available For Rent (as defined in Section 14.5 below) in the Project that is Comparable in Size (as defined in
Section 14.5 below) to the Premises or the applicable portion thereof to be sublet; or (9) the fact that the instrument effecting the proposed Transfer is not in form and content reasonably satisfactory to Landlord.

14.2 TRANSFER NOTICE. If Tenant desires to effect an assignment, encumbrance or subletting of this Lease, the Premises, or any interest therein, in whole or in part (a "TRANSFER"), then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the "TRANSFER DATE"), Tenant agrees to give Landlord a notice (the "TRANSFER NOTICE"), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to as a "PROPOSED TRANSFEREE"), reasonable information (including references) concerning the character, ownership, and financial condition of the Proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the Proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require, together with copies of the Proposed Transfer documentation and the following information about the Proposed Transferee: (1) such Proposed Transferee's proposed use of the Premises; (2) banking, financial, and other credit information (including, without limitation, a current balance sheet and income statement of the Proposed Transferee); and (3) such other information as Landlord may reasonably request in writing within ten (10) days after its receipt of the Transfer Notice and the information described in clauses (1) and (2) of this Section 14.2. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, and as a condition precedent to Landlord's consideration of the proposed assignment or sublease, Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer.

14.3 LANDLORD'S OPTIONS. Within ten (10) business of Landlord's receipt of any Transfer Notice and all of the information and materials required by the first sentence in Section 14.2 above (including, without limitation, any and all additional information requested by Landlord concerning the proposed Transferee's financial responsibility), Landlord will notify Tenant of its election to do one of the following: (a) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; (b) refuse such consent, which refusal shall be on reasonable grounds, subject to the terms herein, or (c) terminate this Lease (or, as to a partial subletting or assignment, terminate this Lease as to the portion of the Premises proposed to be sublet or assigned if the term of any such sublease or partial assignment is coterminous with the remaining term of this Lease), effective as of the effective date of the Transfer Date, without the imposition of any termination fee to Tenant. If in such notice Landlord elects to terminate this Lease as to any portion of the Premises and Tenant does not rescind in writing its request for Landlord's consent to the applicable Transfer within ten (10) business days after its receipt of written notice of such termination, then (i) this Lease shall cease for such portion of the Premises, (ii) Tenant shall pay to Landlord all Rent accrued through the termination date relating to such portion of the Premises covered by the proposed Transfer, and (iii) Landlord and Tenant shall, within fifteen (15) days after Tenant's receipt of Landlord's written notice of termination, enter into an agreement amending this Lease to reflect such partial termination (including, without limitation, Tenant's acknowledgment and agreement that Landlord may lease such portion of the Premises to the prospective transferee [or to any other person] without liability to Tenant).

14.4 ADDITIONAL CONDITIONS. A condition to Landlord's consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord, which instrument shall, in the case of an assignment, include an express assumption by the assignee of all of Tenant's obligations under this Lease. Except as otherwise provided in this Section 14.4, Tenant agrees to pay to Landlord, as additional rent, all sums and other consideration payable to and for the benefit of Tenant by the assignee or sublessee in excess of the rent payable under this Lease for the same period and portion of the Premises after deducting all reasonable out-of-pocket, third party expenses incurred by Tenant in connection with such subleasing or assignment, including, without limitation, any tenant improvements, brokerage fees and marketing expenses, so long as such expenses have been disclosed by Tenant to Landlord in connection with Tenant's request for approval of such assignment or sublease (100% of such excess after such deductions is herein referred to as "TRANSFER PROFITS"). No Transfer will release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee (less any portion of the applicable Transfer Profits Tenant is then entitled to receive pursuant to this Section 14.4), and each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in default under this Lease, said sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments (excluding any portion thereof comprising Transfer Profits which shall be retained by Landlord) will be credited against any payments due under this Lease. Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as no Event of Default has occurred and is continuing and to retain 50% of such Transfer Profits until the date on which an Event of Default has occurred, after which date Tenant shall have no right to retain any such Transfer Profits. This covenant and assignment shall run with the land and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, successors and assigns. Any assignee or purchaser of Tenant's interest in this Lease or any sublessee of all or any portion of the Premises (each such assignee, purchaser or sublessee is herein referred to as a "TRANSFEREE"), by occupying the Premises or any portion(s) thereof and/or assuming Tenant's obligations hereunder, shall assume liability to Landlord for all amounts paid to persons other than Landlord by such Transferee in connection with any such assignment or sale of Tenant's interest in this Lease or subletting of all or any portion of the Premises. No collection or receipt of Rent by Landlord shall be deemed a waiver on the part of Landlord, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof,

Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Section 14, Tenant's and such Transferee's only remedy shall be to submit such claim for resolution by binding arbitration in accordance with the terms, conditions and provisions of the Exhibit F attached to this Lease, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee, waives all other remedies against Landlord, including without limitation, the right to seek monetary damages or to terminate this Lease.

14.5 DEFINITIONS. For the purposes of this Lease, space in the Project shall be considered "AVAILABLE FOR RENT" if (A) the applicable space is not then leased by a tenant and is not then subject to any expansion options, rights of first offer or other options or rights of other tenants or other third parties (or is subject to any of the foregoing, but the party owning the same has waived, been deemed to have waived, or failed to timely exercise the same with respect to the leasing of the applicable space by Landlord), or (B) if the applicable space is then leased and the applicable tenant's lease expires, or shall terminate effective as of a date which is, 4 months or less from the date on which it is being determined whether the applicable space is Available For Rent and such space is not then subject to any expansion options, rights of first offer or other options or rights of other tenants or other third parties (or is subject to any of the foregoing, but the party owning the same has waived, been deemed to have waived, or failed to timely exercise the same with respect to the leasing of the applicable space by Landlord), and space in the Project shall be considered "COMPARABLE IN SIZE" if it is between 90% and 110% of the amount of net rentable square feet of space being compared to such space (by way of example only, if Tenant is proposing to sublease 10,000 net rentable square feet of the Premises, then any space containing at least 7,500 net rentable square feet of space and not more than 12,500 net rentable square feet of space would be considered Comparable in Size to such proposed subleased portion of the Premises). For the purposes of this Lease, the term "AFFILIATE" shall mean a person or entity directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the party in question. The term "CONTROL", as used in this Section 14.5, means, with respect to an entity that is a corporation, the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to an entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity. In determining whether a person or entity is an Affiliate of an individual, the aggregate voting rights or interests in other entities which are held by members of such individual's immediate family members or by trusts for the benefit of such individual's immediate family members shall be attributed to such individual.

14.6 PERMITTED TRANSFERS. Notwithstanding anything to the contrary in this Lease, Tenant may assign this Lease in its entirety or sublease all or any portion of the Premises without the prior written consent of and without payment of any fees to Landlord (including, without limitation attorney's fees) and without triggering a right of Landlord to recapture of such portion of the Premises to (1) any Affiliate of Tenant, (2) any partnership, corporation or other business entity into or with which Tenant, or its permitted successors or assigns, shall be merged, converted or consolidated in accordance with applicable statutory provisions governing merger, conversion or consolidation of the applicable business entity, or (3) a partnership, corporation or other business entity which is a direct successor to Tenant owning all or substantially all of Tenant's business and assets provided that, in connection with any assignment or subletting described in clauses (1), (2) and (3) of this
Section 14.6, (a) Tenant shall have notified Landlord in writing prior to or promptly after such assignment or subletting, (b) at the time thereof no Event of Default has occurred and is continuing and no event has occurred which with the giving of notice or the passage of time, or both, would constitute an Event of Default, and (c) the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes all of the Tenant's obligations under this Lease; provided, however, that any sublessee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the applicable Transfer (excluding, however, any obligation to pay Rent due hereunder). Any assignment or subletting permitted without Landlord's prior written consent as provided above (a "PERMITTED TRANSFER WITHOUT LANDLORD CONSENT") shall not release Tenant from any of its existing or future obligations (including, without limitation, its obligation to pay Rent) under this Lease. For the purposes of this Section 14.6, the term "Tenant" shall also mean a permitted assignee or sublessee of the initial Tenant named in this Lease.

15.      ENTRY BY LANDLORD.

Landlord and its employees and agents shall at all reasonable times and with reasonable notice (except in the case of an emergency) have the right to enter the Premises to inspect the same, to show the Premises to prospective lenders or purchasers (or during the last four (4) months of the Term, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises as contemplated by Section 11. In exercising such entry rights, Landlord shall use best efforts to minimize, to the extent practicable, the interference with Tenant's business, and shall provide Tenant with reasonable advance notice of such entry (except in emergency situations) and (except in emergency situations) shall be subject to such security procedures, including without limitation, identification, sign-in and escorting as Tenant may reasonably require. Landlord shall have reasonable means available to it to open Tenant's doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord in accordance with this Section 15 shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of Rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord except to the extent of Landlord's gross negligence or willful misconduct.

16.      HEATING AND AIR CONDITIONING

         (a) Landlord shall furnish on or before the Commencement Date the following new, commercial-grade heating and air conditioning units located on the roof of the Building above the Initial Premises (collectively, the "HVAC UNITS"): ten (10) twenty ton air conditioning units. Landlord shall assign to Tenant all repair and maintenance warranties owned by Landlord with respect to the HVAC Units.

         (b) Tenant shall operate the HVAC Units at its sole cost and expense in accordance with its design criteria unless otherwise required by applicable Laws. The cost of electricity consumed by the HVAC Units shall be measured by a separate electric meter as provided in Section 5 above.

         (c) Tenant shall be responsible for the repair and maintenance of the HVAC Units and shall promptly notify Landlord of any damage to, or malfunction of, the HVAC Units. Throughout the Term, Tenant shall contract with a qualified and properly insured HVAC contractor reasonably acceptable to Landlord to have the HVAC Units serviced at minimum of once every six (6) months. Such service shall include, but not be limited to, cleaning of the coil and condenser units on each unit; checking the electrical connections, the oil and refrigerant for leaks, the safety-device, the blower belt for wear, tension and alignment, the expansion valve, coil temperature, and condensate drain; and maintaining the lubrication and addition of freon. Tenant shall secure, at its sole cost and expense, and shall provide Landlord with a copy of the service contract providing for the maintenance as described in this subparagraph, within sixty (60) days following the Commencement Date, and thereafter, Tenant shall renew or replace the service contract so the service contract or a replacement thereof remains in full force and effect at all times until the expiration or earlier termination of this Lease. Tenant shall provide Landlord with written evidence of such renewal or replacement at least ten (10) days prior to expiration of the then existing service contract. Landlord shall be responsible for the replacement of the HVAC Units, except to the extent such replacement is a result of the failure of Tenant to perform its maintenance obligations for the HVAC units or is caused by Landlord, its employees, or contractors.

         (d) The HVAC Units shall be for the sole use of Tenant and the Premises.

17.      INDEMNIFICATION AND EXCULPATION.

17.1 TENANT'S ASSUMPTION OF RISK AND WAIVER. Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and such matter is indemnified by Landlord pursuant to Section 17.2(b) below, Landlord shall not be liable to Tenant, Tenant's employees, agents or invitees for: (a) any loss (including loss by theft) or damage to property of Tenant, or of others, located in, on or about the Premises, the Generator Pad, or the Satellite Dish Area, which property shall be the sole risk of Tenant; (b) any injury to, or death of any, persons or any loss of, or damage to, any property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature; or (c) any such damage caused by other persons in, on or about the Premises, the Generator Pad or the Satellite Dish Area, occupants of adjacent property, or the public, or caused by operations in construction of any private, public or quasi-public work. Tenant, as a material part of the consideration to be rendered to Landlord under this Lease and to the extent permitted by law, hereby waives all claims, INCLUDING

ANY CLAIMS CAUSED BY OR RESULTING FROM THE NEGLIGENCE OF LANDLORD OR ANY LANDLORD INDEMNIFIED PARTIES, except to the extent caused by or resulting from the gross negligence or willful misconduct of Landlord or any Landlord Indemnified Parties, Tenant or Tenant's successors or Transferees may have against Landlord or any Landlord Indemnified Parties, for any of the matters described in subparts (a) through (c) of this Section 17.1. Landlord shall in no event be liable for any consequential damages or loss of business or profits and Tenant hereby waives any and all claims for any such damages.

17.2     INDEMNIFICATION.

         (a) Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and the Landlord Indemnified Parties harmless from and against, any and all Claims (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS CAUSED BY OR RESULTING FROM THE NEGLIGENCE OF LANDLORD OR ANY LANDLORD INDEMNIFIED PARTIES) arising or resulting from (i) any injury to, or death of, any person, or any loss of, or damage to, any property connected with the use, condition or occupancy of the Premises; (ii) any act, omission or negligence of Tenant or any of the Tenant's Parties; (iii) the use of the Premises and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in, on or about the Premises; and (iv) any breach, violation, or non-performance of any obligation of Tenant hereunder; provided, however, such indemnification by Tenant shall not include Claims waived by Landlord in Section 21 below, and Tenant shall not be required to indemnify or hold Landlord or the Landlord Indemnified Parties harmless from any Claims to the extent resulting from the sole or gross negligence or willful misconduct of Landlord or any Landlord Indemnified Parties. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel selected by Tenant.

         (b) Landlord shall be liable for, and shall indemnify, defend, protect and hold Tenant and the Tenant Indemnified Parties harmless from and against any and all Claims (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS CAUSED BY OR RESULTING FROM THE COMPARATIVE NEGLIGENCE OF TENANT OR ANY TENANT INDEMNIFIED PARTIES) which are suffered by, recovered from or asserted against Tenant or any Tenant Indemnified Parties and which (i) are not paid by proceeds of insurance carried by Landlord, Tenant or any Tenant Indemnified Parties, and (ii) arise from or in connection with (A) the use of the Common Areas by Tenant or any Tenant Indemnified Parties, or (B) the gross negligence or willful misconduct of Landlord or any of the Landlord Indemnified Parties; provided, however, such indemnification by Landlord shall not include (1) Claims waived by Tenant in
Section 17.1 above or in Section 21 below, (2) any Claim to the extent caused by or resulting from the sole or gross negligence or willful misconduct of Tenant or its assignees, sublessees, officers, directors, employees, agents, servants, contractors, customers or invitees, or (3) Claims arising in connection with Tenant's or any Tenant Indemnified Parties' use of the Satellite Dish Area, or the Generator Pad. In case any action or proceeding is brought against Tenant or any Tenant Indemnified Parties by reason of any such indemnified Claims, Landlord, upon notice from Tenant, shall defend the same at Landlord's expense.

18.      DAMAGE OR DESTRUCTION.

18.1 RIGHTS OF LANDLORD AND TENANT. In the event the Premises or the Project are damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Project (each a "Mortgagee") or by any lessor under a ground lease covering the Project (a "Ground Lessor"), the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefor, provided such repairs can, in Landlord's sole opinion, be made within one hundred twenty (120) days after the occurrence of such damage without the payment of overtime or other premiums. Until such repairs are completed, Rent shall be abated effective as of the date of such fire or other casualty in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business. If repairs cannot, in Landlord's sole opinion, be made within one hundred twenty (120) days after the occurrence of such damage without the payment of overtime or other premiums, Landlord may, at its option, make them within a reasonable time, and in such event, this Lease shall continue in effect and Rent shall be abated in the manner provided in the immediately preceding sentence. In the case of repairs which, in Landlord's opinion, cannot be made within such one hundred twenty
(120) day period, or in the event that insurance proceeds for repairs have not been made available to Landlord by a Mortgagee or Ground Lessor, or if the Premises or the Project are damaged by a casualty not covered by Landlord's insurance, Landlord shall notify Tenant within sixty (60) days of the date of occurrence of such damage as to whether or not Landlord will make such repairs. If Landlord elects not to make such repairs, then either party may, by written notice to the other, terminate this Lease as of the date of the occurrence of such damage, and Landlord shall have no liability to Tenant for failure to make such repairs except for abatement of Rent. Except as provided in this Section 18.1, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from the making of any such repairs, alterations or improvements in or to any portion of the Project and/or the Premises, or in or to fixtures, appurtenances and equipment located therein, and, in any event, there shall be no liability of Landlord should repairs require more than one hundred twenty
(120) days for completion; provided, however, if Landlord makes repairs, Landlord shall do so as quickly as possible without the payment of overtime or premiums (unless Tenant agrees to bear the costs of such overtime or premiums). In addition, Tenant shall have the right, at its sole cost and expense, to install temporary facilities for the operation of any or all of its business, to the extent appropriate facilities are available, during the rebuilding period at a location at the Project proposed by Tenant and approved by Landlord, provided that (i) such installation shall comply with all applicable Laws relating thereto, (ii) Tenant obtains all necessary permits and/or approvals from the City of North Richland Hills and all other Governmental Authorities having jurisdiction over Tenant and/or the Project and provides Landlord with written evidence of the same, (iii) Tenant shall remove all such installation upon completion of the repair of the Premises, and (iv) Tenant shall have furnished Landlord, in the form and content required by Section 20 below, with evidence of the insurance that Tenant is obligated to furnish to Landlord pursuant to
Section 20. If the Premises is damaged so that Tenant cannot reasonably conduct its business therein and such damage was not caused, in whole or in part, by any act, omission or negligence of Tenant or any officers, employees, agents, contractors, subcontractors, sublessees or licensees of Tenant, then immediately following such damage, Tenant shall have the right, at its sole cost and expense, to relocate the Premises for the balance of the Term to any other space in the Project that is not then leased to another tenant; provided, however, Tenant shall not have the foregoing right if at the time Tenant elects to exercise the same an Event of Default has occurred and is continuing or an event has occurred and is continuing which with the giving of notice or the passage of time, or both, would constitute an Event of Default. Tenant must exercise the forgoing relocation right by giving Landlord written notice thereof within forty-five (45) days after the date Landlord delivers written notice to Tenant as to whether Landlord shall repair such damage. Landlord will cooperate with Tenant in identifying space at the Project that is available for lease and in connection with Tenant's relocation to the same, and if Tenant timely exercises its relocation right, Landlord and Tenant will enter into an amendment to this Lease to address the correct size and location of the relocated Premises, which relocated Premises shall in no event be less than 95% of the net rentable square footage of the Premises at the time of such damage.

18.2 AGREEMENTS REGARDING LANDLORD'S REPAIRS. If Landlord is obligated to repair damage to the Premises or the Project pursuant to Section 18.1 above or Landlord has otherwise agreed in writing to repair such damage (subject to the terms and conditions of such other agreement), Landlord shall use reasonable efforts to complete or cause the completion of the repairs to the same on or before the expiration of the Casualty Repair Delivery Period (as defined below in this Section 18.2). Notwithstanding anything else to the contrary contained in this Lease, if Landlord, for any reason whatsoever, cannot complete or cause the completion of the repair of the applicable damage to the Premises such that the Premises are usable by Tenant for the purposes identified in Section 1.8 of the Summary on or before the last day of the Casualty Repair Delivery Period, then Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, other than any rental abatement expressly provided for herein, provided but Tenant shall, as its sole and exclusive remedy, have the right to terminate this Lease by giving Landlord written notice thereof. As used herein, the term "CASUALTY REPAIR DELIVERY PERIOD" shall mean the period of time beginning on the date the Premises and the Building have been damaged by fire or other insured casualty and ending on the date which shall be determined by adding to the 240th day after such damage date the number of days, if any, that Landlord is delayed and/or prevented from completing or causing the completion of the repair of the applicable damage to the Premises as a result of Force Majeure Delays (as defined in Section 31.15 below). If (i) Tenant attempts to terminate this Lease pursuant to this Section and delivers to Landlord written notice of such termination, and (ii) Landlord in good faith disputes such attempted termination, Landlord shall notify Tenant in writing of such dispute (a "LEASE TERMINATION DISPUTE NOTICE") within ten (10) days after Landlord's receipt of Tenant's written notice of termination, and Landlord and Tenant shall thereafter proceed to diligently and in good faith attempt to resolve such dispute and, if the parties are unable to resolve the same within thirty (30) days after Tenant's receipt of the applicable Lease Termination Dispute Notice, such dispute shall be submitted for resolution by binding arbitration in accordance with the terms, conditions and provisions of the Exhibit F attached to this Lease. If Landlord timely delivers a Lease Termination Dispute Notice to Tenant, the applicable written termination notice of Tenant shall be of no force or effect until such time, if any, as either (y) Landlord and Tenant agree otherwise in a writing signed by both parties, or (z) a panel of arbitrators decides that Tenant's termination of this Lease was, in fact, effective; provided, however, if Tenant prevails in the arbitration of such dispute, the termination of this Lease shall be effective as of the date set forth in Tenant's written notice of termination, but further provided that notwithstanding such earlier effective termination of this Lease, if during the time period from such proposed termination date until the date of the arbitrators' decision, to the extent Tenant is in possession and occupancy of the Premises, Tenant shall pay Rent and other charges and shall otherwise comply with all provisions of this Lease. If Landlord fails to dispute any such written termination notice of Tenant within such ten (10) day period, Tenant's written termination notice shall conclusively be deemed to be effective for the purposes of this Section.

18.3     ACKNOWLEDGMENTS REGARDING REPAIRS. Tenant acknowledges and agrees that
(i) Landlord will not carry insurance of any kind on (1) Tenant's furnishings or furniture, (2) the Tenant Improvements in the Premises, or (3) any fixtures or equipment removable by Tenant under the provisions of this Lease, and (ii) Landlord shall not be required to repair any injury or damage caused by fire or other cause, or to make any repairs or replacements to or of improvements installed in the Premises by or for Tenant, all of which shall be the sole responsibility of Tenant.

19.      EMINENT DOMAIN.

19.1     TOTAL OR PARTIAL TAKING.

         (a) In the event (i) all of the Premises, or such substantial part of the Premises or the Project as shall materially and adversely interfere with Tenant's ability to conduct its business upon the Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold in lieu of or to prevent such taking, or (ii) so much of the Common Parking Area shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold in lieu of or to prevent such taking and, after such taking or sale in lieu thereof, Landlord can no longer provide Tenant with Tenant's allocated parking spaces as provided in Section 6.8 above (unless Tenant at its sole option elects to reduce its parking rights accordingly), either party shall have the right to terminate this Lease by providing the other party (and, with respect to a termination by Tenant, any Mortgagee or Ground Lessor) written notice thereof within thirty (30) days of such party's receipt of a notice of such taking. Such termination shall be effective as of the date possession is required to be surrendered to said authority. Said termination of this Lease shall not release Landlord or Tenant from any obligations or liabilities of such party under this Lease, actual or contingent, which have accrued on or prior to said termination. Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant; provided, however, in the event of such a taking, Tenant shall be entitled to such share of the award as is equitably attributable to Tenant Changes and Tenant's Property (if any), and Tenant shall have the right to recover from any condemning authority, through a separate award which does not reduce Landlord's award, any compensation as may be awarded Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's physical property from the Premises, including, without limitation, any of Tenant's Property.

         (b) In the event of a taking described in Section 19.1(a) and this Lease is not terminated as described in such section, then this Lease shall continue in full force and effect except that after such taking, the Annual
Rent shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority. Following such partial taking, Landlord shall make all necessary repairs or alternations within the scope of Exhibits K-1 and K-2 necessary to make the Premises an architectural whole, in Landlord's reasonable business judgement.

19.2 TEMPORARY TAKING. In the event of taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and Rent shall not abate, except as set forth in this section, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided such award is expressly allocated to the Premises. In the event of a temporary taking, Rent shall be abated effective for the period of such taking in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business. Any temporary taking which continues for thirty
(30) days shall be governed by Section 19.1 above.

20.      TENANT'S INSURANCE; LANDLORD'S INSURANCE.

20.1 TYPES OF INSURANCE TO BE MAINTAINED BY TENANT. On or before the earlier of the Commencement Date or the date Tenant commences or causes to be commenced any work of any type in or on any portion of the Premises, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect respecting the Premises, the following insurance:

         (a) Special Form (formerly referred to as "All Risk") property insurance, including fire and extended coverage, sprinkler leakage, vandalism, and malicious mischief coverage, upon property and improvements owned by Tenant of every description and kind located in the Premises or otherwise at the Project, including, without limitation, furniture, equipment and any other personal property, any Tenant Changes, the Satellite Dish (as defined in the Exhibit E attached hereto), if applicable, Tenant's Power Generator (as defined in the Exhibit J attached hereto), if applicable, and any other improvements in or to the Premises or located in the Satellite Dish Area or the Generator Pad in an amount not less then the full replacement cost thereof. This insurance shall be on an occurrence basis. Evidence of this insurance shall be provided on ACORD Form 27.

         (b) Commercial general liability insurance coverage, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner's protective coverage, contractual liability (including Tenant's indemnification obligations under this Lease, including
Section 17 hereof), liquor liability (if Tenant serves or stores alcohol on the Premises), products and completed operations liability, and owned/non-owned auto liability, with a general aggregate of not less than Five Million Dollars ($5,000,000). The general aggregate amount of such commercial general liability insurance may be increased every three (3) years during the Term to an amount reasonably required by Landlord. Tenant's liability insurance shall be written on an occurrence basis on a form approved by Landlord (which approval will not be unreasonably withheld). All commercial general liability insurance maintained by Tenant as required by this Lease (and any commercial umbrella applicable thereto) shall be endorsed using a waiver of subrogation form or forms approved by Landlord (which approval will not be unreasonably withheld), and any such endorsements shall be unmodified and shall be in favor of all Landlord Parties. Landlord's approval of the form of Tenant's liability insurance may not be withheld if the form of such insurance is identical in all material respects to either Insurance Services Office "ISO") form CG 0001 1092 or CG 0001 0695 or any successor forms. Landlord's approval of waiver of subrogation endorsement forms may not be withheld if the form of such endorsement is identical in all material respects to ISO form CG 2404 1093 or any successor form.

         (c) Worker's compensation in statutory amounts and limits, and employer's liability insurance in an amount not less than $1,000,000.00 or the amount required by law, whichever is greater, covering all persons employed in connection with any work done on or about the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises. All employer's liability insurance maintained by Tenant as required by this Lease (and any commercial umbrella applicable thereto) shall be endorsed using an endorsement form approved by Landlord (which approval will not be unreasonably withheld) (i.e., a waiver of subrogation endorsement), and such endorsement shall be in favor of all Landlord Parties. Landlord's approval in this subparagraph may not be withheld if the form of endorsement is identical in all material respects to ISO endorsement form WC 429394 or any successor form of endorsement.

         (d) Business income and extra expense insurance (formerly known as "business interruption insurance") in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

         (e) Any other form or forms of insurance as Tenant or Landlord or any Mortgagee or Ground Lessor may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself. but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs. If Tenant or any contractor of Tenant performs any work on any portion or portions of the Premises or, as expressly permitted by this Lease, on approved areas of the roof of the Building and/or approved areas of the Project, prior to the commencement of any such work, Tenant shall deliver to Landlord certificates issued by insurance companies licensed to do business in the State of Texas, in form and content reasonably acceptable to Landlord, evidencing that commercial general liability, workers' compensation, employer's liability, automobile liability and other insurance as required by Landlord and any Mortgagee or Ground Lessor, in amounts and with companies reasonably satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant or any contractor of Tenant to perform such work, and name all Landlord Parties as additional insureds.

         (f) Tenant represents to Landlord that Tenant's insurance policies contain an express prohibition on Tenant's insurance being primary and non-contributory to any other insurance carried by Landlord or Landlord Parties. In the event such representation is untrue or in the event Tenant's insurance at any time does not contain such an express prohibition, Tenant's insurance shall be primary and non-contributory to any other insurance carried by Landlord or any Landlord Parties.

20.2 REQUIREMENTS FOR TENANT'S INSURANCE. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers which are reasonably approved by Landlord and/or Landlord's mortgagees and are authorized to do business in the state in which the Premises is located and rated not less than financial class X, and not less than policyholder rating A in the most recent version of Best's Key Rating Guide; (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and name Landlord as additional insureds (and with respect to the insurance described in Section 20.1 (a) above, as loss-payees) thereunder, all as their respective interests may appear; (d) not have a deductible amount exceeding Ten Thousand Dollars ($10,000), (except for earthquake and flood insurance, if any, which shall have a deductible amount not to exceed five percent (5%) of the replacement cost); (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and Landlord's mortgagees and ground lessors shall be primary, and any insurance carried by Landlord or Landlord's mortgagees and ground lessors shall be excess and non-contributing; (f) except for worker's compensation insurance, contain an endorsement that the insurer waives its right to subrogation as described in
Section 21 below; (g) contain a requirement by the insurer to notify (or be endorsed to require that such insurer notify) Landlord (and the mortgagees and ground lessors of Landlord who are named as additional insureds) in writing not less than thirty (30) days prior to any change, reduction in coverage, cancellation or other termination thereof (except that only ten (10) days notice shall be required prior to cancellation for failure to pay premiums); and (h) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of the Premises for purposes more hazardous than permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by any Mortgagee pursuant to any provision of the mortgage upon the happening of a default thereunder, or (iv) any change in title or ownership of the Premises; provided, however, that with respect to clauses (iii) and (iv), Tenant requires notice of such an event in order to add the Mortgagee and/or any new title holder as an Additional Insured and such clauses will only be applicable following notice to Tenant's insurance carrier of such events. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than five (5) days prior to the date Tenant takes possession of all or any part of the Premises, certificates from the insurance company evidencing the existence of such insurance and Tenant's compliance with the foregoing provisions of this Section 20. Tenant shall cause replacement certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. Copies of endorsements to the applicable insurance policy must be attached to all certificates delivered by Tenant to Landlord as required by this Lease. If any such initial or replacement certificates are not furnished within the time(s) specified herein, or Tenant otherwise fails to satisfy its obligations under this Section 20 and such failure continues for ten
(10) business days after Tenant's receipt of written notice of such failure, shall constitute an Event of Default without the benefit of any additional notice or cure period provided in Section 22.1 below, and Landlord shall have the right, but not the obligation, to cure such default at Tenant's expense. As used in this Section 20, the term "Landlord Parties" shall mean (i) Landlord,
(ii) any lender whose loan is secured by a lien against the Project, or any portion thereof, that has been identified to Tenant in a writing sent by Landlord or its agent or property manager, (iii) any ground lessor of all or any portion of the Project that has been identified to Tenant in a writing sent by Landlord or its agent or property manager, (iv) the Building manager and any other parties which Landlord shall deem necessary, (v) their respective shareholders, members, partners, Affiliates and subsidiaries, and (vi) any directors, officers, managers, employees, agents or contractors of such persons or entities.

20.3 EFFECT ON INSURANCE. Tenant shall not do or permit to be done anything which will violate or invalidate any insurance policy maintained by Tenant hereunder. If Tenant's occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord, Tenant shall pay such increase as additional rent within ten (10) days after being billed therefor by Landlord. Landlord represents that use of the Premises for general office use, a network operations center and computer and telecommunications equipment rooms will not increase the premiums for Landlord's insurance. If any insurance coverage carried by Landlord shall be canceled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy


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

such condition within five (5) days after written notice thereof, Tenant shall be deemed to be in default under this Lease, without the benefit of any additional notice or cure period specified in Section 22.1 below, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant's cost.

20.4 TYPES OF INSURANCE TO BE MAINTAINED BY LANDLORD. Except as otherwise provided in this Section 20.4, Landlord covenants and agrees that throughout the Term it will maintain Special Form property insurance, including fire and extended coverage, vandalism, and malicious mischief coverage upon the Building (excluding excavation, foundation, footings and underground flues and drains) and the machinery, boilers and equipment contained therein owned by Landlord (excluding any property with respect to which Tenant is obligated to insure pursuant to the provisions of Section 20.1 above), in an amount not less than the full replacement cost thereof as reasonably determined by Landlord. Landlord will also, throughout the Term, carry public liability and property damage insurance with respect to the operation of the Project in reasonable amounts as would be customarily carried by an owner of a similar property in the vicinity of the Project. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as Landlord or any Mortgagee or Ground Lessor may reasonably determine to be advisable, and Landlord shall take out and carry any other form or forms of insurance as any Mortgagee or Ground Lessor shall require of Landlord. Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided herein, Tenant acknowledges that it has no right to, receive any proceeds from any such insurance policies carried by Landlord and that such insurance will be for the sole benefit of Landlord with no coverage for Tenant for any risk against which insurance has been obtained.

20.5 DELIVERY OF EVIDENCE OF LANDLORD'S INSURANCE. If requested in writing by Tenant during the Term (but not more than once in any 12 month period), Landlord shall provide Tenant with evidence that Landlord is maintaining the insurance required pursuant to Section 20.4 above; provided, however, Landlord shall have no obligation to furnish the foregoing evidence of Landlord's insurance at any time in which an Event of Default has occurred and is continuing or an event has occurred and is continuing which with the giving of notice or the passage of time, or both, would constitute an Event of Default.

21. WAIVER OF SUBROGATION. All fire, extended coverage and/or damage insurance which must be carried by Tenant or Landlord shall be endorsed with a subrogation clause substantially as follows: "We waive any right of recovery we may have against the designated person or organization shown below because of payments we make for injury or damage arising out of your ongoing operations or done under a contract with that person or organization and included in the products-completed operations hazard. This waiver applies only to the designated person or organization." Tenant agrees to take all actions necessary to ensure that (a) Landlord shall be a "designated person or organization" for purposes of the foregoing at all times while this Lease is in effect and (b) Tenant's fire, extended coverage and/or damage insurance waives all rights of recovery against Landlord in accordance with the foregoing subrogation clause. Landlord and Tenant each hereby waives any rights it may have against the other (including, but not limited to, a direct action for damages) on account of any loss or damage occasioned to Landlord or Tenant, as the case may be (WHETHER OR NOT SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF LANDLORD OR TENANT OR THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, EMPLOYEES, SERVANTS AGENTS OR INVITEES), to their respective property, the Premises, its contents or to any other portion of the Property arising from any risk covered by the current Texas State Board of Insurance promulgated form of property insurance and the customary commercially obtainable endorsements thereto, or covered by any other insurance required to be carried by Tenant and Landlord, respectively, pursuant to this Lease. If a party waiving rights under this Section is carrying a property insurance policy in the promulgated form used in the State of Texas and an amendment to such promulgated form is passed, such amendment shall be deemed not a part of such promulgated form until it applies to the policy being carried by the waiving party. Without in any way limiting the foregoing waivers and to the extent permitted by applicable law, the parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that Landlord or Tenant or their respective insurers may have against the other party or their respective officers, directors, employees, agents or invitees and all rights of their respective insurance companies based upon an assignment from its insured. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this Section and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers. The foregoing waivers shall be effective whether or not the parties maintain the required insurance.

22.      TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

22.1 TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default under this Lease by Tenant (an "EVENT OF DEFAULT"):

         (a) with respect to the payments of Rent (whether a monthly installment of Annual Rent or any other amount due and payable by Tenant pursuant to this Lease) due from Tenant to Landlord under this Lease not made by Tenant when due, the failure by Tenant to make such payment to Landlord within five (5) days after Tenant receives written notice specifying that the applicable payment was not made when such payment was due; provided, however, in the event Tenant fails to pay the monthly installment of Annual Rent when due for a period of four (4) consecutive months, Tenant shall thereafter not be entitled to any further notices of the failure to pay Rent, and the failure of the Tenant to pay Rent within five (5) days of the date when due shall be an Event of Default, without further notice;

         (b) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Section 22.1 (a) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion within ninety (90) days after such written notice of default (or such longer time as Landlord may agree in writing), but in any event prior to the time such failure would result in a violation of applicable Laws or a default by Landlord under any lease or lien affecting the Project or the Building;

         (c) a breach by Tenant of any of the provisions of Sections 12.4(a) and 14 hereof,

         (d) the doing, or permitting to be done, by Tenant of any act which creates a mechanic's lien or claim therefor against the Project or any part thereof or against the interest of Landlord in the leasehold hereby created if the same is not released, bonded or otherwise provided for by indemnification satisfactory to Landlord within thirty (30) days after Tenant first obtains actual knowledge of such lien or claim;

         (e) the occurrence and continuance of a Vacation of the Premises (as hereinafter defined); or

         (f) (i) the making by Tenant of any general assignment for the benefit of creditors (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against the Tenant the same is dismissed within ninety [90] days) (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where possession is not restored to Tenant within ninety (90) days or (iv) the attachment execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within ninety (90) days.

As used in this Lease, the phrase "VACATION OF THE PREMISES" shall mean vacating the Premises without providing a reasonable level of security to minimize the potential for vandalism, or where the coverage of the property insurance under
Section 20.l(a) is jeopardized as a result thereof.

22.2. LANDLORD'S REMEDIES. Upon the occurrence and during the continuance of an Event of Default, then, and in any such event, Landlord, besides other rights or remedies it may have under this Lease, at law or in equity and without prejudice to any of the same, shall have the option, without any notice to Tenant (except as expressly provided below) and with or without judicial process, to pursue any one or more of the following remedies:

         (a) Landlord may terminate this Lease by written notice to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord.

         (b) To the extent permitted by applicable Laws, Landlord may enter upon and take custodial possession of all or any portion of the Premises by picking the locks if necessary, lock out or remove Tenant and any other person occupying all or any portion of the Premises and alter the locks and other security devices at the

Premises, all without Landlord being deemed guilty of trespass or becoming liable for any resulting loss or damage (except as may be caused by Landlord or its agent's gross negligence or intentional misconduct) and without causing a termination or forfeiture of this Lease or of Tenant's obligation to pay rent.

         (c) Landlord may enter all or any portion of the Premises and take possession of and remove any and all trade fixtures and personal property situated thereon, without liability for trespass or conversion. Landlord may retain control over all such property for the purpose of foreclosing the liens and security interests described in Section 31.20 below by public or private sale. If Landlord takes possession of and removes personal property from the Premises, then prior to any disposition of the property by sale or until Tenant reclaims the property if no foreclosure by public or private sale is contemplated, Landlord may store it in a public warehouse or elsewhere at the cost of and for the account of Tenant without the resort to legal process and without becoming liable for any resulting loss or damage.

Landlord's pursuit of any remedy specified in this Lease will not constitute an election to pursue that remedy only, nor preclude Landlord from pursuing any other remedy available at law or in equity, nor constitute a forfeiture or waiver of any Rent or other amount due to Landlord as described below.

22.3 RE-ENTRY AND RE-LETTING. In the event Landlord enters and takes possession of all or any portion of the Premises without electing to terminate this Lease, Landlord will have the right to relet all or any portion of the Premises for Tenant, in the name of Tenant or Landlord or otherwise, on such terms as Landlord deems advisable and Tenant hereby appoints Landlord its attorney-in-fact for such purposes. Landlord will not be required to incur any expenses to relet all or any portion of the Premises, although Landlord may at its option incur customary leasing commissions or other costs for the account of Tenant as Landlord shall deem necessary or appropriate to relet. In no event will the failure of Landlord to relet all or any portion of the Premises reduce Tenant's liability for monthly rentals and other charges due under this Lease or for damages. To the extent Landlord is obligated under Texas law to mitigate its damages following a default by Tenant under this Lease, Landlord may satisfy such obligation by retaining a real estate broker (such broker can be the same as the broker that is leasing the other space in the Building and/or Project which is available for rent) and acknowledging that all portions of the Premises as available for lease; provided, however, in no event shall Landlord be obligated to either (a) relet all or any portion(s) of the Premises for less than the then market value of such premises as determined by Landlord, or (b) relet all or any portion(s) of the Premises unless there is/are no other comparable space/spaces available for lease at the Project. Without causing a surrender or forfeiture of this Lease after the occurrence and during the continuance of an Event of Default, Landlord may: (i) relet all or any portion of the Premises for a term or terms to expire at the same time as, earlier than, or subsequent to, the expiration of the Term; (ii) remodel or change the use and character of all or any portion of the Premises; and (iii) grant rent concessions in reletting all or any portion of the Premises, if necessary in Landlord's judgment, without reducing Tenant's obligation for rentals specified in this Lease. Landlord may retain the excess, if any, of the rent earned from reletting all or any portion of the Premises over the rentals specified in this Lease, and such excess, after deduction of all costs incurred in connection with such re-letting, including without limitation, any tenant concessions, tenant improvements and allowances, commissions, and reasonable attorneys' fees, shall be credited against the amounts owed by Tenant to Landlord under this Lease (provided, however, in no event shall Landlord be required to pay Tenant any of such excess and in no event shall Landlord be delayed in enforcing any remedy against Tenant by virtue of such credit). The foregoing shall not be deemed to relieve Landlord from any obligation under Texas law to mitigate the damages of Landlord arising as a result of a default by Tenant under this Lease.

22.4 CONTINUATION OF LEASE. Upon the occurrence and during the continuance of an Event of Default, in addition to any other remedies available to Landlord under this Lease, at law or in equity, and subject to the foregoing provisions regarding mitigation of damages, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section 22.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this Section 22.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

22.5 TERMINATION. Upon the termination of this Lease, Landlord will be entitled to recover all unpaid Rent that has accrued through the date of termination plus the reasonable costs of performing any of Tenant's obligations

(other than the payment of Rent) that should have been but were not satisfied as of the date of such termination. Landlord shall also be entitled to recover the amounts set forth in Section 22.6 below.

22.6 REPOSSESSION AND RENTAL ACCELERATION. In the event Landlord either (a) enters and takes possession of all or any portion of the Premises without electing to terminate this Lease, or (b) terminates this Lease after the occurrence and during the continuance of an Event of Default, Landlord will be entitled to recover, not as rent or a penalty but as compensation for Landlord's loss of the benefit of its bargain with Tenant, the difference between (i) an amount equal to the present value of the Rent that this Lease provides Tenant will pay for the remainder of the Term and for the balance of any then effective extension of the Term, and (ii) the present value of the future rentals (net of leasing commissions and other costs of reletting and refurbishing) for such period that will be or with reasonable efforts could be collected by Landlord by reletting all or any portion of the Premises. For purposes of determining what could be collected by Landlord by reletting under the preceding sentence, Landlord (i) will not be required to relet when other comparable space is available for lease at the Building and/or the Project, and (ii) will not be required to incur any cost to relet other than customary leasing commissions and customary leasing concessions/allowances.

22.7 LANDLORD'S RIGHT TO PERFORM. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Annual Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for ten (10) days with respect to monetary obligations (or thirty (30) days with respect to non-monetary obligations) after Tenant's receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within ten (10) days after demand therefor, together with interest thereon at the Default Interest Rate as additional rent.

22.8 INTEREST. If any monthly installment of Annual Rent, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the Default Interest Rate set forth in Section
1.9 of the Summary from the date due until paid. All interest, and any late charges imposed pursuant to Section 22.9 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

22.9 LATE CHARGES; RETURNED CHECKS. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Annual Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Accordingly, if any monthly installment of Annual Rent or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, and such failure shall continue for ten (10) days after the same is due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. Acceptance of a late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect. In the event any check received by Landlord from Tenant in payment of any amounts payable by Tenant hereunder is returned by Tenant's bank, Tenant shall pay to Landlord a service charge of $25.00 for each such check upon receipt of an invoice therefor.

22.10 RIGHTS AND REMEDIES CUMULATIVE. All rights, options and remedies of Landlord contained in this Section 22 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 22 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease

22.11 TENANT'S WAIVER OF REDEMPTION. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (a) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (b) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

23.      LANDLORD'S DEFAULT.

         (a) Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days or such additional time as is commercially reasonably required to correct any such default after written notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default (a "LANDLORD'S DEFAULT"). Landlord shall not be liable in any event for incidental, consequential and/or punitive damages to Tenant by reason of any Landlord's Default, whether or not notice is given. Tenant shall have no right to terminate this Lease as a result of any Landlord's Default. Additionally, Tenant shall have no right to any offset or counterclaim against Rent due hereunder as a result of any Landlord's Default.

         (b) Tenant may, but shall not be obligated to, cure any Landlord's Default that would be detrimental to Tenant's use and/or occupancy of the Premises if not cured, and whenever Tenant so elects, all costs and expenses incurred by Tenant in curing a Landlord's Default shall be paid by Landlord to Tenant within fifteen (15) days after Landlord's receipt of Tenant's written demand therefor, together with lawful interest thereon from the date of payment by Tenant to the date of payment by Landlord; provided, however, that Tenant shall protect, defend indemnify and hold Landlord and all Landlord Parties exempt and harmless against any damage to the Building, or any premises therein, resulting from Tenant's effecting a cure of any Landlord's Default.

24.      SUBORDINATION, NON-DISTURBANCE.

         (a) This Lease is subordinate to and Landlord has full authority to subordinate the interest of Tenant to any mortgage, deed of trust or other lien or ground or underlying lease now existing or placed from time to time upon the Premises (and to all renewals, modifications, extensions and amendments thereof), and Tenant will, upon receipt of a reasonable request from Landlord, execute any subordination instruments as may be reasonably appropriate to carry out this subparagraph; provided that (i) in such subordination documents this Lease shall be recognized by the mortgagee or beneficiary under a deed of trust or lessor; (ii) the rights of the Tenant shall remain in full force and effect during the Term of this Lease so long as the Tenant shall continue to perform all of its agreements hereunder; and (iii) no such subordination shall become effective until and unless the holder of such mortgage or deed of trust or lessor delivers to Tenant a non-disturbance agreement (a "NON-DISTURBANCE AGREEMENT") which provides that, subject to Tenant's compliance with the terms hereof and with the Non-Disturbance Agreement, such lessor or holder of such mortgage or deed of trust will not disturb Tenant's right of occupancy of the Premises in the event of a foreclosure of any such mortgage or deed of trust or a termination of such ground or underlying lease. Each Non-Disturbance Agreement shall also include Tenant's agreement to attorn and will contain such other provisions as such holder of such mortgage or deed of trust or lessor shall reasonably require in connection therewith and to which Tenant agrees in writing.

         (b) Landlord shall, within five (5) days after the Initial NDA Delivery Date (as defined below), obtain a Non-Disturbance Agreement from First National Bank of Athens (the "CURRENT LENDER") in the Current Lender's form, a copy of which is attached hereto as Rider E (the "INITIAL NON-DISTURBANCE AGREEMENT"). Upon the delivery to Tenant of multiple originals of the Initial Non-Disturbance Agreement to be executed by the Current Lender and the other party or parties thereto, which delivery shall take place not more than two (2) business days after the date this Lease is executed by Landlord, Tenant shall, within ten (10) days after Tenant's receipt of the same, execute each of the same and return all of such originals to Landlord at Landlord's address for notices set forth in Section 7.2 above (the date of Landlord's receipt of such executed originals of the Initial Non-Disturbance Agreement is herein referred to as the "INITIAL NDA DELIVERY DATE").

25.      ESTOPPEL CERTIFICATE.

25.1 TENANT'S OBLIGATIONS. Within fifteen (15) days following Landlord's written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form substantially similar to the form of Exhibit C attached hereto, certifying: (a) the Commencement Date; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications);
(c) the date to which the Rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Tenant's knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are set forth in Exhibit C or are reasonably requested by

Landlord. Any such estoppel certificate delivered pursuant to this Section 25.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Premises, as well as their assignees.

25.2 TENANT'S FAILURE TO DELIVER. Tenant's failure to deliver such estoppel certificate within such time shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's or Tenant's performance (other than Tenant's failure to deliver the estoppel certificate); and (c) not more than one (1) month's rental has been paid in advance. If Tenant shall fail to timely deliver any estoppel certificate required by this Lease and such failure shall continue for a period of five (5) days after Tenant's receipt of written notice thereof, Tenant shall indemnify, protect, defend (with counsel reasonably approved by Landlord in writing) and hold Landlord harmless from and against any and all Claims attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord pursuant to Section 25.1 above except for any claims based on the gross negligence or intentional misrepresentation by Landlord.

26.      LEASE EXECUTION.

26.1 AUTHORITY. Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly authorized and existing corporation and is qualified to do business in the State of Texas;
(b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with a duly adopted resolution of Tenant's board of directors and/or the Tenant's by-laws; and (c) this Lease is binding upon Tenant in accordance with its terms. Landlord and the persons and/or entities executing this Lease on behalf of Landlord represent and warrant that: (a) Landlord is a duly authorized and existing partnership and is qualified to do business in the state in which the Premises are located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with the Tenant's partnership agreement; and (c) this Lease is binding upon Landlord in accordance with its terms.

26.2 NO OPTION. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

27.      MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS.


27.1 MODIFICATIONS. If, in connection with Landlord's obtaining or entering into any financing or a ground lease for any portion of the Premises, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within thirty (30) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant's rights hereunder or Tenant's ability to conduct its business in the Premises.

27.2     CURE RIGHTS.

         (a) Should any mortgage or deed of trust affecting the Project be foreclosed, or if any ground or underlying lease be terminated: (i) the liability of the mortgagee, beneficiary or purchaser at such foreclosure sale, or the liability of a subsequent owner designated as Landlord under this Lease, shall exist only so long as such mortgagee, beneficiary, purchaser or owner is the owner of the Project and such liability shall not continue or survive after further transfer of ownership; (ii) Tenant shall be deemed to have attorned, as Tenant under this Lease, to the purchaser at any foreclosure sale thereunder, or if any ground or underlying lease be terminated for any reason, Tenant shall be deemed to have attorned, as Tenant under this Lease, to the ground lessor under the ground lease, and this Lease shall continue in force and effect as a direct lease between and binding upon Tenant and such mortgagee or ground lessor, as the case may be. As used in this Section, the terms "mortgagee" and "beneficiary" shall include successors and assigns of such party, whether immediate or remote, the purchaser of any mortgage or deed of trust, whether at foreclosure or otherwise, and the successors, assigns and mortgagees and beneficiaries of such purchaser, whether immediate or remote.

         (b) In the event of any act or omission by Landlord under this Lease which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until:

                  (i) it has given written notice (by United States certified or registered mail, postage prepaid) of such act or omission to Landlord (as provided herein) and to the holder of any mortgage or deed of trust on the Project and to the ground lessor of any ground lease of the Project (whose names and addresses Landlord agrees will be furnished to Tenant on the earlier of a reasonable time after such mortgage or ground lease transaction is entered into and the actual receipt by Tenant of such name and address; provided, as a condition to the rights of Tenant under this Section 27(b), Tenant must give such written notice to the holder of the mortgage or deed of trust on the Project and the ground lessor of any ground lease of the Project simultaneously with delivery by Tenant of written notice of such act or omission to Landlord; and

                  (ii) any such holder of any mortgage or deed of trust on the Project, or any such ground lessor of any ground lease of the Project, shall, following its receipt of such notice, have failed within the time period provided to Landlord hereunder (or such additional period as may be provided for in the respective Non-Disturbance Agreement) commence and to pursue to completion reasonable action to remedy such act or omission; provided, however, if such act or omission cannot be cured without possession of the Project, such holder of any mortgage or deed of trust or such ground lessor: (1) will immediately undertake to gain possession of the Project; and (2) shall not be obligated to commence and to pursue reasonable action to remedy such act or omission, until it has obtained possession of the Project pursuant to any applicable mortgage, deed of trust or ground lease. However, in such event, if such holder of any mortgage or deed of trust or such ground lease is unable to take possession of the Project within sixty (60) days following the date it undertakes to gain possession of the Project, Tenant shall be permitted to exercise its termination rights.

28.      QUIET ENJOYMENT.

Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord.

29.      TRANSFER OF LANDLORD'S INTEREST.

The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Building and/or Project. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance. Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Building, the Project and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

30.      LIMITATION ON LANDLORD'S LIABILITY.

Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, members, managers, directors, officers or shareholders of Landlord or Landlord's partners or Affiliates, and Tenant shall not seek recourse against the individual partners, members, managers, directors, officers or shareholders of Landlord or Landlord's partners or Affiliates, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant's and its successors' and assigns' sole and exclusive remedy shall be against, Landlord's interest in the Project, and no other assets of Landlord.

31.      MISCELLANEOUS.

31.1 GOVERNING LAW. This Lease shall be governed by, and construed pursuant to, the laws of the State of Texas, without regard to the conflicts of law principles thereof.

31.2 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 29 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Section 14.

31.3 NO MERGER. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant's interest under any or all such subleases.

31.4 PROFESSIONAL FEES. If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its reasonable appraisers', accountants', attorneys' and other professional fees, expenses and court costs), shall be paid by the other party.

31.5 WAIVER. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

31.6 TERMS AND HEADINGS; INTERPRETATION. Terms (including, without limitation, the words "Landlord" and "Tenant") used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

31.7 TIME. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to "days" shall mean calendar days unless specifically modified herein to be "business" days. The term "business day" shall mean a day on which banks are open for business in the State in which the Premises are located, and shall exclude Saturdays, Sundays, and federal, state and local public holidays.

31.8 PRIOR AGREEMENTS; AMENDMENTS. This Lease, including the Summary and all Exhibits and Riders attached hereto contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

31.9 SEPARABILITY. The invalidity or unenforceability of any provision of this Lease (except for Tenant's obligation to pay Rent) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

31.10 RECORDING. Neither Landlord nor Tenant shall record this Lease. In addition, neither party shall record a short form memorandum of this Lease without the prior written consent (and signature on the memorandum) of the other, and provided that prior to recordation Tenant executes and delivers to Landlord, in recordable form, a properly acknowledged quitclaim deed or other instrument extinguishing all of the Tenant's rights and interest in and to the Premises, and designating Landlord as the transferee, which deed or other instrument shall be held by Landlord and may be recorded by Landlord once this Lease terminates or expires (but not prior thereto).

31.11 EXHIBITS AND RIDERS. All Exhibits and Riders attached to this Lease are hereby incorporated in this Lease for all purposes as though set forth at length herein.

31.12 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

31.13 FINANCIAL STATEMENTS. Upon fifteen (15) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often than once in any calendar year), Tenant shall deliver to Landlord a financial statement of Tenant for the most recently completed fiscal quarter of Tenant. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by an authorized officer of Tenant. Notwithstanding the foregoing, Tenant shall have no obligation to provide Landlord with such certified financial information with respect to Tenant during any period of time in which Tenant is or is a wholly-owned subsidiary of a publicly-held company in good standing with the United States Securities and Exchange Commission with its Voting Stock being publicly traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ. Landlord covenants and agrees to keep the non-public financial information of Tenant it receives during the Term strictly confidential and not disclose the same except as follows: (a) to the extent the disclosure of the same may be required by any applicable Law; (b) in connection with any financing sought by Landlord, in which event Landlord will first obtain a written agreement from the party to whom such information will be disclosed to abide by Landlord's confidentiality obligations hereunder; (c) in connection with any legal or arbitration proceedings related to this Lease, in which event Landlord will first obtain a written agreement from the party to whom such information will be disclosed to abide by Landlord's confidentiality obligations hereunder;
(d) to any prospective purchaser of all or any portion of the Project or any interest therein or in Landlord, in which event Landlord will first obtain a written agreement from the party to whom such information will be disclosed to abide by Landlord's confidentiality obligations hereunder; and (e) to any partner of Landlord and Landlord's or any such partner's officers, directors, trustees, partners, agents, employees, attorneys, consultants, contractors or representatives if such persons have a need to know such information and in which event Landlord will first obtain a written agreement from the party to whom such information will be disclosed to abide by Landlord's confidentiality obligations hereunder. As a condition to Landlord's confidentiality obligations under this Section, Tenant shall indicate conspicuously on any non-public financial information of Tenant provided to Landlord, that such information is non-public and is subject to the confidentiality requirements of this Section.

31.14 NO PARTNERSHIP. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.

31.15 FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, "FORCE MAJEURE DELAYS"), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not apply to nor operate to excuse Tenant from the payment of Rent strictly in accordance with the terms of this Lease.

31.16 COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

31.17 NON-DISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Premises, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease. Tenant and its officers, directors, employees, agents and attorneys shall additionally have the right to disclose the terms and conditions of this Lease as follows: (a) to the extent disclosure of some or all of such terms, conditions or provisions may be required by law, including, without limitation, as required by the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended;
(b) the financial terms of this Lease to the extent that the disclosure of the same is required in connection with any financing sought by Tenant; and (c) in connection with the enforcement of Tenant's rights hereunder. The covenants of Tenant in this Section have been given by Tenant as a material inducement to Landlord to lease the Premises to Tenant.

31.18 RULES AND REGULATIONS. Tenant and Tenant's agents, employees and invitees will comply fully with all requirements of the rules and regulations with respect to the Building, the Project and the Common Areas which are attached hereto as Exhibit D and made a part hereof as though fully set out herein. Landlord shall at all times have the right to change such rules and regulations or to promulgate other reasonable rules and regulations in such manner as may be deemed advisable for safety, care or cleanliness of the Building and the Project and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant; provided, however, no such other rules or regulations shall materially and adversely affect the business being conducted by Tenant at the Premises. Tenant shall further be responsible for compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of Tenant. While all of said rules and regulations are intended to be uniformly enforced as to all tenants and occupants of the Project, Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Project of any of said rules and regulations, and the failure of such other tenant or occupant of the Project to comply with any of said rules and regulations shall not relieve Tenant from the obligation to comply with the same.

31.19 LANDLORD CONSENTS AND APPROVALS; INDEMNIFICATION. Except as expressly set forth to the contrary in this Lease or any Exhibits or Riders attached hereto, any time Landlord's consent or approval is required, Landlord may withhold such consent or approval in Landlord's sole and absolute discretion. Additionally, without limiting in any way Landlord's right to withhold its consent or approval on reasonable grounds, whenever Landlord's consent or approval is expressly required not to be unreasonably withheld or conditioned, it is agreed that Landlord will not be acting unreasonably in refusing to give its consent or approval to the matter Tenant is seeking to have Landlord consent to or approve if, in Landlord's good faith opinion, such matter would (1) cause Landlord to incur some cost or expense in connection with the leasing and/or build-out of the remaining portions of the Building (other than any cost or expense which Landlord would have otherwise incurred regardless of the matter being consented to or approved) and Tenant has not offered in connection with its requested consent to fully reimburse and/or indemnify Landlord for any such cost or expense (such reimbursement to take place within 15 days after Tenant's receipt of Landlord's written request therefor and amount thereof), (2) materially and adversely affect any of the Base Building Components or any of the systems of the Building, or (3) otherwise materially and adversely affect the Project (including, without limitation, Landlord's ability to lease the remaining space in the Building and/or sell the Project). Landlord acknowledges and agrees that the fact that Tenant plans to construct such improvements to the Initial Premises as are necessary to complete its intended data center to be located at the Project will not, in and of itself, adversely affect the Project. All indemnity obligations of Landlord and Tenant set forth in this Lease or any Exhibits or Riders attached hereto shall survive the expiration or earlier termination of this Lease.

31.21 SATELLITE DISHES AND ANTENNAE. Tenant's rights with respect to the installation and maintenance of communication dishes and antennae on the roof of the Building are set forth in the Exhibit E attached hereto.

31.22 TENANT'S POWER GENERATOR. Tenant's rights with respect to the installation and maintenance of a backup generator at the Project are set forth in the Exhibit J attached hereto.

31.23 RIGHT OF FIRST REFUSAL. Tenant's right of first refusal with respect to a portion of the Building is set forth on the Exhibit H attached hereto.


31.24 RIGHT OF FIRST LEASE. Tenant's right of first lease with respect to a portion of the Building is set forth on the Exhibit I attached hereto.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LANDLORD:
PRETTY M.T., L.P.,
a Delaware limited partnership
By:      PRA-JSF GP, L.P.,
         a Texas limited partnership,
         its general partner
         By: PRA GENERAL PARTNER, INC.,
                           a Texas corporation,
                           its general partner


                           By: /s/ LEON J. BACKES
                              -------------------------
                              Leon J. Backes, President


TENANT:
SPECTRUM INTEGRATED SERVICES, INC.
         d/b/a SOFTWARE SPECTRUM,
         a Texas corporation



         By: /s/ ROBERT D. GRAHAM
                  Name: Robert D. Graham
                  Title: Vice President

EXHIBITS AND RIDERS

         A        Depiction of the Premises
         B        Legal Description of the Land
         B-1      Depiction of the Common Parking Area
         B-2      Depiction of the Exclusive Parking Area
         B-3      Area Which May Not Designated as Reserved Parking
                  Spaces for Other Tenants or
                  Parties.
         C        Sample Form of Tenant Estoppel Certificate
         D        Rules and Regulations
         E        Satellite Dish/Antenna
         F        Arbitration Provisions
         G        Tenant's Sign
         G-1      Tenant's Sign - Panel on Pylon Sign
         G-2      Tenant's Sign - Sign on Building
         G-3      Tenant's Sign - Directional Monument Sign
         H        Tenant's Continuing Rights of First Refusal
         H-1      Depiction of the Right of First Refusal Space
         I        Tenant's Right of First Lease
         I-1      Depiction of the Right of First Lease Space
         J        Tenant's Power Generator
         K        Shell Improvements
         L        Work Letter

                  Rider A           Letter of Prohibited Companies
                  Rider B           Satellite Dish Area
                  Rider C           Location of the Generator Pad
                  Rider D           Currently Anticipated Personnel
                  Rider E           Initial SNDA

                                    EXHIBIT A

                        DEPICTION OF THE INITIAL PREMISES

                                  See attached

[A sketch showing the entire building, shaded to show the premises, is attached.]

                                   EXHIBIT A-1

     DEPICTION OF THE PORTION OF THE INITIAL PREMISES - COMMENCEMENT DATE OF
                                [AUGUST 1, 2000]

                                  See attached

[A sketch showing the premises, shaded to show portion 1 of the premises, is attached.]

                                   EXHIBIT A-2

 DEPICTION OF THE PORTION OF THE INITIAL PREMISES - COMMENCEMENT DATE OF
                               [OCTOBER 15, 2000]

                                  See attached


   [A sketch of the premises, shaded to show portions 1 and 2 of the premises and highlighting portion 2, is attached]

                                   EXHIBIT A-3

    DEPICTION OF THE PORTION OF THE INITIAL PREMISES - COMMENCEMENT DATE OF
                              [FEBRUARY 15, 2000]

                                  See attached

 [A sketch of the premises, shaded to show portions 1, 2 and 3 of the premises and highlighting portion 3, is attached]

                                    EXHIBIT B

                          LEGAL DESCRIPTION OF THE LAND

                         See attached legal description


Being all that certain 17.3501 acre tract of land situated in the J.M. VanDusen Survey, Abstract No. 1588, City of North Richland Hills, Tarrant County, Texas, same being a part of Lot 1R of Block 1 of the TAPP ADDITION, an addition to the City of North Richland Hills, according to the replat thereof recorded in Volume 388-166, Page 41 of the plat Records of Tarrant County, Texas and being more particularly described by metes and bounds as follows:

Beginning at a pk nail found at the intersection of the west line of Rufe Snow Drive, a 120 foot wide right-of-way, with the south line of Hilltop Drive, a 50 foot wide right-of-way, same being on the east line of said Lot 1R at the Southeast corner of that certain tract of land out of said Lot 1R conveyed to the City of North Richland Hills for right-of-way purposes which is described in an instrument recorded in Volume 7897, Page 1502 and Volume 7929, Page 692 of the Tarrant County Deed Records, and from which the northeast corner of said Lot 1R, bears North 00 degrees 04 minutes 08 seconds West, a distance of 13.06 feet;

Thence departing the south line of said Hilltop Drive, along the east line of said Lot 1R and the west line of said Rufe Snow Drive, South 00 degrees 04 minutes 08 seconds East, a distance of 5.36 feet to a 1/2 inch iron rod found for corner at common corner of said Lot 1R and the northeast corner of Lot 2R of Block 1 of said replat of the TAPP ADDITION, recorded in Volume 388-166, Page 41; Tarrant County Plat Records;

Thence departing said Rufe Snow Drive, along the north line of said Lot 2R, North 89 degrees 40 minutes 43 seconds West, a distance of 197.00 feet to a pk nail found for corner at a common corner of said Lot 1R and the northwest corner of said Lot 2R.

Thence along an east line of said Lot 1R, South 00 degrees 04 minutes 08 seconds East, passing the southwest corner of said Lot 2R and the northwest corner of Lot 3R-1 of Block 1 of said Replat of the TAPP ADDITION, recorded in Volume 388-166, Page 41, Tarrant County Plat Records, and continuing a total distance of 326.31 feet to an "x" found in concrete at a common corner of said Lot 1R and the southwest corner of said Lot 3R-1, same being on the north line on Lot 4R of Block 1 of a replat of the TAPP ADDITION, an addition to the City of North Richland Hills, according to the plat thereof recorded in Volume 388-153, Page 31 of the Plat Records of Tarrant County, Texas;

Thence along the common lines of said Lot 1R and said Lot 4R the following courses and distances numbered (4) through (8):(4) North 89 degrees 40 minutes 43 seconds West, a distance of 7.00 feet to an "x" found in concrete for a common corner of said Lot 1R and the northwest corner of said Lot 4R;

(5) South 00 degrees 04 minutes 08 seconds East, a distance of 155.76 feet to a pk nail found for a common corner of said Lot 1R and the southwest corner of said Lot 4R, same being at the beginning of a non-tangent curve to the left;

(6) 56.57 feet along the arc of said curve to the left, having a radius of
110.00 feet, a delta angle of 29 degrees 27 minutes 51 seconds and a chord which bears South 74 degrees 56 minutes 47 seconds East, a distance of 55.95 feet to a pk nail found for corner at the point of tangency;

(7) South 89 degrees 40 minutes 43 seconds East, a distance of 140.00 feet to a 1/2 inch iron rod found for corner at a common corner of said Lot 1R and the southerly southeast corner of said Lot 4R;

(8) North 45 degrees 07 minutes 35 seconds East, a distance of 14.08 feet to a 5/8 inch iron rod found at a common corner of said Lot 1R and the easterly southeast corner of said Lot 4R, same being on the west line of aforesaid Rufe Snow Drive;

Thence departing said Lot 4R, along an east line of said Lot 1R and the west line of said Rufe Snow Drive, South 00 degrees 04 minutes 08 seconds East, a distance of 60.00 feet to an "X" found in concrete at a common corner of said Lot 1R and the northeast corner of Lot 5 of Block 1 of the TAPP ADDITION, an addition to the City of North Richland Hills, according


                                  (Continued)
to the plat thereof recorded in Volume 388-150, Page 3 of the Tarrant County Plat Records;

Thence departing said Rufe Snow Drive, along the common lines of said Lot 1R and said Lot 5, the following courses and distances numbered (10) and (11):


(10) North 89 degrees 40 minutes 43 seconds West, a distance of 150.00 feet to a pk nail found for corner at the point of curvature of a curve to the right;

(11) 55.15 feet along the arc of said curve to the right, having a radius of
160.00 feet, a delta angle of 19 degrees 44 minutes 56 seconds and a chord which bears, North 79 degrees 48 minutes 15 seconds West, a distance of 54.88 feet to a pk nail found for a common corner of said Lot 1R and the northwest corner of said Lot 5;

Thence South 00 degrees 04 minutes 08 seconds East, passing the southwest corner of said Lot 5 and the northwest corner of Lot 6 of Block 1 of said TAPP ADDITION, recorded in Volume 388-150, Page 3 of the Tarrant County Plat Records, and continuing on a total distance of 290.14 feet to a pk nail found for a common corner of said Lot 1R and the southeast corner of said Lot 6;

Thence along a common line of said Lot 1R and said Lot 6, South 89 degrees 40 minutes 43 seconds East, a distance of 204.00 feet to a pk. nail found for the common corner of said Lot 1R and the southeast corner of said Lot 6, same being on the west line of aforesaid Rufe Snow Drive;

Thence along the east line of said Lot 1R and the west line of said Rufe Snow Drive, South 00 degrees 04 minutes 08 seconds East, a distance of 42.52 feet to a 1/2 inch iron rod found for corner at the southeast corner of said Lot 1R, same being at the intersection of west line of said Rufe Snow Drive and the north line of Combs Road, a 50 foot right-of-way;

Thence departing said Rufe Snow Drive, along the north line said Combs Road, West, a distance of 1040.53 feet to a 1/2 inch iron rod for corner at the southwest corner of said Lot 1R;

Thence departing said Combs Road, along a west line of said Lot 1R, North 00 degrees 15 minutes 03 seconds West, a distance of 589.82 feet to a 1/2 inch iron rod found for a common corner of said Lot 1R and the southeast corner of Lot 1 of block 2 of said TAPP ADDITION, recorded in Volume 388-150, Page 3, Tarrant County Plat Records;

Thence along the common line said Lot 1R, Block 1 and said Lot 1, Block 2, North 00 degrees 37 minutes 59 seconds West, a distance of 285.12 feet to a 1/2 inch iron rod found for corner on the south line of aforesaid Hilltop Drive, same being the southeast corner of that tract of land conveyed to the City of North Richland Hills for right-of-way purposes by instrument recorded in Volume 7897, Page 1507, Tarrant County Deed Records, and being the southwest corner of the aforesaid tract of land out of said Lot 1R conveyed to the City of North Richland Hills by instrument recorded in Volume 7897, Page 1502 and Volume 7929, Page 692, Tarrant County Deed Records;

Thence along the south line of said Hilltop Drive, East, a distance of 1045.21 feet to the POINT OR PLACE OF BEGINNING and CONTAINING 17.3501 ACRES OF LAND, more or less.

A tract or parcel of land situated in the J.M. Van Dusen Survey, Abstract No. 1588 in the City of North Richland Hills, Tarrant County, Texas, and being a part of that property conveyed to Rufe Snow / Loop 820, a Texas general partnership composed of Stanley M. Peskind and Lawrence R. Burk by deed recorded in Volume 8780, Page 824, Deed Records, Tarrant County, Texas, more particularly described as follows:

BEGINNING at a 1/2" iron rod found for corner at in the north line of Combs Road (a 50' right-of-way), said rod being the southwest corner of Lots 1-6, Block 1, Tapp Addition, an addition to the City of North Richland Hills as recorded in Volume 388-150, Page 8, Plat Records, Tarrant County, Texas;

THENCE South 90'00'O0" West along the north line of said Combs Road for a distance of 295.05 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

THENCE North 00'15'O3" West, departing the north line of said Combs Road for a distance of 588.82 feet to a 1/2", iron rod with yellow plastic cap stamped "RLG" set for corner in the south line of Lot 7; Block 2, Tapp Addition, an addition to the City of North Richland Hills as recorded in Volume 388-159, Page 78, Plat Records, Tarrant County, Texas;

THENCE North 89'57'57" East along the south line of said Lot 1, Block 2 for a distance of 295.05 feet to a 1/2" iron rod found for corner at the southeast corner of said Lot 1, Block 2, said rod also being in the west line of said Lots 1-6, Block 1;

THENCE South 00'15'03" East along the west line of said Lots 1-6, Block 1 for a distance of 589.00 feet to the POINT OF BEGINNING and containing 173,755 square feet or 3.9889 acres, more or less.

                                   EXHIBIT B 1

                      DEPICTION OF THE COMMON PARKING AREA

                                  See attached

  [A drawing of the common parking area surrounding the building is attached.]

                                   EXHIBIT B-2

                     DEPICTION OF THE EXCLUSIVE PARKING AREA

                                  See attached


[A part of the drawing showing the parking area is blown-up here to show the areas in which Software Spectrum has exclusive parking rights.]

                                   EXHIBIT B-2

                        AREA WHICH MAY NOT DESIGNATED AS
              RESERVED PARKING SPACES FOR OTHER TENANTS OR PARTIES

                                  See attached

[A part of the drawing showing the parking area is blown-up here to show the areas in which the landlord will not give other tenants exclusive parking.]

                                    EXHIBIT C

                   SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned ("Tenant") hereby certifies to _______________("Landlord"), and as follows:


1. Attached hereto is a true, correct and complete copy of that certain Lease dated ____________, by and between Landlord and Tenant (the "Lease"), which demises Premises which are located at 5201 Rufe Snow, North Richland Hills, Texas. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

2. The term of the Lease commenced on [_________________________].


3. The term of the Lease is currently scheduled to expire on ____________.


4. Tenant has no option to renew or extend the term of the Lease except:
__________________.


5. Tenant has no preferential right to purchase the Premises.

6. The Lease has: (Initial One)

   [ ] not been amended, modified, supplemented, extended, renewed or assigned.

   [ ] been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:


7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows: __________________.


8. The current monthly Rent is $____________________.


9. The amount of security deposit (if any) is $________________________. No other security deposits have been made.

10. All rental payments payable by Tenant have been paid in full through _____________ as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

11. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full.

12. To the best of Tenant's knowledge, as of the date hereof, there are no defaults on the part of Landlord or Tenant under the Lease except as follows:
____________________________________.

13. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

14. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

15. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

16. There has not been filed by or, to the best of Tenant's knowledge, information and belief, against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

17. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

The foregoing certification is made with the knowledge that _______________ is about to [fund a loan to Landlord or purchase the Premises from Landlord], and that _______________ is relying upon the representations herein made in [funding such loan or purchasing the Premises].

Dated:                             .
     ------------------------------

"TENANT"

[                                      ]
---------------------------------------
By
Name:
Title:



                         SAMPLE ONLY (NOT FOR EXECUTION)

                                    EXHIBIT D

                              RULES AND REGULATIONS

1. Landlord agrees to furnish Tenant with three (3) keys to the Premises without charge. Additional keys will be furnished at a nominal charge. Tenant shall not change locks or install additional locks on doors without prior written consent of Landlord. Tenant shall not make or cause to be made duplicates of keys procured from Landlord without prior written approval of Landlord. All keys to the Premises shall be surrendered to Landlord upon termination of this Lease.

2. Tenant will refer all contractors rendering any service on or to the Premises for Tenant to Landlord for Landlord's approval before performance of any contractual service, which approval will not be unreasonably withheld, conditioned or delayed. Tenant's contractors shall comply with Landlord's reasonable rules and regulations pertaining to construction and installation. This provision shall apply to all work performed to the Premises, including installation of electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Premises or the Project. The foregoing shall not apply to any work done to Tenant's Property or Tenant's Customer's Property or to services provided to Tenant or Tenant's customer's as long as such work or services will not affect the Building and/or the Premises.

3. Tenant shall not at any time occupy any part of the Premises as sleeping or lodging quarters.

4. Tenant shall not place, install or operate on the Premises or in any part of the Project any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises or the Project any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Landlord; provided, however, the foregoing shall not apply to Tenant's generator, associated fuel tanks or UPS battery backup systems or to any Tenant Changes or to the computer or telecommunications equipment operated by Tenant or its customers on the Premises; and further provided that Tenant shall be permitted to maintain break areas in the Premises for its employees and invitees which may include refrigerators, microwave ovens, vending machines, coffee makers and similar office cooking equipment.

5. Landlord will not be responsible for lost or stolen merchandise, trade fixtures, furniture, furnishings, personal property, equipment, money or jewelry from the Premises or the Project regardless of whether such loss occurs when the area is locked against entry.

6. No dogs, cats, fowl or other animals shall be brought into or kept in or about the Premises or Property.

7. Employees of Landlord shall not receive or carry messages for or to any Tenant or other person or contract with or render free or paid services to any Tenant or to any of Tenant's agents, employees or invitees.

8. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or by the defacing or injury of any part of the Project shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

9. No person shall disturb occupants of the Project by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any unreasonable use.

10. Nothing shall be thrown out of the windows of the Project or down the stairways or other passages.

11. Tenant and its employees, agents and invitees shall park their vehicles only in the Common Parking Area, the Exclusive Parking Area or, as to visitors of Tenant, in the Visitor Parking Area. Tenant shall furnish Landlord with state automobile license numbers of Tenant's vehicles and its employees' vehicles within thirty (30) days after taking possession of the Premises and shall notify Landlord of any changes within thirty (30) days after such change occurs with respect to vehicles regularly using the Common Parking Area. Tenant shall not leave any vehicle in a state of disrepair (including without limitation, flat tires) on the Premises or on the Project for longer than a commercially reasonable period as may be required to arrange for removal of such vehicles. If Tenant or its employees, agents or invitees (i) park their vehicles in areas other than the Common Parking Area, the Exclusive Parking Area or, as to visitors of Tenant, the Visitor Parking Area, or (ii) leave any vehicle in a state of disrepair, Landlord, after giving two (2) business days written notice to Tenant of such violation, shall have the right to remove such vehicles at Tenant's expense.

12. Parking in the Common Parking Area shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Landlord and communicated to Tenant in writing. Failure to observe the rules and regulations may result in a termination of Tenant's right to use the parking or area and may subject the vehicle in violation of the parking rules and regulations to removal and impoundment. No termination of parking privileges or removal or impoundment of a vehicle shall create any liability on Landlord or be deemed to interfere with Tenant's right to possession of its Premises. Vehicles must be parked entirely within the stall lines and all direction signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in areas marked "2 HOUR VISITOR PARKING" (except by visitors), in aisles, where "No Parking" signs are posted, on ramps, in cross hatched areas, and in other areas as may be designated by Landlord. Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and not the property of Tenant and are not transferable. Every person is required to park and lock his or her vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

13. Tenant assumes, and shall indemnify Landlord against, all risks and claims of damage to persons and properties arising in connection with any movement in or out of the Building of furniture, office supplies and equipment.

14. The use of cement or other similar adhesive materials in laying floor coverings within the Premises that are not easily removed with water is expressly prohibited.

15. Tenant agrees to use reasonable efforts to alert Landlord to any instance of canvassing, soliciting and peddling within the Project.

16. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant, before occupying the Premises shall procure and maintain such license or permit and submit it for Landlord's inspection. Tenant shall at all times comply with the terms of any such license or permit.

17. Except with the prior written consent of Landlord, Tenant shall not sell or permit the sale from the Premises of, or use, or permit the use of any sidewalk or mail area adjacent to the Premises for the sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant's lease. The foregoing shall not apply with respect to Tenant's provision of co-location services and other telecommunications services for its customers and shall not apply with respect to Tenant's arrangement of third-parties to provide benefits to its employees (including, for example and without limitation, provision of on-site chair massage).

18. Tenant shall not install any radio or television antenna, loudspeaker or other device on the exterior walls or roof of the Building except as permitted in the Lease.

19. Tenant shall not use in any space, or in the Common Areas of the Building, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises without prior written approval of Landlord.

20. Tenant shall store all its trash and garbage within the Premises until daily removal of same by janitorial service to such location in the Building as may be designated from time to time by Landlord. No material shall be placed in the Building trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Premises is located without being in violation of any law or ordinance governing such disposal.

21. As used in the Lease, "business days" means Monday through Saturday (except holidays); "regular hours" means 7:00 a.m. to 6:00 p.m. on weekdays and 9:00 a.m. to 1:00 p.m. on Saturdays; and "holidays" means New Years Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day and Christmas Day, together with such other holidays designated by Landlord consistent with those holidays designated by landlords of comparable office buildings located in the county in which the Building is located.

22. Landlord desires to maintain the Project in the highest standard of dignity and good taste consistent with comfort and convenience for Tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. Your cooperation will be mutually beneficial and sincerely appreciated. Subject to the terms and conditions of the Lease, Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the Premises and the Project and for the preservation of good order therein and Tenant agrees to abide by such rules and regulations that are communicated to Tenant in writing.

                                    EXHIBIT E

                             SATELLITE DISH/ANTENNA

         1. Provided that Tenant complies with the terms of this Exhibit, Tenant may, at its risk and expense, install the Satellite Dish (as hereinafter defined) on the roof of the Building in the area depicted in the Rider B attached to the Lease (the "SATELLITE DISH AREA"), which Satellite Dish Area shall contain approximately 1,000 square feet of space. As used herein, the term "SATELLITE DISH" shall mean each satellite dish or other antenna or dish or telecommunications equipment and related wiring and equipment approved in writing by Landlord to be located in the Satellite Dish Area, and the term "SATELLITE DISHES" shall collectively refer to all of the foregoing. Satellite Dishes may only be used by Tenant and any Permitted Transferee of all of Tenant's interest in the Lease or a Permitted Transferee subleasing all or any part of the Premises and their respective customers in the operation of their respective businesses in the Premises. Satellite Dishes shall not be used for or on behalf of any persons or entities other than Tenant or any Permitted Transferee identified in the immediately preceding sentence and Tenant's and such Permitted Transferee's customers (i.e., Satellite Dishes shall not be used for any commercial or other for-profit use unrelated to such businesses). If the Satellite Dish is not owned by Tenant or a Permitted Transferee then occupying all or any portion of the Premises, Tenant or such Permitted Transferee shall, prior to the installation of any Satellite Dish, deliver to Landlord a written acknowledgment by the owner of the applicable Satellite Dish of Landlord's rights under this Exhibit. Prior to installing a Satellite Dish in the Satellite Dish Area, Tenant shall submit to Landlord for its approval plans and specifications which (1) specify in reasonable detail the design, location and size of the applicable Satellite Dish, and (2) are sufficiently detailed to allow for the installation of the applicable Satellite Dish in a good and workmanlike manner and in accordance with all Laws applicable thereto (collectively, the "SD LEGAL REQUIREMENTS"). Prior to installing a Satellite Dish in the Satellite Dish Area, Tenant must also satisfy the following conditions precedent: (a) Tenant shall have obtained the written approval of Landlord required by the preceding sentence; (b) Tenant shall have obtained and be maintaining all permits and/or approvals required by applicable Laws with respect to the installation, maintenance and operation of the applicable Satellite Dish and shall have provided Landlord with sufficient evidence of the existence of such permits and/or approvals and that the installation of such Satellite Dish planned by Tenant will comply in all respects with the SD Legal Requirements; and (c) Tenant shall have furnished Landlord, in the form and content required by Section 20 of the Lease, with evidence of the insurance that Tenant is obligated to furnish to Landlord pursuant to Section 20 of the Lease. Landlord's approval of any plans and specifications related to the installation of a Satellite Dish shall create no responsibility or liability on the part of Landlord for the completeness, design or sufficiency of such plans and specifications, or the compliance of the same or the applicable Satellite Dish with the SD Legal Requirements. If Tenant satisfies the conditions precedent set forth above, Tenant shall install (in a good and workmanlike manner), maintain and use the applicable Satellite Dish in accordance with all SD Legal Requirements. Tenant will make no penetration through the roof of the Building without Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed). After installing a Satellite Dish, Tenant shall maintain all permits necessary for the maintenance and operation of the applicable Satellite Dish while it is on the roof of the Building and operate and maintain such Satellite Dish in such a manner so as not to unreasonably interfere with (i) any other satellite, antennae, or other transmission facility on the Building's roof, in the Building or otherwise at the Project, and (ii) the use or occupancy of space at the Project by any other tenants or occupants of such space (the interference described in this sentence is herein referred to as "INTERFERENCE"). Copies of all such permits and evidence of such consents must be submitted to Landlord as soon as practicable after Tenant obtains the same.

         2. If, in Landlord's judgement reasonably exercised, a Satellite Dish has caused Interference and such Interference did not arise merely as a result of the existence of the applicable Satellite Dish at the time of Landlord's leasing space to another tenant at the Project or Landlord's granting rights to a third party on the roof of the Building or otherwise at the Project, Landlord shall provide Tenant with written notice thereof and Tenant shall promptly begin taking actions to prevent the applicable Interference and shall in any event end such Interference within a commercially reasonable time period after Tenant's receipt of such written notice. If Tenant has failed to promptly begin taking actions to prevent the applicable Interference and/or failed to end such Interference within such time period, Landlord shall have the right, in addition to any and all other remedies available to it under this Exhibit and the Lease, to require that Tenant remove the Satellite Dish causing such Interference by giving Tenant written notice thereof, which removal by Tenant shall be completed in accordance with paragraph 4 below and within thirty (30) days after Tenant's receipt of such written removal notice. Tenant acknowledges and agrees that continuing Interference may cause irreparable injury and, therefore, Landlord shall additionally have the right to bring an action to enjoin such Interference. Landlord acknowledges and agrees that if another tenant at the Project and/or another user of the roof of the Building seeks to install or actually installs a satellite dish or other antenna Or dish or telecommunications equipment and a Satellite Dish interferes with such tenant's or user's property, such interference will not constitute Interference for the purposes of this paragraph.

         3. Landlord may require that Tenant screen each Satellite Dish with a parapet or other screening device acceptable to Landlord. If Landlord does elect to require that Tenant screen a Satellite Dish (whether at the time of the installation thereof or at any time thereafter), Tenant shall promptly complete such screening work and in no event shall such work fail to be completed within 30 days after Landlord's election to require such screening. Tenant shall maintain each Satellite Dish and screening device in good repair and condition.

         4. Tenant shall, at its risk and expense, remove all Satellite Dishes (including all wiring and/or cabling related thereto) from the Project within thirty (30) days after the proper termination of the Lease by Tenant or Landlord (other than a termination of the Lease by Landlord following the occurrence and during the continuance of an Event of Default). Tenant shall, at its risk and expense on or before the date of the expiration of the Term or any proper termination of the Lease or Tenant's right to possess the Premises following the occurrence and during the continuance of an Event of Default, remove all Satellite Dishes (including all wiring and/or cabling related thereto) from the Project. If Tenant fails to remove any Satellite Dish as required by the preceding 2 sentences or by paragraph 2 above, the applicable Satellite Dish shall become the property of Landlord and Landlord (and its agents, employees or contractors) may remove such Satellite Dish and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant. Tenant shall, within ten (10) days after Tenant's receipt of Landlord's written request for the following reimbursement, reimburse Landlord for all costs incurred by Landlord in connection with any removal of the applicable Satellite Dish by Landlord or its agents, employees or contractors that is permitted by this Exhibit. Prior to any removal of a Satellite Dish by or on behalf of Tenant (but excluding any removal of a Satellite Dish by Landlord or its agent, employee or contractor), Tenant shall (i) obtain Landlord's written approval (which approval shall not be unreasonably withheld or delayed) to the plans related to the same (Landlord's approval of such plans shall create no responsibility or liability on the part of Landlord for the completeness, design or sufficiency of such plans), (ii) obtain and maintain all permits and/or approvals required by the SD Legal Requirements with respect to the removal of the applicable Satellite Dish and provide Landlord with sufficient evidence of the existence of such permits and/or approvals and that the removal of such Satellite Dish planned by Tenant will comply in all respects with all SD Legal Requirements, and (iii) furnish Landlord with the written evidence of insurance that Tenant is obligated to furnish to Landlord pursuant to Section 20 of the Lease. Tenant shall repair any damage to the Building and/or Project caused by or relating to a Satellite Dish (including, without limitation, any damage caused by its installation, maintenance, use, or removal of the applicable Satellite Dish) and restore the roof of the Building to its condition existing before the installation of the applicable Satellite Dish. Notwithstanding the foregoing, Tenant shall have the right to offer any and all Satellite Dishes that have been erected on the Premises in accordance with this Exhibit E for transfer (through sale or otherwise) to the Landlord or to any tenant leasing the Premises following the termination of this Lease. If the Landlord or any such tenant accepts such a transfer of the Satellite Dishes, Tenant shall have no removal obligations with respect thereto.

         5. Tenant shall protect, defend, indemnify and hold harmless Landlord and all Landlord Indemnified Parties from all Claims resulting from and/or arising in connection with or related to the installation, maintenance, use, or removal of each Satellite Dish by Tenant, its agents or contractors or, if permitted by this Exhibit, the removal of any Satellite Dish by Landlord, its agents, employees or contractors, INCLUDING THOSE ARISING FROM THE NEGLIGENCE OF LANDLORD OR ANY LANDLORD INDEMNIFIED PARTIES, except to the extent that the Claim in question was caused by Landlord's or its agents', employees' or contractors' sole or gross negligence or willful misconduct. All work relating to a Satellite Dish shall, at Tenant's expense, be coordinated with Landlord's roofing contractor so as not to adversely affect any warranty for the Building's roof Except as otherwise set forth in this Exhibit, there shall be no charge to Tenant for its use of the roof of the Building for any of the Satellite Dishes. All additional equipment and work related to any Satellite Dish shall be located in the Premises or the Satellite Dish Area, unless an alternate location within or on top of the Building is approved by Landlord. If Landlord allows such additional equipment to be located outside of the Premises or the Satellite Dish Area, Tenant and Landlord shall mutually agree upon a reasonable rental for space occupied by such equipment. Subject to Landlord's rules and regulations related thereto that are communicated to Tenant in writing from time to time, Tenant and its contractors shall have reasonable access to each Satellite Dish and related equipment for the purposes of servicing, repairing, or otherwise maintaining the same.

         6. The indemnification of Landlord and Landlord Indemnified Parties in the preceding paragraph and the obligations of Tenant with respect to the removal of each Satellite Dish from the roof of the Building and the Project shall survive the expiration of the Term and any earlier termination of the Lease.

                                    EXHIBIT F

                             ARBITRATION PROVISIONS

Any controversy or claim arising out of or relating to the Lease which involves less than $50,000.00 or which relates to an unreasonable denial, delay or conditioning of any consent or approval not to have been unreasonably withheld, delayed or conditioned (the foregoing claims or controversies together with matters specifically identified in the Lease as a claim to be submitted for resolution by binding arbitration are herein referred to as "CLAIMS SUBJECT TO ARBITRATION") shall be settled by arbitration administered by the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules (the "Rules"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Landlord and Tenant agree as follows:
(1) all Claims Subject to Arbitration shall be submitted to arbitration (using one arbitrator selected by the AAA or, if requested by either party, three arbitrators selected as provided below) administered by the AAA under the Rules; and (2) both Landlord and Tenant will abide by and perform any award rendered by the arbitrators. The arbitrators shall have the right to award any form of relief permitted to be awarded by any court of law having jurisdiction. Any decision or award by the arbitrators shall be enforceable in any court having jurisdiction.

In the event of a need for the submission of any Claims Subject to Arbitration to arbitration, the initiating party shall (1) give written notice to the other party of its intention to arbitrate, which notice must contain a statement setting forth the nature of the dispute, the amount involved, if any, the remedy sought, and the hearing locale requested, and (2) file at any regional office of the AAA three copies of such written notice, three copies of the applicable arbitration provisions of the Lease, and the appropriate filing fee as provided by the Rules. Within fifteen (15) days after the non-initiating party has received notice of such filing, the AAA shall appoint one arbitrator, unless either party has given notice of its election to have three arbitrators hear the matter, in which case Landlord and Tenant each may appoint one arbitrator by identifying such appointed arbitrator in a written notice delivered to the other party and filing such written notice at the appropriate regional office of the AAA within such fifteen (15) day period. If either Landlord or Tenant fails to so appoint an arbitrator, the AAA shall, as provided in the Rules, appoint the arbitrator to have been selected by such party or parties and the third arbitrator. The arbitration proceedings shall thereafter take place as provided by the Rules. As provided in the Lease, the unsuccessful party in the arbitration proceedings shall promptly pay to the successful party all costs and expenses (including, without limitation, court costs and reasonable attorneys' fees) incurred therein; provided, however, Landlord and Tenant shall each be responsible for 50% of (i) all filing fees related to such arbitration proceedings, and (ii) all fees payable to one or more of the arbitrators.

Notwithstanding anything to the contrary contained in this Exhibit, in no event shall any dispute regarding the existence of an Event of Default or Landlord's ability to exercise its rights and remedies in connection therewith (including, without limitation, the exercise of any of Landlord's remedies set forth in
Section 22.2 of the Lease) constitute, or be deemed to constitute, a "Claim Subject to Arbitration".

                                    EXHIBIT G

                                  TENANT'S SIGN

Tenant's Sign shall consist of one (1) identification sign or panel on the pylon sign for the Project, as shown on Exhibit G-1 attached hereto, one (1) sign on the Building, as shown on Exhibit G-2 attached hereto, and one (1) monument sign within the Project, as shown on Exhibit G-3 attached hereto. Tenant shall pay all costs associated with Tenant's Sign except that Landlord shall pay the costs of installing the monument sign.

                                   EXHIBIT G-1

                       TENANT'S SIGN - PANEL ON PYLON SIGN

                                  See attached


       [A drawing showing the existing sign and referencing the location of the tenant's name and logo is attached.]

                                   EXHIBIT G-2

                        TENANT'S SIGN - SIGN ON BUILDING

                                  See attached


               [A drawing showing where the tenant's sign will be
                      placed on the building is attached.]

                                   EXHIBIT G-3

                    TENANT'S SIGN - DIRECTIONAL MONUMENT SIGN

                                  See attached

             [A drawing showing a free-standing monument sign to be
                        erected for tenant is attached]

                                    EXHIBIT H

                   TENANT'S CONTINUING RIGHTS OF FIRST REFUSAL

         1. Provided that no Event of Default has occurred and is continuing and no event has occurred and is continuing which with the giving of notice or the passage of time, or both, would constitute an Event of Default, Landlord shall, during the Term and prior to leasing all or any portion of the Right of First Refusal Space (as hereinafter defined), provide Tenant with the first refusal rights set forth below. As used herein, the term "RIGHT OF FIRST REFUSAL SPACE" shall mean up to but not to exceed 25,000 rentable square feet of the Project, which is designated as the "Right of First Refusal Space" on Exhibit H-1 attached to the Lease; provided, however, that if, after complying with the terms hereof, Landlord leases all or a portion of the space described on Exhibit H-1, then the Right of First Refusal Space shall thereafter be the remainder of the space described on Exhibit H-1, if any, plus the then unleased space in the Project, if any, which is adjacent to the Premises or which is adjacent to the remainder of the space described on Exhibit H-1. Under no circumstances shall the Right of First Refusal Space exceed 25,000 rentable square feet, and the parties acknowledge that the Right of First Refusal Space may at any time and from time to time be 0 square feet.

         2. Landlord shall, at any time during the Term if required by this Exhibit, prior to leasing all or any portion of the Right of First Refusal Space, deliver to Tenant a written statement (a "STATEMENT") which shall reflect Landlord's and the prospective tenant's non-binding agreement with respect to rent, term, finish allowances and other tenant inducements, and other matters related to the leasing of a designated portion of the Right of First Refusal Space (any such designated portion referred to herein as the "Statement Space"). Tenant shall have ten (10) business days after its receipt of a Statement within which to notify Landlord in writing that it will lease the Statement Space on the terms set forth in the Statement. Failure by Tenant to notify Landlord within such ten (10) business day period shall be deemed an election by Tenant not to lease the Statement Space, and Landlord shall have the right to lease such space to the prospective tenant or an Affiliate thereof. If Landlord does not lease the Statement Space to such prospective tenant or an Affiliate thereof, Tenant's right of first refusal with respect to such space shall be automatically reinstated and Landlord shall be free to market such space to other prospective tenants only subject to the rights of Tenant in this Exhibit. Tenant agrees that if it exercises the right of first refusal described in this paragraph, it must lease all of the Statement Space described in the applicable Statement, pursuant to the terms thereof, except as set forth in Paragraph 3 of this Exhibit.

         3. At the time Tenant leases the Statement Space and such space is added to the Premises, the term "PREMISES" shall mean the then existing Premises together with such Statement Space and, except as otherwise set forth in this Exhibit, Tenant's leasing of such Statement Space shall be subject to the provisions of the Lease. Such Statement Space shall be leased to Tenant upon all terms and conditions of the Statement (including, without limitation, any and all concessions and allowances) with the following exceptions:

         a. if the Statement Space is added to the Premises prior to the expiration of two (2) years following the Commencement Date, Annual Rent for such Statement Space will be equal to the Annual Rent then payable pursuant to the Lease, subject to adjustments and increases as provided therein, the lease of the Statement Space shall be coterminous with the Term set forth in the Lease, and any tenant improvement and other allowance shall be as set forth in the Lease and shall be prorated based on the length of the Initial Term applicable to the Statement Space in relation to the original Initial Term set forth in the Lease; and

         b. Annual Rent with respect to such Statement Space shall commence when Landlord delivers possession of such Statement Space to Tenant.

         4. Within fifteen (15) days after the date of Landlord's receipt of Tenant's written notice that it will lease the Statement Space described in the applicable Statement, Landlord and Tenant will enter into an amendment to the Lease reflecting (i) the addition of such Statement Space to the Premises, (ii) the increase in Annual Rent payable under the Lease as provided by this Exhibit,
(iii) the increase in Tenant's Share, and (iv) such other amendments to the Lease as are necessary due to the addition of such Statement Space to the Premises.

         5. Tenant may not exercise its rights under this Exhibit if an Event of Default by Tenant under the Lease has occurred and is continuing. Tenant's rights under this Exhibit shall terminate following the occurrence of any of the following events: (a) Tenant's right to possess all or any of the Premises is properly terminated; (b) the failure of Tenant to timely exercise either of the Extension Options; and/or (c) any proper termination of the Lease or Tenant's right to possess the Premises.

         6. Notwithstanding anything contained herein to the contrary, if the Statement Space contains space in excess of the 25,000 rentable square feet which comprises the Right of First Refusal Space, (i) Tenant must exercise its right hereunder, if at all, as to all of the space contained in the Statement, and (ii) if Tenant declines the Statement Space because such space was in excess of 25,000 square feet, then Tenant's right of first refusal described herein shall continue as to the remainder of the Right of First Refusal Space, if any (as the same may be adjusted in accordance with the definition of Right of First Refusal Space set forth above).

         7. Notwithstanding anything contained herein to the contrary, Landlord is currently in negotiations with another tenant for the lease of approximately 100,000 rentable square feet within the Project, which comprises the remainder of the unoccupied rentable square feet in the Project and includes the Right of First Refusal Space. Tenant acknowledges and agrees that (a) Landlord shall have the right to enter into said lease without offering such space to Tenant or otherwise being bound by the provisions of this exhibit, (b) Tenant shall not have any rights under this exhibit until such time, if ever, as the Right of First Refusal Space becomes available for lease, and (c) the entering into of said lease shall not be a default by Landlord under this exhibit.

                                   EXHIBIT H-1

                  DEPICTION OF THE RIGHT OF FIRST REFUSAL SPACE



[A drawing of the building is attached, which is shaded to reflect the space for which tenant has a right of first refusal. The space is marked as approximately 25,000 RSF.]

                                    EXHIBIT I

                          TENANT'S RIGHT OF FIRST LEASE

         Subject to the terms and conditions hereof, Tenant shall have a continuing Right of First Offer (herein so called) with respect to the 25,000 rentable square feet contiguous to the Premises and shown on Exhibit I-1 attached hereto and made a part hereof (the "Offering Space"). The foregoing Right of First Offer shall be exercised by Tenant as follows:

         1. At any time after Tenant has determined that it desires to exercise the Right of First Offer, Tenant shall so notify Landlord in writing, specifying the portion of the Right of First Offer Space (which, if less than all of the Right of First Offer Space, must be contiguous to the Premises and must be at least 5,000 rentable square feet in area).

         2. Within ten (10) business days of receipt of such notice, Landlord shall notify Tenant in writing whether the Right of First Offer Space for which Tenant has sought to exercise its Right of First Offer (referred to herein as the "Offer Space") is "available for lease" (as hereinafter defined). If the Offer Space is not available for lease, then the parties shall not be required to add the Offer Space to the Premises, but if the Offer Space is available for lease, the Offer Space shall be added to the Premises as hereinafter set forth.

         3. Space shall be deemed available for lease if none of the following conditions exist with respect to such space:

         a. It is currently subject to an executed lease agreement;
         b. A letter of intent for the lease of such space has been executed by Landlord; or
         c. Landlord is currently engaged in negotiations of a lease document for such space (whether pursuant to a letter of intent or otherwise).

         4. If the Offer Space is available for lease, the Offer Space shall be added to the Premises and shall be leased by Tenant upon all terms and conditions of the Lease provided:

         a. if the Offer Space is added to the Premises prior to the expiration of two (2) years following the Commencement Date, Annual Rent for such Offer Space will be equal to the Annual Rent then payable pursuant to the Lease, and any tenant improvement and other allowance shall be as set forth in the Lease, prorated based on the length of the Initial Term applicable to the Offer Space in relation to the original Initial Term set forth in the Lease;

         b. if the Offer Space is added to the Premises after the expiration of two (2) years following the Commencement Date, the rent for the Offer Space and the tenant improvement and other allowance shall be in accordance with Fair Market Rental (as defined in the Lease);

         c. the term of such the lease of the Offer Space shall be coterminous with the Term set forth in the Lease;

         d. Annual Rent with respect to such Offer Space shall commence when Landlord delivers possession of such Offer Space to Tenant; and

         e. any Offer Space taken by Tenant shall be deemed part of the Premises as of the commencement of the lease term for such Offer Space taken by Tenant.

         5. Within fifteen (15) days after the date Landlord notifies Tenant that the Offer Space is available for lease, Landlord and Tenant will enter into an amendment of the Lease reflecting (i) the addition of such Offer Space to the Premises, (ii) the increase in Annual Rent payable under the Lease as provided by this Exhibit, (iii) the increase in Tenant's Share, and (iv) such other amendments to the Lease as are necessary due to the addition of such Offer Space to the Premises.

         6. Tenant may not exercise its rights under this Exhibit if any of the following conditions are in existence:

         a. an Event of Default by Tenant under the Lease has occurred and is continuing or an event has occurred and is continuing which with the giving of notice or the passage of time, or both, would constitute an Event of Default by Tenant under the Lease; or
         b. the Premises, or any portion thereof, is sublet other than pursuant to a Permitted Transfer; or
         c. the Lease has been assigned other than pursuant to a Permitted Transfer; or
         d.  Tenant is not occupying the Premises; or
         e.  the Offer Space is not intended for the exclusive use of Tenant.

Further, Tenant's rights under this exhibit shall terminate following the occurrence of any of the following events: (a) Tenant's right to possess all or any of the Premises is properly terminated; and/or (b) any proper termination of the Lease.

         7. Disputes under this exhibit shall be subject to arbitration under the applicable provision of the Lease. Any dispute over Landlord's rejection of Tenant's acceptance for not meeting the requirements of this exhibit must be submitted for arbitration within ten (10) days of Tenant's receipt of that written notice of rejection.

         8. Notwithstanding anything contained herein to the contrary, Landlord is currently in negotiations with another tenant for the lease of approximately 100,000 rentable square feet within the Project, which comprises the remainder of the unoccupied rentable square feet in the Project and includes the Right of First Offer Space. Consequently, the Right of First Offer Space is not currently available for lease. Tenant acknowledges and agrees that (a) Landlord shall have the right to enter into said lease, (b) if Landlord enters into said lease, Tenant shall not have any rights under this exhibit until such time, if ever, as the Right of First Offer Space becomes available for lease, and (c) the entering into of said lease shall not be a default by Landlord under this exhibit.

                                   EXHIBIT I-1

                   DEPICTION OF THE RIGHT OF FIRST LEASE SPACE

                                  See attached

[A drawing (which is the same as the drawing attached to Exhibit H-1) is attached. It is shaded to reflect the space for which tenant has a right of first refusal. The space is marked as approximately 25,000 RSF.]

                                    EXHIBIT J

                            TENANT'S POWER GENERATOR

         1. For the Term of the Lease, and as partial consideration for the monies to be paid hereunder, Tenant shall have the non-exclusive right and license (the "POWER GENERATOR LICENSE"), subject to the approval of the City of North Richland Hills and all other governmental authorities having jurisdiction over the Project and Tenant's operations, to install, maintain, repair and replace from time to time, at the location outside the Building identified on the Rider C attached to the Lease (the "GENERATOR PAD"), a power generator, together with associated equipment and fuel tanks (collectively, "TENANT'S POWER GENERATOR"), to provide primary or backup power, or both, to Tenant's equipment at the Premises. Landlord has made no representations or warranties with respect to (i) Tenant's ability to install the Generator Pad and/or Tenant's Power Generator at the Project, or (ii) the manner in which Tenant's Power Generator would be integrated into the existing systems servicing the Building and/or Premises. The Generator Pad and Tenant's Power Generator shall by secured by a fence with a locked gate. During the Term, Tenant shall maintain such fencing in good repair and condition. Landlord shall provide, at no additional charge, license rights and, if applicable, riser space as necessary to connect Tenant's Power Generator to Tenant's equipment at or otherwise serving the Premises. After installing Tenant's Power Generator, Tenant shall maintain all permits necessary for the maintenance and operation of Tenant's Power Generator while it is located at the Generator Pad. Landlord agrees to cooperate with Tenant, at no expense to Landlord, to obtain any land use permits required for the construction, maintenance and operation of Tenant's Power Generator.

         2. Tenant shall, at its risk and expense, remove the Generator Pad and Tenant's Power Generator from the Project within thirty (30) days after the occurrence of any of the following events: (A) a proper termination of the Lease by Tenant or Landlord (other than a termination of the Lease by Landlord following the occurrence and during the continuance of an Event of Default); or
(B) Tenant assigns any of its interest in the Lease or sublets any portion of the Premises (other than to a Permitted Transferee). Tenant shall, at its risk and expense on or before the date of the expiration of the Term or any proper termination of the Lease or Tenant's right to possess the Premises following the occurrence and during the continuance of an Event of Default, remove the Generator Pad and Tenant's Power Generator from the Project. If Tenant fails to remove either of the Generator Pad or Tenant's Power Generator as required by the preceding two sentences, the Generator Pad or Tenant's Power Generator, as applicable, shall become the property of Landlord and Landlord (and its agents, employees or contractors) may remove the same and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant. Tenant shall, within ten (10) days after Tenant's receipt of Landlord's written request for the following reimbursement, reimburse Landlord for all costs incurred by Landlord in connection with any removal of the Generator Pad or Tenant's Power Generator, as applicable, by Landlord or its agents, employees or contractors that is permitted by this Exhibit. Prior to any removal of the Generator Pad and/or Tenant's Power Generator by or on behalf of Tenant (but excluding any removal of the Generator Pad or Tenant's Power Generator by Landlord or its agent, employee or contractor), Tenant shall (i) obtain Landlord's written approval (which approval shall not be unreasonably withheld or delayed) to the plans related to the same (Landlord's approval of such plans shall create no responsibility or liability on the part of Landlord for the completeness, design or sufficiency of such plans), (ii) obtain and maintain all permits and/or approvals required by applicable Laws with respect to the removal of the Generator Pad and/or Tenant's Power Generator and provide Landlord with sufficient evidence of the existence of such permits and/or approvals and that the removal of the Generator Pad and/or Tenant's Power Generator planned by Tenant will comply in all respects with all applicable Laws, and (iii) furnish Landlord with the written evidence of insurance that Tenant is obligated to furnish to Landlord pursuant to Section 20 of the Lease. Tenant shall repair any damage to the Generator Pad and/or Project caused by or relating to Tenant's use of Tenant's Power Generator (including, without limitation, any damage caused by its installation, maintenance, use, or removal of Tenant's Power Generator).

         3. Except for the installation costs to be paid by Landlord as is provided in Section 5.1 of the Lease, Tenant shall be solely responsible for all costs of constructing, installing, maintaining and operating the Generator Pad and Tenant's Power Generator. Prior to installing Tenant's Power Generator on the Generator Pad, Tenant must also satisfy the following conditions precedent:
(a) Tenant shall have obtained and be maintaining all permits and/or approvals required by applicable Laws with respect to the installation, maintenance and operation of the Generator Pad and Tenant's Power Generator (collectively, the "POWER GENERATOR LEGAL REQUIREMENTS") and shall have provided Landlord with sufficient evidence of the existence of such permits and/or approvals and that the installation of the Generator Pad and/or Tenant's Power Generator planned by Tenant will comply in all respects with the Power Generator Legal Requirements; and (b) Tenant shall have furnished Landlord, in the form and content required by Section 20 of the Lease, with evidence of the insurance that Tenant is obligated to furnish to Landlord pursuant to Section 20 of the Lease. Landlord's approval of any plans and specifications related to the installation of the Generator Pad and/or Tenant's Power Generator shall create no responsibility or liability on the part of Landlord for the completeness, design or sufficiency of such plans and specifications, or the compliance of the same with the Power Generator Legal Requirements. If Tenant satisfies the conditions precedent set forth above, Tenant shall install (in a good and workmanlike manner), maintain and use Tenant's Power Generator in accordance with all Power Generator Legal Requirements. Tenant shall promptly pay to Landlord or to Tenant's contractors, as the case may be, when due, the cost of all work performed in connection with the installation of the Generator Pad and Tenant's Power Generator, and upon completion, deliver to Landlord evidence of payment and waivers of all liens for labor, services or materials. Tenant shall protect, defend, indemnify and hold Landlord and all Landlord Indemnified Parties harmless from all Claims and/or liens for labor, services or materials relating to such work that may arise as a result of any failure by Tenant to satisfy its obligations set forth in this Exhibit. In the event Landlord incurs any expenses in the removal of trash or due to the cleaning of the public corridors and loading dock areas or any other areas of the Project as a direct result of Tenant's or Tenant's contractors' work, then Tenant shall reimburse Landlord for such expenses within ten (10) days of Tenant's receipt of a bill or bills from Landlord for the amount of such expenses.

         4. Landlord agrees that Rent or assessments or expenses will not be charged to Tenant for the Power Generator License. Tenant's Power Generator and the Generator Pad may only be used by Tenant and any Permitted Transferee.

         5. Tenant shall protect, defend, indemnify and hold harmless Landlord and all Landlord Indemnified Parties from all Claims resulting from and/or arising in connection with or related to the installation, maintenance, use, or removal of the Generator Pad and/or Tenant's Power Generator by Tenant, its agents or contractors or, if permitted by this Exhibit, the removal of the Generator Pad or Tenant's Power Generator by Landlord, its agents, employees or contractors, INCLUDING THOSE ARISING FROM THE NEGLIGENCE OF LANDLORD OR ANY LANDLORD INDEMNIFIED PARTIES, except to the extent that the Claim in question was caused by Landlord's or its agents', employees' or contractors' sole or gross negligence or willful misconduct. All additional equipment and work related to Tenant's Power Generator shall be located in the Premises or at the Generator Pad, unless an alternate location within the Project is approved by Landlord. If Landlord allows such additional equipment to be located outside of the Premises and the Generator Pad, Tenant and Landlord shall mutually agree upon a reasonable rental for space occupied by such equipment. Tenant and its contractors shall have access at all times to the Generator Pad and Tenant's Power Generator for the purposes of servicing, repairing, or otherwise maintaining the same.

         6. The indemnification of Landlord and Landlord Indemnified Parties in the preceding paragraph and the obligations of Tenant with respect to the removal of the Generator Pad and Tenant's Power Generator from the Project shall survive the expiration of the Term and any earlier termination of the Lease.

                                   EXHIBIT K-1

                          SHELL IMPROVEMENTS (INTERIOR)

The following building standard, commercial-grade, improvements shall be provided to the Premises at Landlord's sole cost and expense.

1. First Floor-Level concrete slab to an 1/4 inch rise or drop in 10 feet, as determined by a 10 foot straightedge placed anywhere on the slab in any direction.

2. Building standard ceiling grid installed throughout and building standard ceiling tiles boxed and ready for installation by Tenant's contractor.

3. Semi-recessed sprinkler heads including escutcheons, furnished and installed per shell building code.

4. 2 x 4 Lithonia 3" 18 Cell parabolic light fixtures with T-8 lamps and electronic ballasts (or equivalent), furnished, boxed and stacked on the floor at a ratio of 1 fixture per each 100 Rentable square foot, ready for installation by Tenant's contractor.

5.       New, commercial-grade HVAC units, each with a warranty of at least five
         (5) years, with a quality rating of at least EER 8-7 will be installed by competent professionals including all horizontal sheet metal supply and return ductwork with flex drops and diffusers in a standard grid pattern. Modifications per Tenant's plan will be at Tenant's cost. An average temperature of 70(degrees)-75(degrees) will be provided on a year-round basis, based on a maximum occupancy of one (1) person per each 200 Rentable square foot. Tenant shall have the right to install additional HVAC equipment to supplement these ratios based on business needs upon obtaining Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned.

6. All life safety systems per Code and AFA/TAS including restrooms and HVAC.

7. Furr out 5/8" gypsum wallboard on all columns and exterior walls as required - taped and bedded, sanded and ready for finish. Exterior walls will be insulated.

8. Plumbing - Provided sewer gut line below the suite and 2" domestic water service overhead and across the suite.

9. Electrical service in the building shall be provided equal to not less than 8 watts/SF of connected load consisting of 2 watts/SF for lighting (277 volts) and 6-watts/SF convenience (120 volt) service. (800 amp 480 volt, 3 phase, 4 wire service) for the sole use of Tenant, taps and distribution from the Riser at Tenant's expense.

10. Weather tight building, shell and exterior, including perimeter window frames, seals, mullions, and glazing in good condition, with Building Standard window coverings in place and new condition.

11. A new, commercial grade roof with a warranty of at least twenty (20) years will be installed by competent professionals.

Should Landlord and Tenant subsequently agree that any of these improvements will be completed by the Tenant's contractor as part of the construction of the Tenant Improvements in the Premises, Tenant shall receive a credit for any such improvements which Landlord is not required to provide, which credit shall be used to increase the Allowance, as defined in Exhibit L.

                                   EXHIBIT K-2

                              EXTERNAL IMPROVEMENTS

The following external improvements shall be provided to the Project at Landlord's sole cost and expense.

1. Parking Lot shall be newly sealed and striped. A new asphalt parking lot with an average of 2 foot-candle parking lot lighting shall be constructed to the west and shall be completed by the second move-in date (September 1, 2000). A new curb cut and approach will be constructed off Combs Road for frontage access directly in front of Tenant's entrance.

2. Landlord will, at its expense, provide three (3) windows on each side of the main entrance. One main entrance is located on the east side of the building and one is located on the south side of the building. Additionally, windows will be provided in place of existing metal doors within the Premises. Locations of existing doors are noted on the attached floor plan. A minimum of one window per panel within the Premises will be provided. A new entrance and facade shall be constructed prior to the completion date set forth in the Lease for the improvements described in this Exhibit to match appearance of existing entrances and subject to Tenant approval of designs.

3. Landlord will coordinate with the electric utility provider to provide dual electric utility feed from separate substations to the Premises. Landlord will pay all costs for the initial site improvement including electric duct bank, transformers, automatic transfer switch, conduit and conductors to the Premises. Landlord further agrees that Tenant's one time charge for the "standby substation reserved capacity" fee (the "FEE") if any and if applicable, will be limited to its pro rata share of the rentable square foot contained in the office portion of the Building as if it were 100% occupied. Representatives of TXU have estimated the cost of the Fee to be $18,279.00, of which Tenant shall pay its aforementioned pro rata share, which shall be paid be deduction from the Allowance; provided, the foregoing estimate shall not limit the Fee. The dual feed shall be provided no later than the completion date set forth in the Lease for the improvements described in this Exhibit, subject to delays beyond the control of Landlord.

4. Landlord will generally improve the exterior facade of the entire building with new EIFS and textured paint consistent with marketed plans and specifications for the Project. Also, parking areas will be generally improved by the Landlord with new landscape islands, curbs, retopping, reseal and restriping.

                                    EXHIBIT L

                                  WORK LETTER


It is agreed that Tenant will complete construction of the Initial Premises in accordance with the following terms and provisions;

1. (a) No later than May 15, 2000, Tenant shall submit to Landlord Tenant's proposed complete, architectural, electrical and mechanical plans and specifications (the "PLANS") for the construction of the Tenant Improvements in the Premises. Tenant has selected F. Brown and Associates to prepare the Plans, and Landlord has no objection to F. Brown and Associates as the "TENANT'S ARCHITECT." Accurate as-built drawings shall be provided to the Tenant's Architect. Any costs associated with providing as-built drawings shall not be charged to the Allowance (as hereinafter defined). The Plans shall be subject to Landlord's prior written approval; provided, however, that Landlord's approval rights of the plans, specifications and standards of the interior design shall be limited to items impacting structural elements, HVAC, electrical, fire protection, plumbing systems, exterior appearance and only such other items as might materially and adversely affect the Project. The cost of preparing the Plans, which shall be borne by the Tenant, may be applied against the Allowance (as hereinafter defined). As used herein, "WORK" shall mean all alterations and improvements to be constructed in accordance with and as indicated on the Plans.

         (b) Within five (5) business days following the date of Landlord's receipt of the Plans, Landlord will advise Tenant of Landlord's approval or disapproval of the Plans in accordance with item "a" above. If Landlord disapproves any aspect of the Plans, Landlord shall so notify Tenant and specify the reasons for such disapproval. Landlord may also specify how any such disapproved item may be made reasonably acceptable to Landlord, and Tenant shall, within five (5) business days thereafter, deliver to Landlord revised Plans incorporating the revisions which may be mutually agreeable between Landlord and Tenant. Approval by Landlord of the Plans shall not be unreasonably withheld, conditioned or delayed, and such approval shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable Law, but shall merely be the consent of Landlord to the performance of the Work for purposes of this Exhibit. If written notice of the Plan review, approval or disapproval is not received within the time periods indicated above, the Plans will be deemed approved.

2. Following the approval in writing by Landlord and Tenant of the Plans, Tenant shall complete the Work and shall construct the improvements contemplated by the Plans (collectively, the "TENANT IMPROVEMENTS"), in accordance with the Plans. Landlord shall not charge Tenant a construction management fee in connection with the Tenant Improvements).

3. All costs and expenses incurred in the design and construction of the Tenant Improvements shall be borne by Tenant (and are hereinafter referred to as "TENANT'S COSTS"); provided, however, (i) that Tenant shall receive a tenant improvement allowance (the "ALLOWANCE") of $25.00 per square foot of rentable square feet contained in the Initial Premises, to be credited against the Tenant's Costs in the Initial Premises, (ii) any payment or performance bonds required by Landlord or its lender in connection with the Work shall not be included in Tenant's Cost; (iii) to the extent Landlord supplies building stocked materials as a part of the Work, out of building stocked materials maintained in Landlord's warehouse, which it does not anticipate doing, such supplies shall be charged as part of Tenant's Costs at the cost paid by Landlord for such supplies; provided, Tenant shall not be required to use any building stocked materials of Landlord; and (iv) in addition to the above Allowance, Landlord shall at its sole cost and expense, provide all of the improvements set forth in Exhibit L to this Lease (collectively, the "SHELL IMPROVEMENTS") and temporary utilities, toilets, and contractor parking to the Premises and the Tenant's Contractor during construction of the Tenant Improvements, and the costs of same shall not be included in Tenant's Cost, (v) Tenant costs shall exclude any expense in causing the base building shell, mechanical and electrical core areas and equipment, common areas or parking areas to comply with applicable codes, laws, rules or regulations and (vi) Tenant costs shall exclude demolition and upgrades of exterior or common areas to meet ADA/TAS codes.

4. Landlord shall provide payment of up to $3.50 per rentable square foot of the Allowance upon execution of the Lease. The balance of the Allowance shall be paid as Tenant incurs Tenant Costs upon submission of payment requests from Tenant and during the course of construction, as payments are required under the construction contract for the Tenant Improvements, subject to the terms and conditions hereof. Tenant's right to receive reimbursement of costs incurred by Tenant from the Allowance shall be subject to submission by Tenant to Landlord of written evidence of such costs reasonably satisfactory to Landlord and its lender; provided, however, Tenant must submit all invoices and requests for payment of the Allowance within one hundred twenty (120) days of the initial Rent Commencement Date, and Tenant's right to reimbursement for any costs paid by Tenant for which it has not previously submitted invoices and request for payment shall expire one hundred twenty (120) days after the initial Rent Commencement Date.

5. In the event the Allowance is not completely utilized, Tenant shall receive a credit against Annual Rent due and accruing in the amount of the unused Allowance. The Allowance may not be used towards the purchase of any furniture.

6. The Tenant's Costs shall also include the out of pocket, third party costs incurred by Tenant for the purchase and installation of telecommunication equipment in the Premises, space planning and design costs, project management costs, security, data/phone cabling, moving and relocation costs.

7. Tenant may, at its option and by written notice to Landlord, elect to increase the Allowance to pay additional Tenant's Costs by up to but not in excess of an additional $5.00 per rentable square foot in the Initial Premises; provided, however, if Tenant elects to do so, the Annual Rent (and monthly payments thereof) under Sections 1.7(b) and 1.7(c) shall increase by an amount sufficient to amortize such increase at an annual interest rate of 13% and for a period of time equal to the remainder of the Initial Term. Tenant's right to increase the Allowance shall expire ninety (90) days after the initial Rent Commencement Date.

8. If Tenant requests any changes in the Plans, Tenant shall present Landlord with revised drawings and specifications for Landlord's approval, which approval will not be unreasonably withheld, conditioned or delayed. If Landlord approves such changes, Tenant shall incorporate such changes in the Tenant Improvements.

9. Tenant will obtain bids for the construction of the Work pursuant to the Plans from three (3) contractors acceptable to Tenant and Landlord. Within five
(5) business days after bids are received by the Tenant, Tenant shall notify Landlord in writing which bid Tenant selects, and the Approved Contractor whose bid is accepted by Tenant shall be the contractor (the "TENANT'S CONTRACTOR") for the construction of the Work. In order to expedite the completion of the Work, Tenant may select the Tenant's Contractor, without complying with the foregoing competitive bid process, subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed by Landlord.

10. Following the selection of the Tenant's Contractor, Tenant shall, subject to the terms and provisions of this Exhibit, enter into a construction contract with the Tenant's Contractor to commence and complete the Work substantially in accordance with the Plans at or before the Commencement Date. The construction contract between Tenant and the Tenant's Contractor shall be subject to Landlord's reasonable approval. All contractors and subcontractors doing work in the Project must be approved by Landlord. The Tenant's Contractor and all other contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance and copies of such certificates of insurance must be received by Landlord before the Work or any other work other Project is commenced. The Work shall be performed in a good and workmanlike manner that is free of defects and is in conformance with the Plans. The Work shall be performed in such a manner and at such times as to maintain harmonious labor relations and not to interfere with or delay Landlord's other contractors, the operation of the Building, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.). All approvals of Landlord pursuant to this paragraph must be in writing and shall not be unreasonably withheld, conditioned or delayed by Landlord.

11. For the purposes of this Work Letter, the term "completion" of the Tenant Improvements or of the Work shall mean substantial completion of such Improvements in all material respects excepting only minor finish and touch-up work which does not interfere with the occupancy of the Premises by Tenant, as mutually determined by Landlord's and Tenant's architect, whose determination shall be binding upon Landlord and Tenant. To the extent completion is delayed by any act or omission of Landlord or its employees, agents or contractors, the date of completion shall be the date when completion would have been achieved in accordance herewith if such Landlord (or its employee, agent or contractor) delay had not taken place.

12. Tenant's approval of any matter pursuant to this Exhibit shall not be unreasonably withheld, conditioned or delayed. If Tenant's approval is requested and if Tenant has not, within seven (7) business days after Landlord's request for such approval is submitted to Tenant, notified Landlord in writing whether Tenant approves or does not approve the matter, Tenant would be deemed to have approved the matter. If Tenant withholds its approval of any matter on grounds considered by Tenant to be reasonable and Landlord disputes that such withholding of Tenant's approval is based on reasonable grounds, such dispute shall be submitted for resolution by binding arbitration in accordance with the terms, conditions and provisions of the Exhibit F attached to the Lease. In the same manner, the foregoing requirements and consequences shall also apply to the performance of the Landlord.

13. Landlord acknowledges that Tenant has selected The Staubach Company as its representative (the "TENANT'S CONSTRUCTION REPRESENTATIVE") in the design and construction process. Landlord will afford Tenant's Construction Representative access to the site and copy the Tenant's Construction Representative on all correspondence to the Tenant related to the completion of the Work.

14. Tenant agrees to obtain and to furnish to Landlord a Certificate of Occupancy for the Initial Premises from applicable local authorities on or before the Rental Commencement Date.

                                     RIDER A

          LIST OF PROHIBITED COMPANIES (FOR PURPOSES OF SECTION 6.4(c))

                                 See attached.

                                    RIDER A

ASAP
Cambridge Technology Partners, Inc.
Centos
Corporate Software & Technology
Compucom Systems, Inc.
CompUSA
Compaq
Convergys
Cytel
Data Return
DecisionOne Corporation
Dell
Entex
General Electric
Hewlett Packard
Inacom
Keane, Inc.
Lucent Technologies
March First
MCI Worldcom
Microsoft Consulting
National Tech Team
Softmart
Softchoice
Softwarehouse International
Startek
Stream International, Inc.
Sykes Enterprises Incorporated
Vanstar
Wareforce

                                     RIDER B

                               SATELLITE DISH AREA

         The location of Satellite Dish Area shall be selected by Landlord and such location shall subject to the prior written approval of Tenant, such approval not to be unreasonably withheld, conditioned or delayed.

                                     RIDER C

                          LOCATION OF THE GENERATOR PAD

         The location of the Generator Pad shall be selected by Landlord and such location shall subject to the prior written approval of Tenant, such approval not to be unreasonably withheld, conditioned or delayed.

                                     RIDER D

                 PERSONNEL WHICH LANDLORD CURRENTLY ANTICIPATES
        WILL BE EMPLOYED AT LEAST IN PART FOR OR ON BEHALF OF THE PROJECT



5201 RUFE SNOW DRIVE
North Richland Hills, Texas
Pass-through Operating Expenses - 2000 Estimate

200,603 Sq. Ft.

                                            COST/RSF
                                            --------
Administrative                              $   0.24

Management Fees                             $   0.36

Repairs & Maintenance
    Lighting                                $   0.06
    Exterior Landscape                      $   0.14
    Life Safety                             $   0.01
    Exterminating                           $   0.01
    Parking Maintenance                     $   0.02
    Common Area HVAC                        $   0.05
    Misc. Maintenance & Repairs             $   0.06
                                            --------
    Sub-total                               $   0.35

Cleaning
    Common Area Cleaning                    $   0.06
    Trash Removal                           $   0.06
    Window Washing                          $   0.01
                                            --------
    Sub-total                               $   0.13

Security
    Security Patrol Svc                     $   0.03
                                            --------
    Sub-total                               $   0.03

Utilities
    Electricity - Common Use                $   0.15
    Water                                   $   0.12
                                            --------
    Sub-total                               $   0.27

Property Taxes                              $   0.31

Insurance                                   $   0.12

TOTAL ESTIMATED P/T OPERATING EXPENSES      $   1.81
                                            ========

Janitorial Services - Tenant Spaces         $   0.65

HVAC Service - Tenant Spaces                $   0.21

Electrical Costs - Tenant Spaces            $   1.50

FULL SERVICE COSTS                          $   4.27
                                            ========

                                     RIDER E

                        INITIAL NON-DISTURBANCE AGREEMENT

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT


         THIS AGREEMENT, made by and between The First National Bank of Athens ("Lender") and ______________________________________________ ("Tenant").

         WHEREAS, Lender is the holder of that certain Promissory Note dated _____________, executed by _____________________________ payable to the order of
Lender in the original principal sum of $_________________ (the "Note") which is secured by that certain Deed of Trust dated of even date therewith to Larry D. Abernathy, as Trustee for Lender duly recorded in the Deed of Trust/Land Records of _______________ County, Texas (the "Deed of Trust"), which encumbers the property described therein (the "Property"); and

         WHEREAS, Tenant is lessee under that certain Lease Agreement dated ______________ (the "Lease"), by and between Tenant and _____________________
(the "Landlord"), relating to the premises (or a portion thereof) which is more particularly described in Exhibit "A" attached hereto (the "Premises"); and

         WHEREAS, Lender is requiring, under its Loan Agreement with Landlord, that Tenant enter into this Agreement, pursuant to the terms set forth herein.

         NOW, THEREFORE, in consideration of the premises and the promises herein stated, for Ten Dollars ($10.00) in hand paid and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

         1. Subordination. Tenant has subordinated and does hereby subordinate the Lease, together with any and all rights, title, interests, estates, options, liens and charges created thereby, to (i) the Deed of Trust, (ii) the Loan Documents (as defined in the Note), (iii) any and all advances made thereunder and (iv) any and all renewals, modifications, consolidations, replacements, extensions, transfers and assignments thereof. The Loan Documents shall be superior to the right, title, interest and estate of Tenant in and to the Premises by virtue of the Lease. The Loan Documents may be amended from time to time without the consent of Tenant.

         2. Nondisturbance. The Lender, for itself, its successors and assigns, and any foreclosure purchaser, hereby stipulates and agrees that Tenant shall not be denied the possession and enjoyment of the Premises leased to it by Landlord under the Lease in the event of any foreclosure or other takeover of such Premises by Lender, its successors or assigns, or foreclosure purchaser; so long as Tenant shall be and remain in compliance with all of the terms and conditions of the Lease.

         3. Attornment. In the event Lender or a transferee, assignee or purchaser from Lender becomes the owner of the Premises, by foreclosure, conveyance in lieu of foreclosure, deed under power of sale or otherwise, then Tenant shall attorn to and recognize Lender or the transferee, assignee or purchaser from Lender as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Lender or a transferee, assignee or purchaser from Lender shall assume or become liable (subject to the limitations in this Paragraph 3) for Landlord's obligations under the Lease which liabilities and obligations arise or accrue from and after the date Lender or such transferee, assignee or purchaser from Lender becomes the owner of the Premises; provided, further, that if thereafter Lender or a transferee, assignee or purchaser from Lender shall sell the Premises and transfer the Lease to a third party who pursuant to a written agreement agrees to assume and perform all of the duties and obligations of the landlord under the Lease, Lender or such transferee, assignee or purchaser from Lender (or its assignee, as applicable) shall be released from all further liability under the Lease arising after such transfer to and assumption by the third party. In no event shall Lender or any transferee, assignee or purchaser from Lender be liable for any act, omission or default of any prior Landlord; liable for the return of any security deposit; subject to any offsets or defenses that Tenant might have against any prior Landlord; or bound by any rent or additional rent that Tenant may have paid more than one month in advance to any prior Landlord.

         4. Notices. So long as the Loan Documents remain outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner hereinbelow provided and contemporaneously with mailing or delivering such notice to Landlord, a copy of each written notice of any default or claimed default by Landlord under the Lease (whether or not Tenant is obligated under the Lease to give written notice thereof to the Landlord). Within thirty (30) days (or longer, as hereinafter provided), after Lender's receipt of notice from Tenant of a default or claimed default on the part of Landlord under the Lease, Lender may, but shall have no obligation to, cure such default or claimed default, pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of Landlord by the terms of the Lease; and all payments so made and all things so done and performed by Lender shall be as effective to prevent the rights of Landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by Landlord. In the event it becomes necessary for Lender to exercise its rights under the Loan Documents, whether as a result of Landlord's default under the Lease or otherwise, and thereby seek to obtain title to the Premises in Lender's name or the name of its nominee by foreclosure, conveyance in lieu of foreclosure, deed under power of sale or otherwise, Tenant agrees that Lender or its nominee shall have a reasonable period of time to obtain title and assume (subject to the limitations in Paragraph 3 hereof) Landlord's obligations under the Lease, which obligations shall arise or accrue after the date Lender or nominee obtains title.

         5. No Amendments. So long as the Loan Documents remain outstanding and unsatisfied, Landlord and Tenant will not alter or amend any of the terms, provisions or requirements of the Lease without the prior written consent of Lender. In the event that Landlord and Tenant make such an alteration or amendment without the prior written consent of Lender, Lender shall not be bound by such alteration or amendment.

         6. Assignment of Lease. Tenant acknowledges that Landlord will execute and deliver or has executed and delivered to Lender an assignment of the Lease as security for the Loan, and Tenant hereby expressly consents to such assignment.

         7. Addresses. Any and all notices, elections, or demands permitted or required to be made under this Agreement shall be in writing, signed by the party (or its counsel) giving such notice, election or demand, and shall be delivered personally, or sent by registered or certified United States Mail, postage prepaid, return receipt requested, to the other party at the address set forth below, or at such other address within the Continental United States of America as may have therefor been designated in writing at least ten (10) days in advance. All notices, election or demands shall be effective upon being delivered personally or being deposited in the United States Mail as aforesaid.

For the purposes of this Agreement, the address of Landlord is:

         -----------------------------------

         -----------------------------------

         -----------------------------------

For the purposes of this Agreement, the address of Tenant is:

         -----------------------------------

         -----------------------------------

         -----------------------------------

For the purposes of this Agreement, the address of Lender is:
         125 North Prairieville
         P. O. Box 751
         Athens TX  75751

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this ___ day of _________________, 2000.

LENDER:

The First National Bank of Athens


By:
   ----------------------------
      Its
         ----------------------



TENANT:


----------------------------


                               CONSENT BY LANDLORD

         ____________________________ hereby consents and stipulates to the provisions of the foregoing Subordination, Non-Disturbance and Attornment Agreement.



---------------------------------


(ADD ACKNOWLEDGMENTS)